Exhibit 10.1

CREDIT AND SECURITY AGREEMENT

AMONG

KEYBANK NATIONAL ASSOCIATION,

as “Agent”

and

Those lending institutions set forth on

Schedule 1 hereto

as “Lenders”

and

B.R. JOHNSON, LLC

and

Each other Person which from time to time

becomes a Borrower hereunder

as “Borrowers”

and

Certain other Credit Parties from time to time party hereto

November 1, 2016

TABLE OF CONTENTS

i

ii

iii

iv

v

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vii

EXHIBIT A REVOLVING CREDIT NOTE A-1

EXHIBIT B NOTICE OF LOAN B-1

EXHIBIT C COMPLIANCE CERTIFICATE C-1

EXHIBIT D ASSIGNMENT AND ASSUMPTION D-1

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CREDIT AND SECURITY AGREEMENT

This CREDIT AND SECURITY AGREEMENT (as the same may from time to time be amended, restated, supplemented or otherwise modified, this “Agreement”) is made effective as of the 1st day of November, 2016, among B.R. JOHNSON, LLC, a Delaware limited liability company (“BRJ”), each other Person which may be added as a “Borrower” hereto, subsequent to the date hereof (collectively, together with BRJ, the “Borrowers”, and each individually, a “Borrower”), certain Credit Parties (as hereinafter defined) which from time to time become party hereto, the lending institutions from time to time party hereto (collectively, “Lenders”, and individually, “Lender”), and KEYBANK NATIONAL ASSOCIATION (“KeyBank”, and in its capacity as agent for the Lenders under this Agreement, “Agent”).

WITNESSETH:

WHEREAS, Borrowers, the other Credit Parties and the Lenders desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to Borrowers upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, it is mutually agreed as follows:

ARTICLE I. DEFINITIONS AND GENERAL TERMS

SECTION 1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

“Acquisition” shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person, or any business or division of any Person, (b) the acquisition of in excess of 50% of the Capital Stock of any Person, or (c) the acquisition of another Person (other than a Credit Party) by a merger or consolidation or any other combination with such Person.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by Agent.

“Advantage” shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Lender in respect of the Debt, if such payment results in that Lender having less than its Pro Rata Share of the Applicable Debt then outstanding, than was the case immediately before such payment.

“Affiliate” shall mean, with respect to a specified Person (a) an officer or directors of such Person, (b) another Person that directly or indirectly, controls or is controlled by or is under direct or indirect common control with the Person specified; and “control” (including the correlative meanings, the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of (i) 10% or more of the Voting Power of such Person, or (ii) the power to direct or cause the direction of the management and policies of such specified Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither any Lender nor any of its Affiliates shall be deemed or construed to be an Affiliate of the Companies.

“Agent” shall have the meaning given to such term in the opening paragraph of this Agreement and shall include any successor agent appointed pursuant to the provisions of Article X hereto.

“Agent’s Report” shall have the meaning given to such term in Section 2.3(c) hereof.

“Aggregate Commitment Percentage” shall mean, for any Lender, as of any date, the percentage calculated by dividing (a) the Revolving Credit Commitments of such Lender, or if the Revolving Credit Commitments have expired or have been terminated or otherwise reduced to $0, then the amount outstanding under the Revolving Credit Notes of such Lender, by (b) the aggregate, on such date, of the Revolving Credit Commitments of all Lenders, or if the Revolving Credit Commitments have expired or have been terminated or otherwise reduced to $0, then the amount outstanding under the Revolving Credit Notes of all Lenders.

“Anti-Terrorism Laws” shall mean any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).

“Applicable Commitment Percentage” shall mean, for each Lender, with respect to the Revolving Credit Commitment, the percentage set forth opposite such Lender’s name under the column headed “Revolving Credit Commitment Percentage” as described in Schedule 1 hereto.

“Applicable Debt” at any time shall mean, with respect to the Revolving Credit Commitment, collectively, (i) all Debt incurred by Borrowers to Agent or the Lenders pursuant to this Agreement and includes the principal of and accrued and unpaid interest on all Notes at such time, and (ii) each extension, renewal or refinancing thereof in whole or in part.

“Applicable Margin” means 250 basis points for Eurodollar Loans or Overnight LIBOR Loans and zero (0) basis points for Base Rate Loans.

“Applicable Tax Percentage” shall mean the greater of (i) the highest effective marginal combined rate of federal, state, and local income taxes for an individual, and (ii) the highest effective marginal combined rate of federal, state and local income taxes applicable to a corporation.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assigned Contracts” means, collectively, all of each Credit Party’s rights and remedies under, and all moneys and claims for money due or to become due to any Credit Party under any contract with respect to the BRJ Acquisition Documents or any other Acquisition to which any Credit Party is or becomes a party, and any and all amendments, supplements, extensions, and renewals thereof including all rights and claims of any Credit Party now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (b) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (c) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

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“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.10), and accepted by Agent, in substantially the form of Exhibit D or any other form approved by Agent.

“Banking Services” shall mean each and any of the following bank services provided to any Credit Party by Agent or any Lender or any their respective affiliates: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, returned items, overdrafts and interstate depository network services).

“Banking Services Obligations” shall mean any and all obligations of any one or more of the Credit Parties to Agent or any Lender or any their respective affiliates, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate, (b) one-half of one percent (.50%) in excess of the Federal Funds Effective Rate, and (c) one hundred (100) basis points in excess of the London Interbank Offered Rate for loans in Eurodollars with an Interest Period of one month (or, if such day is not a Business Day, such rate as calculated on the most recent Business Day). Any change in the Base Rate shall be effective immediately from and after such change in the Base Rate.

“Base Rate Loan” shall mean a Loan on which Borrowers shall pay interest at a rate based on the Base Rate.

“Blocked Person” shall have the meaning given to such term in Section 7.26 hereof.

“Borrower” and “Borrowers” shall have the meaning given to such terms in the opening paragraph of this Agreement.

“Borrowing Agent” shall mean BRJ.

“BRJ” shall have the meaning given to such term in the opening paragraph of this Agreement.

“BRJ Acquisition” shall mean the acquisition by BRJ of substantially all of the assets of BRJ Seller, pursuant to the terms and conditions of the BRJ Acquisition Documents.

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“BRJ Acquisition Agreement” shall mean that certain Asset Purchase Agreement dated on or about the date hereof among BRJ Seller, William A. Harfosh, Michael V. Howard, Anthony C. Minieri, Arthur P. Brillanti, BRJ, William J. Maggio, Charles A. Rider, Richard F. Gioia and Justin M. Reich.

“BRJ Acquisition Documents” shall mean the BRJ Acquisition Agreement and all agreements, instruments and documents executed pursuant thereto or in connection therewith, as any of the foregoing may be amended, restated or otherwise modified from time to time.

“BRJ Seller” shall mean B.R. Johnson, Inc., a New York corporation.

“Business Day” shall mean a day of the year on which banks are not required or authorized to close in Cleveland, OH, and if the applicable Business Day relates to any Eurodollar Loan, a day on which dealings are carried on in the London interbank eurodollar market.

“Capital Distribution” shall mean a payment made, liability incurred or other consideration given for the purchase, acquisition, redemption or retirement of any Capital Stock of any Company or as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in Capital Stock of the Company in question) in respect of any Company’s Capital Stock.

“Capital Expenditures” shall mean, for any Person and for any period, the aggregate amount of all expenditures made, directly or indirectly, by such Person and its Consolidated Subsidiaries during such period which should be capitalized in accordance with GAAP and, without duplication, the principal portion of Capital Lease Obligations paid by such Person and its Consolidated Subsidiaries during such period.

“Capital Lease” shall mean, as applied to any Person, any lease of (or any other agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such person.

“Capital Lease Obligation” shall mean with respect to any Capital Lease, the amount of the obligation of the lessee thereunder which would, in accordance with GAAP, appear on a balance sheet of such lessee (or the notes thereto) in respect of such Capital Lease and, for purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” shall mean (a) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including without limitation, shares of common stock, preferred stock or preference stock, in any Person which is a corporation, (b) all partnership interests (whether general or limited) in any Person which is a partnership, (c) all membership interests or limited liability company interests in any Person which is a limited liability company, and (d) all equity or ownership interests in any Person of any other type.

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“Cash Collateral Account” shall mean a commercial Deposit Account designated as a “cash collateral account” and maintained by a Credit Party with Agent or its designee, without liability by Agent or the Lenders to pay interest thereon, from which account Agent shall have the exclusive right to withdraw funds until all of the Secured Debt is paid in full.

“Cash Equivalents” shall mean (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than nine (9) months from the date of acquisition, (b) certificates of deposit with maturities of six (6) months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six (6) months and overnight bank deposits, in each case with any Lender that is a domestic commercial bank having capital and surplus in excess of $100,000,000 or any other domestic commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (a) and (b) entered into with any financial institution meeting the qualifications specified in clause (b) above, (d) commercial paper issued by any Lender or the parent corporation of any Lender, and commercial paper rated A-1 or the equivalent thereof by Standard & Poor’s or P-1 or the equivalent thereof by Moody’s and in each case maturing within six (6) months after the date of acquisition, (e) money market accounts or funds containing only assets of types described in clauses (a) through (d) above.

“Change in Control” shall mean the occurrence of any event (whether in one or more transactions) which results in (i) Sponsor and Senior Subordinated Creditor in the aggregate ceasing to directly own and control at least 51% of the outstanding Voting Power of BRJ, (ii) Sponsor ceasing to have the right under BRJ’s Limited Liability Company Agreement to elect the majority of the Board of Managers of BRJ, or (iii) each Borrower ceasing to, directly or indirectly, own and control 100% of each class of the outstanding Capital Stock of each of such Borrower’s Subsidiaries.

“Closing Date” shall mean the effective date of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

“Collateral” shall have the meaning ascribed thereto in Section 6.1.

“Commitment” shall mean the obligation hereunder of each Lender as set forth on Schedule 1, in its sole and absolute discretion, to make Loans pursuant to the Revolving Credit Commitment and to participate in the issuance of Letters of Credit up to the Maximum Amount for such Lender, as such amounts may be reduced or adjusted pursuant to the terms hereof.

“Commitment Period” shall mean the period from the Closing Date until DEMAND by Agent or the Lenders, or such earlier date on which the Commitment shall have been terminated pursuant to Article IX hereof.

“Commodity Account” shall mean an account maintained by a commodity intermediary in which a commodity contract is carried for a commodity customer.

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“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” shall mean any Borrower or any Subsidiary.

“Companies” shall mean all Borrowers and all Subsidiaries.

“Compliance Certificate” shall mean a certificate, substantially in the form of the attached Exhibit C.

“Consolidated” shall mean the resultant consolidation of the financial statements of BRJ and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 7.17 hereof.

“Consolidated Depreciation and Amortization Expense” shall mean, for any Person and for any period, the Consolidated depreciation and amortization expense of such Person and its Consolidated Subsidiaries for such period, determined in accordance with GAAP.

“Consolidated EBITDA” shall mean, for any Person and for any period of determination, without duplication, such Person’s Consolidated Net Income for such period increased, to the extent deducted in the calculation of Consolidated Net Income, by the sum of such Person’s (i) Consolidated Interest Expense, plus (ii) Consolidated Income Tax Expense, plus (iii) Consolidated Depreciation and Amortization Expense, plus (iv) Sponsor Management Fees to the extent permitted in this Agreement and to the extent such items have been expensed and have reduced the calculation of Consolidated EBITDA, plus (v) one-time fees and expenses incurred on or prior to 90 days following the Closing Date in connection with the transactions contemplated by this Agreement and the BRJ Acquisition Agreement in an amount not to exceed $500,000 and to the extent not capitalized. For purposes of this definition, each reference to Person shall be deemed to include such Person and its Subsidiaries on a Consolidated basis.

“Consolidated Fixed Charge Coverage Ratio” shall mean, for any Person and for any period, the ratio of (a) Consolidated EBITDA, to (b) Consolidated Fixed Charges.

“Consolidated Fixed Charges” shall mean, for any period, on a Consolidated basis and in accordance with GAAP, the sum, without duplications, of (a) the current maturities of long-term Indebtedness of the Companies, (b) the current maturities of Capital Leases, (c) Consolidated Interest Expense, (d) Unfunded Capital Expenditures, (e) Capital Distributions by BRJ to the extent permitted under this Agreement (to the extent paid in cash), (f) Consolidated Income Tax Expense for such period (to the extent paid in cash), and (g) Sponsor Management Fees paid in cash (to the extent not already expensed and included in the determination of Consolidated EBITDA).

“Consolidated Income Tax Expense” shall mean, for any Person and for any period, on a Consolidated basis, the aggregate of all Federal, state, local and foreign taxes, based upon income and franchise tax expense of such Person and its Consolidated Subsidiaries for such period, determined in accordance with GAAP.

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“Consolidated Interest Expense” shall mean, for any Person and for any period, on a Consolidated basis, the aggregate amount of interest expense (including the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting and amortization of original issue discount) and all but the principal component of rentals in respect of Capital Leases, paid, accrued and/or scheduled to be paid or accrued by such Person and its Consolidated Subsidiaries during such period (including, without limitation, any payment-in-kind interest accrued during such period), all determined in accordance with GAAP. For purposes of this definition, interest on a Capital Lease will be deemed to accrue at an interest rate reasonably determined in accordance with GAAP.

“Consolidated Net Income” shall mean, for any Person and for any period, on a Consolidated basis, the net income (loss) of such Person and its Consolidated Subsidiaries for such period, determined in accordance with GAAP, provided that: (a) all gains and all losses realized by such Person and its Consolidated Subsidiaries upon the sale or other disposition (including, without limitation, pursuant to sale and leaseback transactions) of property or assets which are not sold or otherwise disposed of in the ordinary course of business, or pursuant to the sale of any capital stock of such person or any Subsidiary, shall be excluded, (b) all items of gain or loss which are properly classified as extraordinary in accordance with GAAP shall be excluded, (c) all items which are properly classified in accordance with GAAP as cumulative effects of accounting changes shall be excluded, and (d) net income (loss) of any Person which is not a Subsidiary of such Person and which is Consolidated with such Person or is accounted for by such Person by the equity method of accounting shall be included in the calculation of Consolidated Net Income hereunder only to the extent of the amount of dividends or distributions paid to such Person.

“Controlled Group” shall mean a Company and each “person” (as therein defined) required to be aggregated with a Company under Code Sections 414(b), (c), (m) or (o).

“Copyright” shall mean any copyright, any copyrightable work, any registration or recording of any copyright or copyrightable work, and any application in connection with any copyright or copyrightable work, including, without limitation, any such registration, recording, or application in the United States Copyright Office or in any similar office or agency of the United States, any State thereof, or any other country or political subdivision of such other country, and any renewal of any of the foregoing.

“Copyright License” shall mean any agreement granting any right in any Copyright, as the same may from time to time be amended, restated or otherwise modified.

“Credit Party” shall mean any Borrower or any other Person that shall join as a Credit Party hereunder pursuant to the terms of Section 5.22 hereof.

“Credit Parties” shall mean all Borrowers and all other Persons that join as a Credit Party hereunder pursuant to the terms of Section 5.22 hereof.

“Debt” shall mean, collectively, (a) all Indebtedness incurred by Borrowers to Agent and the Lenders pursuant to this Agreement and includes the principal of and interest on all Loans; (b) each extension, renewal or refinancing thereof in whole or in part; (c) the commitment and other fees and any prepayment fees payable hereunder; (d) all Related Expenses; and (e) all other obligations of Borrowers under this Agreement and the Loan Documents.

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“Default” shall mean an event or condition that, with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default and which has not been waived by the Required Lenders (or all of the Lenders if required by Section 11.3) in writing or fully corrected prior to becoming an actual Event of Default.

“Defaulting Lender” means any Lender who: (a) has failed, within one Business Day of the date required to be funded or paid, to (i) fund any portion of its portion of any incurrence of Loans, (ii) if applicable, fund any portion of its participation in Letters of Credit or (iii) pay over to Agent, or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including a particular Default or Event of Default, if any) has not been satisfied; (b) has notified Borrowers or Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including a particular Default or Event of Default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within one Business Day after request by Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and, if applicable, participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Agent’s receipt of such certification in form and substance satisfactory to Agent; (d) has become the subject of any action or proceeding of a type described in Section 8.12 hereof; or (e) has failed at any time to comply with the provisions of Section 9.5 with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders.

“Default Rate” means (a) with respect to any Loan or other Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto, and (b) with respect to any other amount, if no rate is specified or available, a rate per annum equal to two percent (2%) in excess of the Derived Base Rate from time to time in effect.

“Derived Base Rate” means a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for Base Rate Loans plus the Base Rate.

“Derived Eurodollar Rate” means a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for Eurodollar Loans plus the Eurodollar Rate.

“Derived Overnight LIBOR Rate” means a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for Overnight LIBOR Loans plus the Overnight LIBOR Rate.

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“Designated Lender” means (a) a Lender; (b) any commercial bank organized under the laws of the United States or any State, having been consented to by the Required Lenders and Agent, and having total assets in excess of $3,000,000,000 and a reported unimpaired capital and surplus of at least $150,000,000, (c) any savings and loan association or savings bank organized under the laws of the United States or any State, having been consented to by the Required Lenders and Agent, and having total assets in excess of $3,000,000,000 and a reported unimpaired capital and surplus of at least $150,000,000, and (d) any finance company or other financial institution (other than any described in the immediately preceding clauses (b) or (c)) organized under the laws of the United States or any State and engaged in making commercial loans in the ordinary course of its business, having been consented to by the Required Lenders and Agent, and having total assets in excess of $3,000,000,000 and a reported unimpaired capital and surplus of at least $150,000,000.

“Dodd-Frank Act” means the Dodd–Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173) signed into law on July 21, 2010, as amended from time to time.

“Dollars” and the sign “$” shall mean the lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Person.

“Eligible Assignee” means (a) a Lender; (b) an affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by (i) Agent, and (ii) unless an Event of Default has occurred and is continuing, Borrowers (such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include Borrowers, Sponsor, or any of Borrowers’ or Sponsor’s Affiliates or Subsidiaries.

“Environmental Laws” shall mean all legally binding provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning occupational health and safety with respect to hazardous substances and protection of, or regulation of the discharge of substances into, the environment.

“Equipment” shall mean goods other than Inventory, farm products or consumer goods.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto, in each case, as in effect from time to time.

“ERISA Event” shall mean (a) the existence of any condition or event with respect to an ERISA Plan that presents a risk of the imposition of an excise tax or any other liability on a Company or of the imposition of a Lien on the assets of a Company; (b) a Controlled Group member has engaged in a non-exempt “prohibited transaction” (as defined under ERISA Section 406 or Code Section 4975) or a breach of a fiduciary duty under ERISA that could result in liability to a Company; (c) a Controlled Group member has applied for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307; (d) a Reportable Event has occurred with respect to any Pension Plan as to which notice is required to be provided to the PBGC; (e) a Controlled Group member has withdrawn from a Multiemployer Plan in a “complete withdrawal” or a “partial withdrawal” (as such terms are defined in ERISA Sections 4203 and 4205, respectively); (f) a Multiemployer Plan is in or is likely to be in reorganization under ERISA Section 4241; (g) an ERISA Plan (and any related trust) that is intended to be qualified under Code Sections 401 and 501 fails to be so qualified or any “cash or deferred arrangement” under any such ERISA Plan fails to meet the requirements of Code Section 401(k); (h) the PBGC takes any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or a Controlled Group member takes steps to terminate a Pension Plan; (i) a Controlled Group member or an ERISA Plan fails to satisfy any requirements of law applicable to an ERISA Plan; (j) a claim, action, suit, audit or investigation is pending or threatened with respect to an ERISA Plan, other than a routine claim for benefits; or (k) a Controlled Group member incurs or is expected to incur any liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, et. seq. or Code Section 4980B.

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“ERISA Plan” shall mean an “employee benefit plan” (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

“Eurocurrency Reserve Percentage” shall mean, for any day, that percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in Cleveland, Ohio, in respect of Eurocurrency Liabilities. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.

“Eurodollar Loan” shall mean a Loan described in Section 2.1 hereof, that shall be denominated in Dollars and on which Borrowers shall pay interest at a rate based upon the Eurodollar Rate.

“Eurodollar Rate” means, with respect to a Eurodollar Loan, for any Interest Period, a rate per annum equal to the quotient obtained by dividing (a) the rate of interest, determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such Eurodollar Loan, equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars) as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as shall be selected by the Agent from time to time in its reasonable discretion, applicable to Dollar deposits in immediately available funds with a maturity comparable to such Interest Period, provided that, in the event that such rate quotation is not available for any reason, then the Eurodollar Rate shall be the average of the per annum rates at which deposits in immediately available funds in Dollars for the relevant Interest Period and in the amount of the Eurodollar Loan to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to the Agent (or an affiliate of the Agent, in the Agent’s discretion) by prime banks in any Eurodollar market reasonably selected by the Agent, determined as of 11:00 A.M. (London time) (or as soon thereafter as practicable), two Business Days prior to the beginning of the relevant Interest Period pertaining to such Eurodollar Loan; by (b) 1.00 minus the Eurocurrency Reserve Percentage. With respect to the Revolving Loan, “Eurodollar Rate” is further defined as the value from above, rounded up to the next one sixteenth percent (“1/16th%”); provided, however, that no such rounding shall take place if a Hedge Agreement with Agent, any Lender or any of their respective Affiliates is in effect with respect to the Revolving Loans.

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“Event of Default” shall mean an event or condition that constitutes an event of default as defined in Article VIII hereof.

“Excess Cash Flow” shall mean, as calculated for any period in accordance with GAAP, (a) Consolidated EBITDA during such period, minus (b) Consolidated Fixed Charges for such period.

“Excluded Accounts” shall mean (a) up to three (3) Deposit Accounts which are not maintained with KeyBank so long as (i) the maximum amount at any time in any such account is not more than $10,000, and (ii) the maximum aggregate amount at any time in all such accounts is not more than $50,000, (b) any other Deposit Accounts used exclusively to fund payroll obligations (including payroll taxes and other employee wage and benefit payments) so long as the Credit Parties shall not maintain funds on deposit therein or credited thereto at any time in excess of 105% of the amounts necessary to fund such payroll obligations and any related payroll processing expenses routinely paid from such accounts on a current basis, and (c) Deposit Accounts used for segregating 401(k) contributions.

“Excluded Property” means (a) any rights of a Credit Party in any contract, license, right or other agreement if under the terms thereof, or any applicable law with respect thereto, the valid grant of a security interest therein to Agent is prohibited and such prohibition has not been waived or the consent of the other party to such contract or license has not been obtained or, under applicable law, such prohibition cannot be waived, provided however that the “Excluded Property” shall not be interpreted (i) to apply to any contract, license, right or other agreement to the extent the applicable prohibition is ineffective or unenforceable under the UCC (including Sections 9-406 through 9-409 or any other applicable law), or (ii) so as to limit, impair or otherwise affect Agent’s or any Lender’s unconditional continuing security interest in and Lien upon any rights or interests of such Credit Party in or to moneys due or to become due under any such contract, license, right or other agreement (including any Accounts); and (b) any intent-to-use trademark application to the extent that, and solely during the period in which, the grant of a security interest therein to Agent would impair the validity or enforceability of such intent-to-use trademark application or the trademark that is the subject of such application under federal law; provided that the proceeds of any of the foregoing property (including, without limitations, proceeds from the sale or other disposition thereof) shall not constitute Excluded Property.

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“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guaranty of such Credit Party becomes effective with respect to such related Swap Obligation.

“Excluded Taxes” shall mean with respect to Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of Borrowers hereunder (i) any taxes imposed on or measured in whole or in part by its revenue or net income and franchise or other taxes imposed on it in lieu thereof by the United States or by any jurisdiction in which such Lender or Agent (a) is organized or incorporated, (b) maintains its principal office, (c) has a lending office or as a result of any other present or former connection between such recipient and such jurisdiction (other than any connection arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document), (ii) any branch profit taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Borrower is located, (iii) any withholding tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party hereto (or designates a new lending office) except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Borrowers with respect to such withholding tax pursuant to Section 3.2, (iv) any taxes imposed under FATCA and (v) in each of clause (i) through (iv), including any interest, fines, additions to Tax or penalties applicable thereto.

“Executive Order No. 13224” shall mean Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“FATCA” means Section 1471 through 1474 of the Code (as of the date hereof) and any regulations or official interpretations thereof (including any Revenue Ruling, Revenue Procedure, Notice or similar guidance issued by the IRS thereunder) as a precondition to relief or exemption from Taxes under such provisions.

“Federal Funds Effective Rate” shall mean, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the Closing Date.

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“Financial Officer” shall mean any of the following officers: chief executive officer, president, chief financial officer, controller or treasurer.

“First Tier Foreign Subsidiary” means any Subsidiary that is a Foreign Person owned directly by a Domestic Subsidiary.

“Fiscal Quarter” shall mean each March 31, June 30, September 30 and December 31 occurring in each Fiscal Year of any Credit Party.

“Fiscal Year” shall mean the fiscal year of each Credit Party ending on December 31 in each calendar year. Changes of the fiscal year of any Credit Party subsequent to the date of this Agreement will not change the definition of “Fiscal Year” for purposes of this Agreement unless such change of fiscal year complies with Section 5.26 hereof.

“Foreign Person” shall mean a Person organized under the laws of any jurisdiction other than the United States or any State thereof.

“Formation Documents” shall mean, with respect to any Person (other than a natural Person), such Person’s Articles (or Certificate) of Incorporation, Articles of Organization, Certificate of Formation or equivalent formation documents which were filed with the Secretary of State in the jurisdiction in which such Person was incorporated, organized or formed, together with any amendments to any of the foregoing.

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” shall mean generally accepted accounting principles as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of BRJ Seller.

“Governance Documents” shall mean, with respect to any Person (other than a natural Person), such Person’s Regulations (or Bylaws), Operating Agreement (or Limited Liability Company Agreement), Partnership Agreement or equivalent governing documents, together with any amendments to any of the foregoing.

“Governmental Authority” means any nation or government, any state, province or territory or other political subdivision thereof, any governmental agency, department, authority, instrumentality, regulatory body, court, central bank or other governmental entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization exercising such functions.

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“Guarantor” shall mean a Person that pledges its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that agrees conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

“Guarantor of Payment” shall mean any Person which shall deliver a Guaranty of Payment to Agent subsequent to the Closing Date.

“Guarantor Security Agreement” shall mean any security agreement, including this Agreement, executed and delivered on or after the Closing Date in connection herewith by the Guarantors of Payment, as the same may from time to time be amended, restated or otherwise modified.

“Guaranty of Payment” shall mean the terms and provisions of Article XII hereof and any other guaranty of the obligations of Borrowers executed and delivered on or after the Closing Date in connection herewith by the Guarantors of Payment, as the same may from time to time be amended, restated or otherwise modified.

“Hedge Agreement” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Highest Lawful Rate” means at the particular time in question the maximum rate of interest which, under applicable law, any applicable Lender is then permitted to charge on the Notes. If the maximum rate of interest which, under applicable law, any applicable Lender is permitted to charge on the Notes shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to Borrowers.

“Indebtedness” shall mean, for any Person, (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all Capital Lease Obligations of such Person, (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit or banker’s acceptance, (e) net obligations under any Hedge Agreement, (f) all obligations of such Person under synthetic leases, (g) all obligations of such Person with respect to asset securitization financing programs to the extent that there is recourse against such Person or such Person is liable (contingent or otherwise) under any such program, (h) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, (i) all trade payables (other than trade payables payable in the ordinary course of business by such Person which are due within 120 days of the incurrence thereof and which are not more than 60 days past due), (j) any earnout obligation or other deferred purchase price obligation, and (k) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements.

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“Insurance Proceeds” shall have the meaning given to such term in Section 2.7(e) hereof.

“Intellectual Property” shall mean any Copyright, any Copyright License, any Patent, any Patent License, any Trademark, any Trademark License, any customer list, any trade secret, any confidential or proprietary information, any invention (whether or not patented or patentable), any technical information, procedure, design, knowledge, know how, skill, expertise, experience, process, model, drawing, or record, and any work (whether or not copyrighted or copyrightable).

“Intellectual Property Security Agreement” shall mean an agreement relating to the Patents, Trademarks, Copyrights and licenses of any Borrower or any Guarantor of Payment executed and delivered to Agent and the Lenders by such Credit Party on or after the Closing Date in connection with this Agreement, as the same may be from time to time amended, restated or otherwise modified.

“Intercompany Promissory Note” shall mean the Master Intercompany Subordinated Note, dated the Closing Date, made by each Credit Party, as obligors, to each other Credit Party, as payees, as the same may be amended, restated or otherwise modified from time to time.

“Interest Adjustment Date” shall mean the last day of each Interest Period.

“Interest Period” means, with respect to a Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made and ending on the last day of such period, as selected by Borrowing Agent pursuant to the provisions hereof, and, thereafter (unless such Eurodollar Loan is converted to a Base Rate Loan or an Overnight LIBOR Loan), each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by Borrowing Agent pursuant to the provisions hereof. The duration of each Interest Period for a Eurodollar Loan shall be one (1) month, two (2) months or three (3) months, in each case, as Borrowing Agent may select upon notice, as set forth in Section 2.2 hereof, provided that: (a) if Borrowing Agent fails to so select the duration of any Interest Period, Borrowers shall be deemed to have converted such Eurodollar Loan to a Base Rate Loan at the end of the then current interest period; and (b) Borrowers may not select any Interest Period for a Eurodollar Loan that ends after any date when principal is due on such Eurodollar Loan.

“Letter of Credit” shall mean any sight commercial documentary letter of credit or any standby letter of credit that shall be issued by Agent for the account of a Borrower or any Credit Party, including amendments thereto, if any, and shall have an expiration date no later than the earlier of (a) one (1) year after the date of its issuance, or (b) 30 Business Days prior to the last day of the Commitment Period.

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“Letter of Credit Exposure” shall mean the sum of (a) the aggregate undrawn face amount of all issued and outstanding Letters of Credit, and (b) the aggregate of the draws made on Letters of Credit that have not been reimbursed by Borrowers or converted to a Revolving Loan pursuant to Section 2.1 hereof.

“Letter of Credit Right” shall mean a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance, provided, that the term “Letter of Credit Right” does not include the right of a beneficiary to demand payment or performance under a letter of credit.

“Letter of Credit Sublimit” shall mean $500,000.

“Liabilities” shall have the meaning given to such term in Section 12.1 hereof.

“Lien” shall mean any mortgage, security interest, lien, charge, encumbrance on, pledge or deposit of, or conditional sale or other title retention agreement with respect to any property (real or personal) or asset.

“Loan” or “Loans” shall mean the credit extended to Borrowers by the Lenders in accordance with Section 2.1 hereof.

“Loan Documents” shall mean this Agreement, each of the Notes, each of the Guaranties of Payment, each of the Guarantor Security Agreements, each Intellectual Property Security Agreement, each Pledge Agreement, the Management Subordination Agreement, the Seller Subordination Agreement, the Senior Subordination Agreement, all documentation relating to each Letter of Credit, any Hedge Agreement entered into pursuant hereto and any other documents relating to any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

“Management Agreement” shall mean that certain Management Services Agreement dated as of the date hereof, by and between Sponsor and BRJ, as the same may be modified, amended or supplemented from time to time.

“Management Fees” shall mean any management fee or similar fee paid, and the reimbursement of ordinary and reasonable out-of-pocket expenses, by any Company to any Person, including, without limitation, any Sponsor Management Fees.

“Management Subordination Agreement” shall mean that certain Management Fee Subordination Agreement dated as of even date herewith among Agent, Sponsor and Borrowers, as the same may from time to time be amended, restated or otherwise modified.

“Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition of Borrowers or the Credit Parties taken as a whole; (b) a material impairment of the ability of any Credit Party or any other Person (other than Agent or Lenders) to perform in any material respect its obligations under any Loan Document; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability of any Loan Document, or (ii) the perfection or priority of any Lien granted to the Lenders or to the Agent for the benefit of the Lenders hereunder or under any of the Loan Documents, except, in the case of clause (ii), to the extent arising solely as a result of any act or failure to act by Agent or the Lenders.

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“Maximum Amount” shall mean, for each Lender, the amount set forth opposite such Lender’s name under the column headed “Maximum Amount” as listed on Schedule 1 hereto.

“Maximum Revolving Amount” shall mean $6,000,000.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor to such company.

“Multiemployer Plan” shall mean a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

“Net Cash Proceeds” shall mean (a) in the case of a sale, lease, transfer or other disposition of assets, the aggregate amount received in cash (including any cash received by way of deferred payment, but only when and as such cash is received) from such sale or disposition, net of (i) the principal, premium, penalty and interest amount of Indebtedness secured by such assets (other than the Secured Debt), or that is required to be repaid in connection with the sale or disposition thereof (other than pursuant to Section 2.7(d)), (ii) the reasonable fees, commissions and other out-of-pocket expenses incurred by the Companies in connection with such sale, lease, transfer or disposition, other than any such amounts payable to an Affiliate of a Company, including attorney, accountant, brokerage and/or consultant fees, and (iii) taxes incurred or payable in connection with such sale, lease transfer or disposition; and (b) in the case of an equity or debt offering, the aggregate amount received in cash (including any cash received by way of deferred payment, but only when and as such cash is received) from such offering, net of (i) the fees, commission and other out-of-pocket expenses incurred by any Company in connection with such offering, other than any such amounts payable to an Affiliate of a Company, and (ii) taxes incurred or payable in connection with such offering.

“Note” or “Notes” shall mean any Revolving Credit Note or any other note delivered pursuant to this Agreement, together with any replacement or substitution thereof, any addition or allonge thereto and any amendment, restatement or other modification thereto from time to time.

“Notice of Loan” shall mean a Notice of Loan in the form of the attached Exhibit B.

“Obligor” shall mean a Person whose credit or any of whose property is pledged to the payment of any portion of the Secured Debt and includes, without limitation, any Borrower and any Guarantor of Payment.

“Organizational Documents” shall mean, with respect to any Person (other than an individual), such Person’s Formation Documents and Governance Documents.

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“Other Debt” shall mean (a) every liability, whether owing by only a Credit Party or by a Credit Party with one or more others in a several, joint or joint and several capacity, whether owing absolutely or contingently, whether created by note, overdraft, guaranty of payment or other contract or by quasi-contract, tort, statute or other operation of law, whether incurred directly to Agent or any Lender or any their respective affiliates or acquired by Agent or any Lender or any their respective affiliates by purchase, pledge or otherwise and whether participated to or from Agent or any Lender or any their respective affiliates in whole or in part, (b) all obligations and liabilities of Borrowers now existing or hereafter incurred under, arising out of or in connection with any Hedge Agreement entered into by any Credit Party with Agent or any Lender or any their respective affiliates, and (c) the Banking Services Obligations.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise, ad valorem or property taxes, goods and services taxes, harmonized sales taxes and other sales taxes, use taxes, value added taxes, charges or similar taxes or levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Overnight LIBOR Interest Period” means, with respect to an Overnight LIBOR Loan, the period commencing on the date such Overnight LIBOR Loan is made and ending on the next day, with successive Overnight LIBOR Interest Periods automatically commencing daily thereafter.

“Overnight LIBOR Loan” means a Loan described in Section 2.1 hereof, that shall be denominated in Dollars and on which the Borrowers shall pay interest at a rate based on the Overnight LIBOR Rate.

“Overnight LIBOR Rate” means, for any Overnight LIBOR Interest Period with respect to an Overnight LIBOR Loan, the per annum rate of interest (rounded upwards, if necessary, to the nearest 1/16th of 1%) at which, determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two Business Days prior to the beginning of such Overnight LIBOR Interest Period, dollar deposits in immediately available funds in an amount comparable to such Overnight LIBOR Loan and with a maturity of one day are offered to the prime banks by leading banks in the London interbank market.

“Participant” has the meaning assigned to such term in clause (d) of Section 11.10.

“Patent” shall mean any letters patent of the United States or any other country, any registration or recording of any letters patent, any application for letters patent in the United States or any other country, including, without limitation, any such registration, recording, or application in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or political subdivision of such other country, and all reissues, continuations, continuations in part, or extensions of any of the foregoing.

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“Patent License” shall mean any agreement granting any right to practice any invention on which any Patent is in existence, as the same may from time to time be amended, restated or otherwise modified.

“PBGC” shall mean the Pension Benefit Guaranty Corporation, or its successor.

“Pension Plan” shall mean an ERISA Plan that is a “pension plan” (within the meaning of ERISA Section 3(2)).

“Permitted Discretion” shall mean a determination made in good faith and in the exercise of reasonable (from the perspective of a secured lender) business judgment.

“Permitted Liens” shall mean:

(a)       any Lien granted to Agent or the Lenders pursuant to this Agreement or the other Loan Documents or Related Writings;

(b)       Liens for taxes, assessments, fees and other governmental charges, the payment of which is being Properly Contested;

(c)       statutory liens of landlords and liens of carriers, warehousemen, mechanics, repairmen and materialmen incurred in the ordinary course of business for sums not yet due or, if due, the payment of which is being Properly Contested;

(d)       Liens (other than any lien created by section 406B of ERISA and securing an obligation of any employer or employers which is delinquent) incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, payment and performance bonds, return of money bonds and other similar obligations (not incurred in connection with the borrowing of money or the obtaining of advances or credits to finance the purchase price of property);

(e)       any attachment or judgment Lien, provided that the claims (or appeal or other surety bond related to such judgment) secured thereby, together with all other claims secured by any attachment or judgment lien, do not exceed an aggregate of $250,000, the execution or other enforcement of all such claims is effectively stayed, such claims are being Properly Contested;

(f)       easements, rights of way, restrictions and other Liens incurred, and leases and subleases (including oil and gas leases and subleases), timber rights and other similar rights granted to others in the ordinary course of business (but not incurred or granted in connection with the borrowing of money or the obtaining of advances or credits to finance the purchase price of property) and not, individually or in the aggregate, materially interfering with the use (actual or proposed) made or to be made of the properties and assets of any Credit Party, or materially detracting from the value thereof;

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(g)       Liens securing Indebtedness permitted pursuant to Section 5.8(b) and 5.8(k) and UCC financing statements filed in connection with same; provided that (i) such Liens do not at any time encumber any property other than the property being financed by such Indebtedness, and (ii) the Indebtedness secured thereby does not exceed the purchase price or lease amount of such property being purchased or leased, as the case may be;

(h)       the Liens set forth on Schedule 5.9 attached hereto and any replacement or extension thereof so long as any replacements or extensions do not extend to any other property or asset of any Company;

(i)       the filing of precautionary UCC financing statements relating solely to leases of personal property entered into in the ordinary course of business and the filing of UCC financing statements by bailees and consignees in the ordinary course of business;

(j)       bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Credit Party with any financial institution, in each case in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing solely the customary amounts owing to such bank with respect to cash management and operating account arrangements; provided, that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness; and

(k)       any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by any Credit Party in the ordinary course of business and covering only the assets so leased, licensed or subleased.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

“Pledge Agreement” shall mean each of the agreements executed and delivered to Agent and the Lenders on or after the date hereof in connection with the Pledged Securities, as the same may be from time to time amended, restated or otherwise modified.

“Pledged Securities” shall mean the Capital Stock of Borrowers and the Capital Stock of any direct or indirect Domestic Subsidiary (and up to 65% of the Capital Stock of any Subsidiary which is a First Tier Foreign Subsidiary) of any Borrower, whether now owned or existing or hereafter acquired or created, and all Proceeds thereof.

“Prime Rate” shall mean the interest rate established from time to time by Agent as Agent’s prime rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Agent for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

“Products” shall mean property directly or indirectly resulting from any manufacturing, processing, assembling, or commingling of any goods.

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“Properly Contested” means, with respect to any obligation of an applicable Person, (a) the obligation is subject to a bona fide dispute regarding amount or such Person’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not result in a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Person; (e) no Lien is imposed on assets of the Person, unless bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

“Pro Rata Basis” shall mean distribution to the Lenders by Agent in accordance with each Lender’s Applicable Commitment Percentage of the Applicable Debt.

“Pro Rata Share” shall mean, with respect to the Applicable Debt, such Lender’s share of such Applicable Debt in accordance with such Lender’s Applicable Commitment Percentage with respect to such Applicable Debt.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other person that constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder.

“Ratable Account” shall mean each Lender’s share of the Applicable Debt in accordance with such Lender’s Applicable Commitment Percentage with respect to such Applicable Debt.

“Ratable Share” shall mean each Lender’s share of the Applicable Debt in accordance with such Lender’s Applicable Commitment Percentage with respect to such Applicable Debt.

“Ratably” shall mean in accordance with each Lender’s Ratable Share.

“Receivable” shall mean any claim for or right to payment, however arising, whether classified as an Account, a Deposit Account, Investment Property, a Letter of Credit Right, a Payment Intangible, a Supporting Obligation, or otherwise, whether contingent or fixed, whether or not evidenced by any writing or other record, and, if so evidenced, whether evidenced by one or more certificated securities, any Chattel Paper, one or more Instruments, any letter of credit, or otherwise.

“Related Expenses” shall mean any and all costs, liabilities, and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys’ fees, legal expenses, judgments, suits, and disbursements) (a) incurred by, imposed upon, or asserted against, Agent in any attempt by Agent to (i) obtain, preserve, perfect, or enforce any security interest evidenced by this Agreement or any Loan Document; (ii) obtain payment, performance, and observance of any and all of the Secured Debt; or (iii) maintain, insure, audit, collect, preserve, repossess, and dispose of any of the Collateral securing the Secured Debt or any thereof, including, without limitation, costs and expenses for appraisals, assessments, field examinations, site visits and audits of the Credit Parties or any such Collateral, in each case permitted pursuant to, and subject to the limitations of, this Agreement and the other Loan Documents; or (b) incidental or related to (a) above, including, without limitation, interest thereupon from the date incurred, imposed or asserted until paid at the Default Rate.

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“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Related Writing” shall mean each Loan Document and any other assignment, mortgage, security agreement, guaranty agreement, pledge agreement, subordination agreement, financial statement, audit report or other writing furnished by any Company or any Obligor, or any of their respective officers, to Agent or the Lenders pursuant to or otherwise in connection with this Agreement.

“Reportable Event” shall mean a reportable event as that term is defined in Title IV of ERISA, with respect to which notice is required to be provided to the PBGC.

“Required Lenders” shall mean the holders of 51% of the Revolving Credit Commitments, provided that the unused Revolving Credit Commitment of, and the portion of the total outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further, however, that at any time there are fewer than three (3) Lenders hereunder, “Required Lenders” shall mean both such Lenders.

“Requirement of Law” means, as to any Person, any law, treaty, rule or regulation or determination or policy statement or interpretation of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property.

“Restricted Payment” shall mean with respect to any Company (a) a Capital Distribution; (b) any dividend or other distribution of assets, properties, cash, rights, obligations or securities, direct or indirect, on account of any Capital Stock of such Company, or on account of the Subordinated Indebtedness; or (c) any amount paid in redemption, retirement, repurchase, direct or indirect, of (x) any shares of any Capital Stock or the Subordinated Indebtedness; or (y) any warrants, options or other rights to acquire any Capital Stock or other equity interests of such Company.

“Revolving Borrowing Limit” shall mean an amount equal to the Maximum Revolving Amount.

“Revolving Credit Commitment” shall mean the obligation hereunder of the Revolving Loan Lenders in their sole and absolute discretion, during the Commitment Period, to make Revolving Loans and to issue Letters of Credit, up to an aggregate principal amount outstanding at any time equal to the Revolving Borrowing Limit; with each Revolving Loan Lender’s obligation to participate therein being equal to the amount set forth opposite such Revolving Loan Lender’s name under the column headed “Revolving Credit Commitment” as set forth on Schedule 1 hereto.

“Revolving Credit Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of all Revolving Loans outstanding, and (b) the Letter of Credit Exposure.

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“Revolving Credit Note” shall mean any Revolving Credit Note executed and delivered pursuant to Section 2.1 hereof, together with any replacement or substitution thereof, any addition or allonge thereto and any amendment, restatement or other modification thereto from time to time.

“Revolving Loan” shall mean a Loan granted to Borrowers by the Lenders in accordance with Section 2.1 hereof.

“Revolving Loan Availability” shall mean an amount equal to (a) the Revolving Borrowing Limit, minus (b) the Revolving Credit Exposure.

“Revolving Loan Lenders” shall mean, collectively, each Lender which has committed to make Revolving Loans.

“Secured Debt” shall mean, collectively, (a) the Debt; and (b) the Other Debt.

“Securities Account” shall mean an account to which a financial asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise the rights that comprise the financial asset.

“Seller Subordinated Note” shall mean that certain Subordinated Promissory Note dated on or about the date hereof and issued by BRJ to BRJ Seller pursuant to the terms of the BRJ Acquisition Agreement in the original principal amount of $2,500,000 as the same may be amended, restated or otherwise modified.

“Seller Subordinated Debt Documents” shall mean the Seller Subordinated Note and all documents, agreements and instruments executed pursuant thereto or in connection therewith, as any of the foregoing may from time to time be amended, restated or otherwise modified.

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“Seller Subordination Agreement” shall mean that certain Subordination Agreement dated as of the date hereof among Agent and Lenders (as senior lenders), BRJ Seller (as junior lender) and the Credit Parties in connection with the Seller Subordinated Debt Documents, in form and substance satisfactory to Agent, as the same may from time to time be amended, restated or otherwise modified.

“Senior Subordinated Creditor” shall mean Regional Brands Inc., a Delaware corporation.

“Senior Subordinated Debt” shall mean the Indebtedness owing from BRJ to Senior Subordinated Creditor pursuant to the Senior Subordinated Debt Documents.

“Senior Subordinated Loan Agreement” shall mean that certain Loan and Security Agreement, dated as of the date hereof, by and among BRJ and Senior Subordinated Creditor, as the same may be amended, restated or otherwise modified or replaced from time to time.

“Senior Subordinated Debt Documents” shall mean the Senior Subordinated Loan Agreement, the Senior Subordinated Note and all agreements, instruments, and documents and all other writings heretofore, now or hereafter executed, delivered, or otherwise authenticated by any one or more the Credit Parties in connection therewith, in each case as any of the foregoing may be amended, restated or otherwise modified from time to time.

“Senior Subordinated Note” shall mean that certain Promissory Note in the principal amount of $7,500,000, dated as of the date hereof, executed and delivered by BRJ in favor of Senior Subordinated Creditor, and any replacements thereto, as any of the foregoing may be amended, modified, supplemented or restated from time to time.

“Senior Subordination Agreement” shall mean that certain Subordination Agreement dated as of the date hereof, among Agent and Lenders (as senior lenders), Senior Subordinated Creditor (as junior lender) and the Credit Parties, in form and substance reasonably satisfactory to Agent, as the same may from time to time be amended, restated or otherwise modified.

“Settlement” means as of any time, the making of, or the receiving of, payments, in immediately available funds, by a Revolving Loan Lender, to the extent necessary to cause such Revolving Loan Lender’s actual share of the outstanding amount of Revolving Loans (after giving effect to any Revolving Loan to be made on such day) to be equal to such Revolving Loan Lender’s Applicable Commitment Percentage of the Revolving Loans then outstanding (after giving effect to any Revolving Loan to be made on such day), in any case where, prior to such event or action, such Revolving Loan Lender’s actual share of the Revolving Loans is not so equal.

“Settlement Amount” shall have the meaning given to such term in Section 2.3(c) hereof.

“Settlement Date” shall have the meaning given to such term in Section 2.3(c) hereof.

“Software” shall mean any computer program and any supporting information provided in connection with a transaction relating to the program, provided, that the term “Software” does not include a computer program embedded in goods (other than goods that consist solely of the medium with which the program is embedded) or any information provided in connection with a transaction relating to the program so embedded if (a) the program is associated with the goods in such a manner that it customarily is considered a part of the goods or (b) by becoming the owner of the goods, a Person acquires the right to use the program in connection with the goods.

“Sponsor” shall mean Lorraine Capital, LLC, a New York limited liability company.

“Sponsor Management Fees” shall mean the management fees payable by Borrowers pursuant to the Management Agreement as in effect on the date hereof or as otherwise amended in accordance with the terms hereof.

“Standard & Poor’s” shall mean Standard & Poor’s Rating Group, a division of McGraw-Hill, Inc., or any successor to such company.

“State” shall mean a State of the United States, the District of Columbia, Puerto Rico, the United States Virgin Islands, or any territory or insular possession subject to the jurisdiction of the United States.

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“Subordinated”, as applied to Indebtedness, shall mean that the Indebtedness has been subordinated (by written terms or written agreement being, in either case, in form and substance reasonably satisfactory to Agent) in favor of the prior payment in full of the Secured Debt.

“Subsidiary” of a Company or any of its Subsidiaries shall mean a Person (other than an individual) of which more than 50% of the Capital Stock or Voting Power is owned, directly or indirectly, by a Company or by one or more other Subsidiaries of a Company or by a Company and one or more Subsidiaries of a Company.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Tax Distributions” means the tax distributions permitted under Section 4.1(a) of BRJ’s Limited Liability Company Agreement as in effect on the date hereof.

“Taxes” means any and all present or future taxes of any kind, including but not limited to, levies, imposts, duties, surtaxes, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (together with any interest, penalties, fines, additions to taxes or similar liabilities with respect thereto) other than Excluded Taxes.

“Total Commitment Amount” shall mean the Maximum Revolving Amount.

“Trademark” shall mean any trademark, trade name, corporate name, business name, Internet domain name, trade style, service mark, logo, source identifier, business identifier, design, or intangible identifier of the source of goods of like nature, any registration or recording of the foregoing or any thereof, and any application in connection therewith, including, without limitation, any such registration, recording, or application in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or political subdivision of such other country, and all reissues, extensions, or renewals of any of the foregoing, but not including any “intent to use” applications for which a statement of use has not been filed and accepted with the U.S. Patent and Trademark Office.

“Trademark License” shall mean any agreement granting any right to use any Trademark or Trademark registration, as the same may from time to time be amended, restated or otherwise modified.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of Ohio; provided, however, that if by reason of any mandatory provisions of law, any or all of the attachment, perfection, or priority of Agent’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Ohio, then, and in each such case, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the attachment, perfection, or priority of Agent’s security interest in such Collateral. Except as otherwise specified in this Agreement or any other Loan Document, the UCC “as in effect” in the State of Ohio or any other jurisdiction shall mean the UCC as in effect from time to time in the State of Ohio or such other jurisdiction.

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“Unfunded Capital Expenditures” shall mean Capital Expenditures made by any one or more of the Companies which Capital Expenditures are (i) made with Proceeds received in connection with any asset sale, equity issuance, debt issuance or from insurance proceeds in each case to the extent permitted hereunder, (ii) or otherwise unfinanced or financed with Revolving Loans.

“USA Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Voting Power” shall mean, with respect to any Person, the exclusive ability to control, through the ownership of Capital Stock or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of Capital Stock of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

“Welfare Plan” shall mean an ERISA Plan that is a “welfare plan” within the meaning of ERISA Section 3 (l).

“Wholly-Owned Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company or other entity all of the Capital Stock of which (having ordinary Voting Power) are at the time directly or indirectly owned by such Person.

SECTION 1.2              INTERPRETIVE MATTERS. Each term defined in the singular in this Agreement shall have the same meaning when used in the plural and each term defined in the plural in this Agreement shall have the same meaning when used in the singular. Except as otherwise defined in this Agreement, or unless the context otherwise requires, each term that is used in this Agreement and that is defined in Article 9 of the UCC shall have, for purposes of this Agreement and the other Related Writings, the meaning ascribed to that term in such Article. Except as otherwise defined in this Agreement, or unless the context otherwise requires, each accounting term that is used in this Agreement and that is defined by GAAP shall have, for purposes of this Agreement and the other Related Writings, the meaning ascribed to that term by GAAP.

SECTION 1.3              TERMINOLOGY. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits to, this Agreement. Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document. Unless otherwise provided, all financial calculations shall be performed with Inventory valued on a first-in, first-out basis. A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Required Lenders. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

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SECTION 1.4              TIMES OF DAY. Except as otherwise specifically provided herein, all references herein to times of day shall be references to Eastern Standard or Eastern Daylight Savings time, whichever shall then be applicable.

SECTION 1.5              CERTIFICATIONS. Any certificate or other writing required hereunder or under any other Loan Document to be certified by any officer or other authorized representative of any Person shall be deemed to be executed and delivered by such officer or other authorized representative solely in such individual’s capacity as an officer or other authorized representative of such Person and not in such officer’s or other authorized representative’s individual capacity.

ARTICLE II. AMOUNT AND TERMS OF CREDIT

SECTION 2.1              AMOUNT AND NATURE OF CREDIT. Subject to the terms and conditions of this Agreement, each Lender will, to the extent hereinafter provided, make Loans to Borrowers, and participate in Letters of Credit issued at the request of Borrowers, in such aggregate amount as Borrowers shall request pursuant to the Commitment; provided, however, that in no event shall the aggregate principal amount of all Loans and Letter of Credit Exposure outstanding under this Agreement be in excess of the Total Commitment Amount.

Each Lender, for itself and not for any other Lender, agrees to make Loans and to participate in Letters of Credit issued hereunder during the Commitment Period on such basis that (a) immediately after the completion of any borrowing by Borrowers or issuance of a Letter of Credit hereunder, the aggregate principal amount then outstanding on the Loans held by such Lender, when combined with such Lender’s Pro Rata Share of the Letter of Credit Exposure, shall not be in excess of the Maximum Amount for such Lender, (b) the aggregate principal amount outstanding of all outstanding Revolving Loans held such Lender shall represent that percentage of the aggregate principal amount then outstanding on all Revolving Loans (including the Revolving Loans held by such Lender) which is not in excess of such Lender’s Applicable Commitment Percentage with respect thereto; and (c) such aggregate principal amount outstanding on the Loans held such Lender shall represent that percentage of the aggregate principal amount then outstanding on all Loans (including the Loans held by such Lender) that is not in excess of such Lender’s Aggregate Commitment Percentage.

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Each borrowing from the Lenders hereunder shall be made on a Pro Rata Basis according to the Lenders’ respective Applicable Commitment Percentages. The Loans may be made as Revolving Loans and Letters of Credit may be issued, as follows:

1.       Revolving Loans.

(i)       Subject to the terms and conditions of this Agreement, during the Commitment Period, the Revolving Credit Lenders shall make a Revolving Loan or Revolving Loans to Borrowers in such amount or amounts as Borrowers may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the Revolving Borrowing Limit, when such Revolving Loans are combined with the Letter of Credit Exposure.

(ii)     Borrowers shall pay interest on the unpaid principal amount of Base Rate Loans outstanding from time to time from the date thereof until paid at the Derived Base Rate from time to time in effect. Interest on such Base Rate Loans shall be payable, commencing November 30, 2016, and on the last day of each succeeding month thereafter and at the maturity thereof.

(iii)    Borrowers shall pay interest on the unpaid principal amount of Overnight LIBOR Loans outstanding from time to time from the date thereof until paid at the Derived Overnight LIBOR Rate from time to time in effect. Interest on such Overnight LIBOR Loans shall be payable, commencing November 30, 2016, and on the last day of each succeeding month thereafter and at the maturity thereof.

(iv)    Borrowers shall pay interest on the unpaid principal amount of each Eurodollar Loan outstanding from time to time, from the date thereof until paid, at the Derived Eurodollar Rate, fixed in advance for each Interest Period as herein provided for each such Interest Period. Interest on such Eurodollar Loans shall be payable on each Interest Adjustment Date with respect to an Interest Period.

(v)     At the request of Borrowing Agent to Agent, provided no Default or Event of Default exists hereunder and subject to the notice and other provisions of Section 2.2 hereof, the Revolving Credit Lenders shall convert (x) Base Rate Loans to Overnight LIBOR Loans or Eurodollar Loans at any time, (y) Overnight LIBOR Loans to Base Rate Loans or Eurodollar Loans at any time and (z) Eurodollar Loans to Base Rate Loans or Overnight LIBOR Loans on any Interest Adjustment Date.

(vi)    The joint and several obligation of Borrowers to repay the Revolving Loans made by each Revolving Credit Lender and to pay interest thereon shall be evidenced by a Revolving Credit Note of Borrowers in the form of Exhibit A hereto (if requested by the particular Revolving Credit Lender), with appropriate insertions, dated the Closing Date and payable to the order of such Revolving Credit Lender in the principal amount of its Revolving Credit Commitment, or, if less, the aggregate unpaid principal amount of Revolving Loans made hereunder by such Revolving Credit Lender. Subject to the provisions of this Agreement, Borrowers shall be entitled under this Section 2.1 to borrow Revolving Loans, repay the same in whole or in part and reborrow hereunder at any time and from time to time during the Commitment Period.

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2.       Letters of Credit.

(i)       Subject to the terms and conditions of this Agreement, during the Commitment Period, Agent shall, but only as Agent for the Revolving Credit Lenders, issue such Letters of Credit for the account of Borrowers or any other Credit Party, as Borrowers may from time to time request. Borrowers shall not request any Letter of Credit (and Agent shall not be obligated to issue any Letter of Credit) if, after giving effect thereto, (a) the aggregate undrawn face amount of all issued and outstanding Letters of Credit would exceed the Letter of Credit Sublimit or (b) the Revolving Credit Exposure would exceed the Revolving Borrowing Limit. The issuance of each Letter of Credit shall confer upon each Revolving Credit Lender the benefits and liabilities of a participation consisting of an undivided Pro Rata Share in the Letter of Credit to the extent of such Revolving Credit Lender’s Applicable Commitment Percentage.

(ii)      Each request for a Letter of Credit shall be delivered to Agent not later than 12:00 P.M. two (2) Business Days prior to the day upon which the Letter of Credit is to be issued. Each such request shall be in a form acceptable to Agent and specify the face amount thereof, whether such Letter of Credit is a commercial documentary or a standby Letter of Credit, the account party, the beneficiary, the intended date of issuance, the expiry date thereof, and the nature of the transaction to be supported thereby. Concurrently with each such request, Borrowers, and any other Credit Party for whose benefit the Letter of Credit is to be issued, shall execute and deliver to Agent an appropriate application and agreement, being in the standard form of Agent for such letters of credit, as amended to conform to the provisions of this Agreement if required by Agent. Agent shall give each Revolving Credit Lender notice of each such request for a Letter of Credit.

(iii)     In respect of each Letter of Credit that is a commercial documentary letter of credit and the drafts thereunder, Borrowers jointly and severally agree (a) to pay to Agent, on a Pro Rata Basis for the benefit of the Revolving Credit Lenders, a non-refundable commission based upon the face amount of the Letter of Credit, which shall be paid on the date that any draw is made on a Letter of Credit, at the rate per annum equal to the Applicable Margin for Revolving Loans that are Eurodollar Loans multiplied by the amount drawn under such Letter of Credit, and (b) to pay to Agent, for its sole account, such other issuance, amendment, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are generally charged by Agent under its fee schedule as in effect from time to time. In respect of each Letter of Credit that is a standby letter of credit and the drafts thereunder, if any, whether issued for the account of Borrowers or another Credit Party, Borrowers agree (a) to pay to Agent, on a Pro Rata Basis for the benefit of the Revolving Credit Lenders, a non-refundable commission based upon the face amount of the Letter of Credit, which shall be paid monthly in arrears, on the 15th day of each month, at the rate per annum of 2.5% times the face amount of the Letter of Credit; (b) to pay to Agent, for its sole account, an additional Letter of Credit fee, which shall be paid on each date that such Letter of Credit is issued and each anniversary thereafter at the rate per annum 0.25% of the face amount of such Letter of Credit, calculated based on a 360-day year and the actual number of days elapsed; and (c) to pay to Agent for its sole account, such other issuance, amendment, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are generally charged by Agent under its fee schedule as in effect from time to time.

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(iv)     Whenever a Letter of Credit is drawn, Borrowers shall immediately reimburse Agent for the amount drawn. In the event that the amount drawn is not reimbursed by Borrowers within one (1) Business Day of the drawing of such Letter of Credit, at the sole option of Agent, Borrowers shall be deemed to have requested a Revolving Loan, subject to the provisions and requirements of subpart 1 of this Section 2.1 and Section 2.2(a) hereof, in the amount drawn. Such Revolving Loan shall be evidenced by the Revolving Credit Notes. Each Revolving Credit Lender agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Revolving Credit Lender acknowledges and agrees that its obligation to make a Revolving Loan pursuant to subpart 1 of this Section 2.1 when required by this subpart 2 of this Section 2.1 is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to Agent, for the account of Agent, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Lender’s Revolving Credit Commitment shall have been reduced or terminated. Each Revolving Credit Lender also agrees with Agent that Agent shall not be responsible for, and each Revolving Credit Lender’s obligations under this subpart 2 of this Section 2.A shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of Borrowers against any beneficiary of such Letter of Credit or any such transferee. Agent shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by it, except for errors or omissions caused by Agent’s gross negligence or willful misconduct. Borrowers irrevocably authorize and instruct Agent to apply the proceeds of any borrowing pursuant to this paragraph to reimburse, in full, Agent for the amount drawn on such Letter of Credit. Each such Revolving Loan shall be deemed a Base Rate Loan unless otherwise requested by and available to Borrowers hereunder. Each Revolving Credit Lender is hereby authorized to record on its records relating to its Revolving Loans such Revolving Credit Lender’s Pro Rata Share of the amounts paid and not reimbursed on the Letters of Credit.

SECTION 2.2              CONDITIONS TO LOANS AND LETTERS OF CREDIT. The obligation of the Lenders to make a Loan, convert a Base Rate Loan or Overnight LIBOR Loan or continue a Eurodollar Loan and of Agent to issue any Letter of Credit is conditioned, in the case of each borrowing, conversion, continuation or issuance hereunder, upon:

(a)       all conditions precedent as listed in Article IV hereof shall have been satisfied;

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(b)       with respect to Base Rate Loans and Overnight LIBOR Loans, receipt by Agent of a Notice of Loan, such notice to be received by 12:00 P.M. on the proposed date of borrowing or conversion, and, with respect to Eurodollar Loans, by 12:00 P.M. three (3) Business Days prior to the proposed date of borrowing or conversion;

(c)       with respect to Letters of Credit, satisfaction of the notice provisions set forth in subsection 2 of Section 2.1 hereof;

(d)       Borrowers’ request for (i) a Base Rate Loan or an Overnight LIBOR Loan shall be in any amount, and (ii) a Eurodollar Loan shall be in an amount of not less than $250,000 increased by increments of $50,000;

(e)       the fact that no Default or Event of Default shall then exist or immediately after the making, continuation or conversion of the Loan or issuance of the Letter of Credit would exist;

(f)       the fact that no Material Adverse Effect, in the reasonable opinion of Agent, shall have occurred; and

(g)       the fact that each of the representations and warranties contained in Article VII hereof shall be true and correct in all material respects (without duplication of materiality qualifiers) with the same force and effect as if made on and as of the date of the making, conversion or continuation of such Loan, or the issuance of the Letter of Credit, except to the extent that any thereof expressly relate to an earlier date.

At no time shall Borrowers request that Eurodollar Loans be outstanding for more than four (4) different Interest Periods at any time, and, if Base Rate Loans are outstanding, then LIBOR Loans shall be limited to one (1) Interest Period at any time.

Each request by Borrowers for the making of a Loan, conversion of a Base Rate Loan or Overnight LIBOR Loan or continuation of a Eurodollar Loan or for the issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Credit Parties as of the date of such request as to the facts specified in (e) and (g) above.

Each request for a Eurodollar Loan shall be irrevocable and binding on Borrowers and Borrowers shall indemnify Agent and the Lenders against any loss or expense incurred by Agent or the Lenders as a result of any failure by Borrowers to consummate such transaction including, without limitation, any loss in accordance with Section 2.4 (including loss of anticipated profits) or expense incurred by reason of liquidation or re-employment of deposits or other funds acquired by the Lenders to fund such Loan. A certificate as to the amount of such loss or expense submitted by the Lenders to Borrowers shall be conclusive and binding for all purposes, absent manifest error. Borrowers’ obligations to pay all or any portion of the Secured Debt or the Notes when due under the terms hereof is without setoff or counterclaim.

ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING, THE REVOLVING CREDIT COMMITMENT IS A DISCRETIONARY FACILITY FOR WHICH DEMAND FOR PAYMENT MAY BE MADE AT ANY TIME AND NOTHING CONTAINED IN THIS AGREEMENT SHALL REQUIRE ANY LENDER, AT ANY TIME, TO MAKE REVOLVING LOANS TO BORROWERS OR TO ISSUE LETTERS OF CREDIT OR SHALL PREVENT ANY LENDER FROM MAKING DEMAND AT ANY TIME IN ITS SOLE DISCRETION, AND THE GRANTING AND AMOUNT OF ANY REVOLVING LOAN, THE ISSUANCE OF ANY LETTER OF CREDIT AND THE RIGHT TO MAKE DEMAND SHALL AT ALL TIMES BE IN EACH LENDER’S SOLE DISCRETION.

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SECTION 2.3              PAYMENT ON NOTES, ETC.

(a)       Time and Manner of Payments. All payments of principal, interest and commitment and other fees shall be made to Agent in immediately available funds for the account of the Lenders. Agent shall maintain a record of (a) any principal, interest or other payment, and (b) the principal amount of the Base Rate Loans, Overnight LIBOR Loans and the Eurodollar Loans and all prepayments thereof and the applicable dates with respect thereto, by such method as such Agent may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrowers’ obligations with respect to the Secured Debt. The aggregate unpaid amount of Loans set forth on the records of Agent shall be rebuttably presumptive evidence of the principal and interest owing and unpaid on each Loan. Whenever any payment to be made hereunder, including without limitation any payment to be made on any Loan, shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Loan; provided, however, that with respect to any Eurodollar Loan, if the next succeeding Business Day falls in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

(b)       Application of Funds. Notwithstanding anything else to the contrary contained herein, any funds received by Agent or any Lender with respect to the Secured Debt shall be applied as follows:

(i)       No Default. Subject to Section 2.7 hereof, if at the time any such funds are received hereunder (A) the Secured Debt has not been accelerated pursuant to Article IX, and (B) no Event of Default has occurred and be continuing (or if an Event of Default has occurred and is continuing, Agent, at the direction of the Required Lenders, shall not have provided notice to a Borrower of its intention to apply the provisions of Section 2.3(b)(ii)), in the following manner: (a) first, to the following items (i), (ii) and (iii) below in such manner as Borrowers shall direct (except that Borrowers may not alter the division as between Lenders as set forth in subparts (ii) and (iii) below), or in the absence of such direction in the following order: (i) to the payment of all fees, charges and reimbursable expenses due and payable to Agent or a Lender under the Secured Debt, this Agreement or the other Loan Documents at such time; (ii) to the payment of all of the interest which shall be due and payable on the principal of the Secured Debt at the time of such payment in accordance with each Lender’s Applicable Commitment Percentage; (iii) to the payment of all obligations and liabilities of Borrowers under any Hedge Agreement entered into by Borrowers with Agent or any of the Lenders (or their respective affiliates) to the extent then due and payable; (b) second, subject to the provisions of Section 2.4 hereof and the fees set forth in Section 2.4, if applicable, to the payment of the principal amount of any Revolving Loans then outstanding in accordance with each Revolving Loan Lender’s Applicable Commitment Percentage, and (c) to Borrowers.

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(ii)       Post-Default. Notwithstanding and in lieu of Section 2.7 hereof, if the Debt has been accelerated pursuant to Article IX, or if an Event of Default shall have occurred and be continuing (and Agent, at the direction of the Required Lenders, has provided notice to a Borrower of its intention to apply the provisions of this Section 2.3(b)(ii)), then such funds received with respect to the Secured Debt shall be applied in the following manner: (A) first, to the payment or reimbursement of Agent for all costs, expenses, disbursements and losses owing pursuant to this Agreement which shall have been incurred or sustained by Agent or the Lenders in or incidental to the collection of the Secured Debt or the exercise, protection or enforcement by Agent of all or any of the rights, remedies, powers and privileges of Lenders and Agent under this Agreement, the Notes, or any of the other Loan Documents and in and towards the provision of adequate indemnity to Agent and any of Lenders against all taxes or liens which by law shall have, or may have, priority over the rights of Agent or Lenders in and to such funds; (B) second, to the payment of all of the accrued but unpaid interest on the principal of the Loans in accordance with each Lender’s Aggregate Commitment Percentage; (C) third, pro rata to (i) the payment of principal of the Loans in accordance with each Lender’s Aggregate Commitment Percentage and (ii) the payment of all obligations and liabilities of any Borrower under any Hedge Agreement entered into by a Borrower with Agent or any of the Lenders (or their respective affiliates); (D) fourth, to the payment of any other amounts owing to the Lenders pursuant to this Agreement and the other Loan Documents, in accordance with each Lender’s Aggregate Commitment Percentage; (E) fifth, to the payment of any other Secured Debt to be allocated pro rata amongst the Lenders based on the amount of such Secured Debt outstanding, and (F) sixth, to Borrowers or whoever else may be lawfully entitled thereto.

(c)       Weekly Settlement. In order to minimize the frequency of transfers of funds between Agent and the Lenders, advances and repayments of Loans will be settled according to the procedures described in this Section 2.3(c).

(i)       Agent shall, once every seven (7) calendar days, or sooner, if so elected by Agent in its discretion, but in each case on a Business Day (each such day being a “Settlement Date”), distribute to each Lender a statement (the “Agent’s Report”) disclosing as of the immediately preceding Business Day, the aggregate unpaid principal balance of Loans outstanding as of such date (including Revolving Loans made by Agent under Section 2.3(c)(v) hereof), repayments and prepayments of principal received from Borrowers with respect to the Loans since the immediately preceding Agent’s Report, additional Loans made to Borrowers since the date of the immediately preceding Agent’s Report. Each Agent’s Report shall disclose the net amount (the “Settlement Amount”) due to or due from the Lenders to effect a Settlement of any Loan and the calculations therefor. Agent’s Report submitted to a Lender shall be prima facie evidence of the amount due to or from such Lender to effect a Settlement of any Loan. If Agent’s Report discloses a net amount due from Agent to any Lender to effect the Settlement of any Loan, Agent, concurrently with the delivery of Agent’s Report to the Lenders, shall transfer, by wire transfer or otherwise, such amount to such Lender in funds immediately available to such Lender, in accordance with such Lender’s instructions. If Agent’s Report discloses a net amount due to Agent from any Lender to affect the Settlement of any Loan, then such Lender shall wire transfer such amount, in funds immediately available to Agent, as instructed by Agent. Such net amount due from a Lender to Agent shall be due on the Settlement Date if such Agent’s Report is received before 1:00 p.m. and such net amount shall be due on the first Business Day following the Settlement Date if such Agent’s Report is received after 1:00 p.m.

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(ii)       All funds advanced to Borrowers by Agent or a Lender pursuant to this Section 2.3(c) shall for all purposes be treated as a Loan made by such Lender and all funds received by any Lender pursuant to this Section 2.3(c) shall for all purposes be treated as a repayment of the Loans made by such Lender.

(iii)       In the event that any bankruptcy, reorganization, liquidation, receivership, or similar cases or proceedings in which Borrowers are a debtor prevent Agent or any Lender from making any Loan to effect a Settlement contemplated hereby, Agent or such Lender, as the case may be, will make such dispositions and arrangements with the other Lenders with respect to such Loans, either by way of purchase of participations, distribution, pro tanto assignment of claims, subrogation, or otherwise, as shall result in each Lender’s share of the outstanding Loans being equal to its Aggregate Commitment Percentage of all outstanding Loans.

(iv)       Payments to effect a Settlement shall be made without set off, counterclaim or reduction of any kind. The failure or refusal of any Lender to make available to Agent at the aforesaid time and place the amount of the Settlement Amount due from such Lender (i) shall not relieve any other Lender from its several obligation hereunder to make available to Agent the amount of such other Lender’s Settlement Amount and (ii) shall not impose upon such other Lender any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Lender.

(v)       Notwithstanding the notice requirements set forth in Section 2.2 above, but otherwise in accordance with the terms of this Agreement, Agent may, in its sole discretion without conferring with the Revolving Loan Lenders but on their behalf, make Revolving Loans in an amount requested by Borrowers. Any such Revolving Loans so funded by Agent shall be deemed Revolving Loans made by Agent under its Revolving Credit Commitment, except for purposes of Section 2.5 hereof. Each Revolving Loan Lender’s obligation to fund its portion of any such Revolving Loan made by Agent will commence on the date such Revolving Loan is actually so made by Agent. However, until the date on which the Settlement of such Revolving Loan is required in accordance with this Section 2.3(c)(i) above, such obligation of the Revolving Loan Lender shall be satisfied by Agent making such Revolving Loan. So long as Borrowers shall have requested the Revolving Loan, Borrowers acknowledge and agree that the making of such Revolving Loans by Agent under this Section 2.3(c)(v) shall be subject in all respects to the provisions of this Agreement as if each such Revolving Loan was made in response to a notice requesting such Revolving Loan made in accordance with Section 2.2 hereof. All actions taken by Agent pursuant to the provisions of this Section 2.3(c)(v) shall be conclusive and binding on Borrowers in the absence of manifest error. Notwithstanding anything herein to the contrary, prior to the Settlement with any Revolving Loan Lender of any Revolving Loan funded by Agent under this Section 2.3(c)(v), interest payable on such Revolving Loan otherwise allocable to such Revolving Loan Lender shall be for the sole account of Agent and payment of principal on such Revolving Loan otherwise allocable to such Revolving Loan Lender shall be for the sole account of Agent.

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SECTION 2.4              PREPAYMENT. Borrowers shall have the right at any time or from time to time to prepay all or any part of the principal amount of the Loans then outstanding, to be applied pursuant to the terms of Section 2.3(b) hereof, plus interest accrued on the amount so prepaid to the date of such prepayment. Borrowers shall give Agent notice of prepayment of any Base Rate Loan or Overnight LIBOR Loan by not later than 12:00 P.M. on the Business Day such prepayment is to be made and written notice of the prepayment of any Eurodollar Loan not later than 1:00 P.M. two (2) Business Days before the Business Day on which such prepayment is to be made. Prepayments of Base Rate Loans shall be without any premium or penalty, other than any prepayment fees, penalties or other charges that may be contained in any Hedge Agreement. Notwithstanding anything contrary contained herein, Borrowers hereby agree to give Agent at least 10 Business Days prior notice of a prepayment of the Secured Debt in full in connection with a termination of this Agreement.

In any case of prepayment of a Eurodollar Loan, Borrowers agree that if the Eurodollar Rate, as determined as of 11:00 A.M. (London time), two (2) Business Days prior to the date of prepayment of such Eurodollar Loan (hereinafter, “Prepayment LIBOR”), shall be lower than the last Eurodollar Rate previously determined for such Eurodollar Loan with respect to which prepayment is intended to be made (hereinafter, “Last LIBOR”), then Borrowers shall, upon written notice by Agent, promptly pay to Agent, for the account of each of the Lenders, in immediately available funds, a prepayment fee equal to the product of (a) a rate (the “Prepayment Rate”) that shall be equal to the difference between the Last LIBOR and the Prepayment LIBOR, times (b) all or such part of the principal amounts of the Notes as relate to the Eurodollar Loan to be prepaid, times (c) the quotient obtained by dividing (i) the number of days in the period commencing with the date on which such prepayment is to be made to that date which coincides with the last day of the Interest Period previously established when the Eurodollar Loan, that is to be prepaid, was made, by (ii) three hundred sixty (360). In addition, Borrowers shall immediately pay directly to Agent, for the account of the Lenders, the amount of any additional reasonable costs or expenses (including, without limitation, cost of telex, wires, or cables) incurred by Agent or the Lenders in connection with the prepayment, upon Borrowers’ receipt of a written statement from Agent. Each prepayment of a Eurodollar Loan shall be in the aggregate principal sum of not less than $250,000, increased by increments of $50,000. In the event Borrowers cancel a proposed Eurodollar Loan subsequent to the delivery to Agent of the notice of the proposed date, aggregate amount and initial Interest Period of such Loan, but prior to the drawdown of funds thereunder, such cancellation shall be treated as a prepayment subject to the aforementioned prepayment fee.

SECTION 2.5              [RESERVED].

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SECTION 2.6              COMPUTATION OF INTEREST AND FEES; DEFAULT RATE. With the exception of Base Rate Loans, interest on Loans, Related Expenses and commitment and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed. With respect to Base Rate Loans, interest shall be computed on the basis of a year having three hundred sixty-five (365) days or three hundred sixty-six (366) days, as the case may be, and calculated for the actual number of days elapsed. Anything herein to the contrary notwithstanding, if an Event of Default shall occur hereunder, at the option of Agent or the Required Lenders (but automatically with respect to an Event of Default under Section 8.14 hereof), (a) the principal of each Loan and the unpaid interest thereon shall bear interest, from the date of the occurrence of such Event of Default until paid, at the Default Rate; and (b) the fee for the aggregate undrawn face amount of all issued and outstanding Letters of Credit shall be increased by two percent (2%). In no event shall the rate of interest hereunder exceed the Highest Lawful Rate.

SECTION 2.7              MANDATORY PAYMENT.

(a)       If the Revolving Credit Exposure at any time exceeds the Revolving Borrowing Limit, Borrowers shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the Revolving Loans sufficient to cause the Revolving Credit Exposure not to be in excess of the Revolving Borrowing Limit (without a permanent commitment reduction).

(b)       [Reserved].

(c)       If any Credit Party commences and completes a public or private offering of equity or debt securities (other than (i) a debt offering permitted under Section 5.8 hereof, or (iii) an equity or debt offering by any Credit Party to another Credit Party), then 100% of the Net Cash Proceeds of any such equity or debt offering shall be paid, within ten (10) days of receipt of such Net Cash Proceeds by such Company, to Agent, for the benefit of the Lenders, to be applied as a prepayment of the Loans. The provisions of this Section 2.7(c) shall not be understood to limit the rights and remedies of Agent and the Lenders for any breach of the provisions of this Agreement.

(d)       If any Credit Party sells or otherwise disposes of any assets (other than assets specifically permitted to be sold or disposed pursuant to Section 5.12 to the extent they have not been made specifically subject to this Section 2.7(d) under the provisions of Section 5.12), then the Net Cash Proceeds in an amount in excess of $25,000 of such sale or disposition shall be paid, within ten (10) days of the receipt of such proceeds, by Borrowers to Agent, for the benefit of the Lenders, to be applied as a prepayment on the Loans; provided, however, that so long as no Default or Event of Default then exists or would exist as a result thereof, Borrowers shall not be required to prepay the Loans with any such Net Cash Proceeds to the extent that Borrowers indicate to the Agent that they (or any Credit Party) intend to reinvest such Net Cash Proceeds within 270 days of receipt thereof in assets used in the business of any Company and which will be subject to a first priority Lien of Agent for the benefit of the Lenders, subject only to Permitted Liens. To the extent any Net Cash Proceeds are not so reinvested within 270 days of receipt thereof, Borrowers shall make the prepayment otherwise provided by this Section 2.7(d). The provisions of this Section 2.7(d) shall not be understood to limit the rights and remedies of Agent and the Lenders for any breach of the provisions of Section 5.12 hereof.

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(e)       Upon receipt by Agent or a Company of any insurance proceeds (other than business interruption insurance) (“Insurance Proceeds”), then 100% of the net Insurance Proceeds shall be applied as a mandatory prepayment of the Loans; provided, however, that so long as no Default or Event of Default then exists or would exist as a result thereof and the aggregate of such Insurance Proceeds for any occurrence is less than $500,000, Borrowers may use such Insurance Proceeds for the purpose of replacing, repairing, or restoring the insured property; provided, further, however, that if such funds have not been applied to such replacing, repairing or restoring within 270 days of the receipt thereof, Borrowers shall pay any remaining portion of such sums to Agent for application to the Loans.

(f)       Upon receipt by Agent or a Credit Party of any proceeds (other than Insurance Proceeds) resulting from any condemnation, seizure, taking, confiscation or requisition for use of any property of a Credit Party, by the exercise of the power of eminent domain or otherwise, then 100% of such net proceeds shall be applied as a mandatory prepayment of the Loans; provided, however, that so long as no Default or Event of Default then exists or would exist as a result thereof and the aggregate of such proceeds for any occurrence is less than $500,000, Borrowers may use such proceeds for the purpose of replacing, repairing, or restoring such property; provided, further, however, that if such funds have not been applied to such replacing, repairing or restoring within 270 days of the receipt thereof, Borrowers shall pay any remaining portion of such sums to Agent for application to the Loans.

(g)       Each prepayment of the Loans pursuant to this Section 2.7 (other than subpart (a)) (unless subject to the provisions of Section 2.3(b)(ii) hereof) shall be applied to the prepayment in full of all outstanding Revolving Loans, which such prepayment shall not constitute a permanent reduction to the Revolving Credit Commitment. Any prepayment required to made under this Section 2.7 shall be subject to any fee or other charge in connection with any Hedge Agreement.

ARTICLE III. ADDITIONAL PROVISIONS RELATING TO
LOANS; INCREASED CAPITAL; TAXES

SECTION 3.1              REQUIREMENTS OF LAW, ETC.

(a)       If, after the Closing Date, (i) the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by a Governmental Authority, or (ii) the compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

(A)       shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Taxes and Excluded Taxes which are governed by Section 3.2 hereof);

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(B)       shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

(C)       shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrowers shall pay to such Lender, promptly after receipt of a written request therefor, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection (a), such Lender shall promptly notify Borrowing Agent (with a copy to the Agent) of the event by reason of which it has become so entitled.

(b)       If any Lender shall have determined that, after the Closing Date, the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof by a Governmental Authority or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder, or under or in respect of any Letter of Credit, to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the policies of such Lender or such corporation with respect to capital adequacy), then from time to time, upon submission by such Lender to Borrowing Agent (with a copy to the Agent) of a written request therefor (which shall include the method for calculating such amount), the Borrowers shall promptly pay or cause to be paid to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(c)       For purposes of this Section 3.1, the Dodd-Frank Act, any requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) under Basel III, and any rules, regulations, orders, requests, guidelines and directives adopted, promulgated or implemented in connection with any of the foregoing, regardless of the date adopted, issued, promulgated or implemented, are deemed to have been introduced and adopted after the Closing Date.

(d)       A certificate as to any additional amounts payable pursuant to this Section 3.1 submitted by any Lender to Borrowing Agent (with a copy to the Agent) shall be conclusive absent manifest error. In determining any such additional amounts, such Lender may use any method of averaging and attribution that it (in its sole discretion) shall deem applicable. The obligations of the Borrowers pursuant to this Section 3.1 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

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SECTION 3.2              TAX LAW, ETC.

(a)       All payments made by any Credit Party under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of any Taxes or Other Taxes. If any Taxes or Other Taxes are required to be deducted or withheld from any amounts payable to the Agent or any Lender hereunder, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after deducting, withholding and payment of all Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Loan Documents.

(b)       Whenever any Taxes or Other Taxes are required to be withheld and paid by a Credit Party, such Credit Party shall timely withhold and pay such taxes to the relevant Governmental Authorities. As promptly as possible thereafter, Borrowing Agent shall send to the Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by such Credit Party showing payment thereof or other evidence of payment reasonably acceptable to the Agent or such Lender. If such Credit Party shall fail to pay any Taxes or Other Taxes when due to the appropriate Governmental Authority or fails to remit to the Agent the required receipts or other required documentary evidence, such Credit Party and the Borrowers shall indemnify the Agent and the appropriate Lenders on demand for any incremental Taxes or Other Taxes paid or payable by the Agent or such Lender as a result of any such failure.

(c)       Each Lender that is not (i) a citizen or resident of the United States of America, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or (iii) an estate or trust that is subject to U.S. federal income taxation regardless of the source of its income (any such Person, a “Non-U.S. Lender”) shall deliver to Administrative Borrower and the Administrative Agent two copies of either U.S. Internal Revenue Service Form W-8BEN-E, W-8BEN, Form W-8IMY or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement with respect to such interest and two copies of a Form W-8BEN or W-BEN-E, as applicable, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by Credit Parties under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement or such other Loan Document. In addition, each Non-U.S. Lender shall deliver such forms or appropriate replacements promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify Borrowing Agent at any time it determines that such Lender is no longer in a position to provide any previously delivered certificate to Borrowing Agent (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this subsection (c), a Non-U.S. Lender shall not be required to deliver any form pursuant to this subsection (c) that such Non-U.S. Lender is not legally able to deliver.

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(d)       Each Lender that is not a Non-U.S. Lender shall deliver to Borrowing Agent and the Agent on or prior to the date on which such Lender becomes a party to this Agreement or any other Loan Document (and from time to time thereafter upon the reasonable request of Borrowing Agent or the Agent) executed copies of IRS Form W-9, as applicable, certifying that such Lender is exempt from U.S. federal backup withholding tax.

(e)       If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrowing Agent and the Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrowing Agent or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrowing Agent or Agent as may be necessary for Borrowing Agent and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.2(e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f)       The agreements in this Section 3.2 shall survive the termination of the Loan Documents and the payment of the Loans and all other amounts payable hereunder.

SECTION 3.3              FUNDING LOSSES. The Borrowers agree to indemnify each Lender, promptly after receipt of a written request therefor, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by a Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after such Borrower has given a notice (including a written or verbal notice that is subsequently revoked) requesting the same in accordance with the provisions of this Agreement, (b) default by a Borrower in making any prepayment of or conversion from Eurodollar Loans after such Borrower has given a notice (including a written or verbal notice that is subsequently revoked) thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of a Eurodollar Loan on a day that is not the last day of an Interest Period applicable thereto, or (d) any conversion of a Eurodollar Loan to a Base Rate Loan or an Overnight LIBOR Loan on a day that is not the last day of an Interest Period applicable thereto, or (e) any compulsory assignment of such Lender’s interests, rights and obligations under this Agreement. Such indemnification shall be in an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amounts so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the appropriate London interbank market, along with any administration fee charged by such Lender. A certificate as to any amounts payable pursuant to this Section 3.3 submitted to Borrowing Agent (with a copy to the Agent) by any Lender shall be conclusive absent manifest error. The obligations of the Borrowers pursuant to this Section 3.3 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

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SECTION 3.4              EURODOLLAR RATE AND OVERNIGHT LIBOR RATE LENDING UNLAWFUL; INABILITY TO DETERMINE RATE.

(a)       If any Lender shall determine (which determination shall, upon notice thereof to Borrowing Agent and the Agent, be conclusive and binding on the Borrowers in the absence of manifest error) that, after the Closing Date, (i) the introduction of or any change in or in the interpretation of any law makes it unlawful, or (ii) any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert (if permitted pursuant to this Agreement) any Loan into a Eurodollar Loan or Overnight LIBOR Loan, the obligations of such Lender to make, continue or convert any such Eurodollar Loan or Overnight LIBOR Loan shall, upon such determination, be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all outstanding Eurodollar Loans and Overnight LIBOR Loans payable to such Lender shall automatically convert (if conversion is permitted under this Agreement) into a Base Rate Loan, or be repaid (if no conversion is permitted) at the end of the then current Interest Periods with respect thereto or sooner, if required by law or such assertion.

(b)       If the Agent or the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate or Overnight LIBOR Rate with respect to a proposed Eurodollar Loan for any requested Interest Period or any proposed Overnight LIBOR Loan for any Overnight LIBOR Interest Period, as the case may be, or that (i) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan, or (ii) the Overnight LIBOR Rate for any Overnight LIBOR Interest Period with respect to a proposed Overnight LIBOR Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify Borrowing Agent and each Lender. Thereafter, the obligation of the Lenders to make or maintain such Eurodollar Loan or Overnight LIBOR Loan, as the case may be, shall be suspended until the Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, Borrowing Agent may revoke any pending request for a borrowing of, conversion to or continuation of such Eurodollar Loan or such Overnight LIBOR Loan, as the case may be, or, failing that, will be deemed to have converted such request into a request for a borrowing of a Base Rate Loan in the amount specified therein.

SECTION 3.5              DISCRETION OF LENDERS AS TO MATTERS OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of such Lender’s Loans in any manner such Lender deems to be appropriate; it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurodollar Loan during the applicable Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

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ARTICLE IV. CONDITIONS PRECEDENT

The obligation of the Lenders to make the first Loan and of Agent to issue the first Letter of Credit is subject to the Credit Parties satisfying each of the following conditions to the reasonable satisfaction of the Agent:

SECTION 4.1              NOTES. Borrowers shall have executed and delivered to each Lender its Revolving Credit Note.

SECTION 4.2              [RESERVED].

SECTION 4.3              [RESERVED].

SECTION 4.4              SECRETARY’S CERTIFICATE, RESOLUTIONS, ORGANIZATIONAL DOCUMENTS. Each Borrower and each Guarantor of Payment shall have delivered to each Lender a secretary’s certificate (or equivalent) certifying the names of the officers (or other authorized Persons) of such Borrowers or such Guarantor of Payment authorized to sign the Loan Documents, together with the true signatures of such officers (or other authorized Persons) and certified copies of (a) the resolutions of the board of directors (or equivalent governing body) of each Borrower and each Guarantor of Payment evidencing approval of the execution and delivery of the Loan Documents to which such Borrowers or such Guarantor of Payment, as the case may be, is a party, (b) the Formation Documents of each Borrower and each Guarantor of Payment, in each case having been certified, not more than thirty (30) days prior to the date of this Agreement, by the Secretary of State of the jurisdiction under which such Borrowers or such Guarantor of Payment has been organized, and (c) the Governance Documents of each Borrower and each Guarantor of Payment.

SECTION 4.5              GOOD STANDING CERTIFICATES. Each Borrower shall have delivered to Agent a good standing certificate (or equivalent) for such Borrowers and each Guarantor of Payment, issued on or about the Closing Date by the Secretary of State in the state(s) where such Borrowers or such Guarantor of Payment is organized or qualified as a foreign organization.

SECTION 4.6              LEGAL OPINION. Borrowers shall have delivered to Agent and each Lender an opinion of counsel for Borrowers and each Guarantor of Payment, in form and substance reasonably satisfactory to the Lenders.

SECTION 4.7              CLOSING, AGENT AND LEGAL FEES. Borrowers shall have paid to Agent, for the benefit of the Lenders, a closing fee in the amount of $30,000; and (b) all reasonable legal fees and expenses of Agent and the Lenders in connection with the preparation and negotiation of the Loan Documents.

SECTION 4.8              FINANCING STATEMENTS; LIEN SEARCHES AND PAYOFF LETTERS. With respect to the property owned or leased by each Borrower, BRJ Seller and each Guarantor of Payment and any other property securing the Secured Debt, Borrowers shall have caused to be delivered to Agent (a) the results of UCC lien searches reasonably satisfactory to Agent; (b) the results of federal and state tax lien and judicial lien searches reasonably satisfactory to Agent; and (c) UCC termination statements and payoff letters reflecting termination of all financing statements (other than financing statements related to Permitted Liens) previously filed by any party having a security interest in any part of the Collateral or any other property securing the Secured Debt other than the Senior Subordinated Debt.

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SECTION 4.9              BRJ ACQUISITION. In connection with the BRJ Acquisition, Borrowers shall have delivered to Agent (i) copies of the BRJ Acquisition Documents having been certified by an officer of Borrowers as true and correct, and (ii) any other evidence that Agent reasonably requests, in form and substance satisfactory to Agent, that the BRJ Acquisition has been completed.

SECTION 4.10          SELLER SUBORDINATION AGREEMENT; SELLER SUBORDINATED DEBT DOCUMENTS. Borrowers shall have delivered a fully executed Seller Subordination Agreement, in form and substance reasonably satisfactory to Agent. In addition, Borrowers shall have delivered to Agent a copy of the Seller Subordinated Debt Documents, in each case having been certified by an officer of Borrowers as being true and complete.

SECTION 4.11          SENIOR SUBORDINATION AGREEMENT; SENIOR SUBORDINATED DEBT DOCUMENTS. Borrowers shall have delivered a fully executed Senior Subordination Agreement, in form and substance reasonably satisfactory to Agent. In addition, Borrowers shall have delivered to Agent a copy of the Senior Subordinated Debt Documents, in form and substance satisfactory to Agent, in each case having been certified by an officer of Borrowers as being true and complete.

SECTION 4.12          MANAGEMENT SUBORDINATION AGREEMENT. Borrowers shall have delivered to Agent a fully executed Management Subordination Agreement, in form and substance reasonably satisfactory to the Lenders, together with a fully executed copy of the Management Agreement, in form and substance satisfactory to Agent.

SECTION 4.13          INSURANCE CERTIFICATE. Borrowers shall have delivered to Agent certificates of insurance, in form and substance reasonably satisfactory to Agent, as required by Section 5.1 with Agent listed as loss payee and additional insured.

SECTION 4.14          DEPOSIT ACCOUNTS. Borrowers shall have (a) delivered to Agent either (i) evidence, satisfactory to Agent, that Borrowers and each other Credit Party shall have closed or moved to Agent all Deposit Accounts (other than any Excluded Accounts) and lockboxes, or (ii) with respect to any such Deposit Accounts (other than Excluded Accounts) that are not closed or moved (the “Other Accounts”), deliver fully executed control agreements, in form and substance satisfactory to Agent, whereby Agent is given exclusive control over such Other Accounts; and (b) established Agent as its primary depository, cash management and treasury management institution.

SECTION 4.15          SOLVENCY CERTIFICATE. Agent shall have received a solvency certificate, in form and substance reasonably satisfactory to Agent, with respect to Borrowers.

SECTION 4.16          LANDLORD’S AND BAILEE’S WAIVER. Borrowers shall have delivered a landlord’s waiver and/or a bailee’s waiver, if applicable, each in form and substance satisfactory to Agent and the Lenders, for each location where either (a) a Credit Party’s books and records are located, or (b) any Collateral of a Credit Party with a fair market value in excess of $50,000 in the aggregate is located.

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SECTION 4.17          CASH MANAGEMENT PROCEDURES. Each Credit Party shall have established cash management and treasury management procedures with Agent satisfactory to Agent, in its sole and absolute discretion, including, without limitation, the establishment of (a) a demand Deposit Account with Agent as well as its other primary Deposit Accounts with Agent, (b) a subscription to Agent's web based financial reporting system.

SECTION 4.18          CUSTOMER IDENTIFICATION PROGRAM. Agent shall have received all customer identification program documentation and related documentation that it shall request in its sole discretion.

SECTION 4.19          FINANCIAL INFORMATION. Borrowers shall have delivered to Agent a proforma opening balance sheet for the Companies and cash flow statements, income statements and balance sheets for the Companies covering the one year period from Closing Date and set forth on a monthly basis.

SECTION 4.20          NO MATERIAL ADVERSE CHANGE. No material adverse change, in the opinion of the Lenders, shall have occurred in the financial condition or operations of the Credit Parties or the BRJ Seller since December 31, 2015.

SECTION 4.21          MISCELLANEOUS. The Credit Parties shall have provided to Agent such other items and shall have satisfied such other conditions as may be reasonably required by the Lenders.

ARTICLE V. COVENANTS

Each Credit Party agrees that so long as the Commitment remains in effect and thereafter until all of the Secured Debt shall have been paid in full (other than contingent indemnification obligations), each Credit Party shall perform and observe, and shall cause each other Company to perform and observe, each of the following provisions:

SECTION 5.1              INSURANCE. Each Company shall at all times maintain insurance upon its insurable Inventory, Equipment and other personal and real property, business interruption and general liability insurance in such form, written by such companies, in such amounts, for such period, and against such risks as are maintained by similar companies similarly situated, with provisions reasonably satisfactory to Agent for payment of all losses thereunder to Agent, for the benefit of the Lenders, and such Company as their interests may appear (loss payable and additional insured endorsement in favor of Agent), and, if required by Agent, Borrowers shall deposit the policies with Agent. Any such policies of insurance shall provide for no fewer than thirty (30) days prior written notice of cancellation to Agent. During the continuance of an Event of Default, Agent is hereby authorized to act as attorney-in-fact for any Credit Party in obtaining, adjusting, settling and canceling such insurance and indorsing any drafts. In the event of failure to provide such insurance as herein provided, Agent may, at its option, provide such insurance and the Credit Parties shall pay to Agent, upon demand, the cost thereof. Should the Credit Parties fail to pay such sum to Agent upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the Default Rate. Within ten (10) days of Agent’s written request, each Credit Party shall furnish to Agent such information about any Company’s insurance as Agent may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to Agent and certified by a Financial Officer of Borrowers. Notwithstanding the foregoing requirements, Agent acknowledges that Borrower’s insurance coverage in effect on the date hereof as reviewed by the Agent is satisfactory as of the Closing Date.

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SECTION 5.2              MONEY OBLIGATIONS. Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be Properly Contested) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) all of its wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. 206 207) or any comparable provisions; and (c) all of its other material obligations calling for the payment of money (except only those so long as and to the extent that the same shall be Properly Contested) before such payment becomes overdue.

SECTION 5.3              FINANCIAL STATEMENTS. The Credit Parties shall furnish to each Lender:

(a)       within 20 days after the end of each calendar month for the prior calendar month (i) an accounts receivable aging, (ii) an accounts payable aging (reconciled to the general ledger), and (iii) an Inventory report (valued on a first-in, first-out basis);

(b)       within 20 days after the end of each calendar month, balance sheets of Borrowers as of the end of such period and statements of income (loss), and cash flow for the Fiscal Quarter and Fiscal Year to date periods, all prepared on a Consolidated and consolidating basis, in accordance with GAAP, and in form and detail satisfactory to Agent and certified by a Financial Officer of Borrowers, together with a certificate of such officer setting forth the Defaults and Events of Default coming to such Financial Officer’s attention or, if none, a statement to that effect;

(c)       within 120 days after the end of each Fiscal Year, an annual audit report of Borrowers for that year prepared on a Consolidated and consolidating basis, in accordance with GAAP, and in form and detail satisfactory to Agent and certified by an independent public accountant satisfactory to Agent (Agent acknowledges that Freed Maxick CPAs, P.C. is satisfactory to Agent), which report shall include balance sheets and statements of income (loss), stockholders’ equity and cash-flow for that period, together with an opinion with respect to such financial statements of such independent accountants which opinion will be unqualified as to scope or going concern and will (i) state, in substance, that such accountants audited such financial statements in accordance with GAAP, that such audit provides a reasonable basis for their opinion, and that in their opinion such financial statements present fairly, in all material respects, the Borrowers and their Consolidated Subsidiaries on a Consolidated and consolidating basis as at the end of such Fiscal Year and the results of their operations and cash flows for such Fiscal Year in conformity with GAAP, or (ii) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization);

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(d)       concurrently with the delivery of the financial statements in (b) (with respect to a Fiscal Quarter end only) and (c) above, a Compliance Certificate;

(e)       with the delivery of the financial statements in (b) and (c) above, a copy of any management report, letter or similar writing furnished to the Companies by the accountants in respect of the Companies’ systems, operations, financial condition or properties;

(f)       by January 31st of each Fiscal Year, pro-forma projections and budget, set forth on a monthly basis, of Borrowers and their Subsidiaries on a Consolidated basis for such Fiscal Year, to be in form acceptable to Agent;

(g)       concurrently with the delivery of the financial statements in (c) above, a management discussion and analysis highlighting performance, in form and detail satisfactory to Agent; and

(h)       within 10 days of Agent’s written request, such other information about the financial condition, properties and operations of any Company as Agent may from time to time reasonably request, which information shall be submitted in form and detail reasonably satisfactory to Agent.

SECTION 5.4              FINANCIAL RECORDS. Each Company shall at all times maintain true and complete records and books of account, including, without limiting the generality of the foregoing, appropriate reserves for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times (during normal business hours and upon notice to such Company) permit the Lenders to examine that Company’s books and records and to make excerpts therefrom and transcripts thereof.

SECTION 5.5              FRANCHISES. Except as permitted under Section 5.12 hereof, each Company shall preserve and maintain at all times its existence, material rights and other franchises material to such Company’s business.

SECTION 5.6              ERISA COMPLIANCE. No Company shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any ERISA Plan. The Credit Parties shall furnish to the Lenders (a) as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event with respect to any ERISA Plan has occurred, a statement of the Financial Officer of such Company, setting forth details as to such Reportable Event and the action that such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company, (b) promptly after the filing thereof with the Internal Revenue Service, copies of each annual report with respect to each ERISA Plan that is subject to Title IV of ERISA or provides retiree medical benefits and is established or maintained by such Company for each plan year, including (i) where required by law, a statement of assets and liabilities of such ERISA Plan as of the end of such plan year and statements of changes in fund balance and in financial position, or a statement of changes in net assets available for plan benefits, for such plan year, certified by an independent public accountant satisfactory to Agent and (ii) if such ERISA Plan is required by law to perform an annual actuarial review, an actuarial statement of such ERISA Plan applicable to such plan year, certified by an enrolled actuary of recognized standing acceptable to Agent, and (c) promptly after receipt thereof a copy of any notice such Company or any member of the Controlled Group may receive from the PBGC or the Internal Revenue Service with respect to any ERISA Plan administered by such Company; provided, that this latter clause shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service. Borrowers shall promptly notify the Lenders of any material taxes assessed, proposed to be assessed or that any Credit Party has reason to believe may be assessed against a Company by the Internal Revenue Service with respect to any ERISA Plan. As soon as practicable, and in any event within twenty (20) days, after any Company becomes aware that an ERISA Event has occurred, such Company shall provide Lender with notice of such ERISA Event with a certificate by a Financial Officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto. Each Credit Party shall, at the request of Agent or any Lender, deliver or cause to be delivered to Agent or such Lender, as the case may be, true and correct copies of any documents relating to the ERISA Plan established or maintained by any Company.

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SECTION 5.7              FINANCIAL COVENANTS;

(a)       CONSOLIDATED FIXED CHARGE COVERAGE RATIO. The Companies shall not permit the Consolidated Fixed Charge Coverage Ratio of Borrowers to be less than 1.15 to 1.00 for the Fiscal Quarter ending December 31, 2017, and each Fiscal Quarter thereafter, as calculated for the four (4) consecutive Fiscal Quarter period ending on such date.

(b)       [RESERVED].

SECTION 5.8              BORROWING. No Company shall create, incur or have outstanding any Indebtedness of any kind; provided, that this Section shall not apply to (a) the Loans, the Letters of Credit or any other Indebtedness under the Loan Documents; (b) any Indebtedness incurred by Borrowers or any Credit Party in respect of Capital Leases and any Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets after the Closing Date that is secured by purchase money mortgage or purchase money security interests, so long as the combined aggregate principal amount of all such Indebtedness does not exceed $500,000 at any time outstanding; (c) the Indebtedness existing on the Closing Date as set forth in Schedule 5.8 hereto and any refinancings, refundings, renewals or extensions thereof, which do not increase the principal amount or shorten the maturity thereof; (d) loans to a Company from a Company so long as (I) each such Company borrowing such money is a Borrower or a Credit Party, (II) each such loan is evidenced by the Master Promissory Note, which such promissory note has been pledged to Agent, for the benefit of the Lenders, in a manner reasonably satisfactory to Agent, and (III) the Master Promissory Note is Subordinated; (e) Indebtedness under any Hedge Agreement entered into by Borrowers in connection with the Debt and not for speculative purposes, (f) guarantee obligations incurred in the ordinary course of business by a Company of Indebtedness of a Credit Party, (g) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts, (h) Indebtedness constituting Investments permitted pursuant to Section 5.11 hereof or Restricted Payments permitted pursuant to Section 5.20 hereof, (i) Indebtedness evidenced by the Seller Subordinated Debt Documents; provided that such Indebtedness remains at all times subject to the terms of the Seller Subordination Agreement; (j) Indebtedness evidenced by the Senior Subordinated Debt Documents; provided that such Indebtedness remains at all times subject to the terms of the Senior Subordination Agreement; (k) Indebtedness of any Credit Party arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn by such Credit Party in the ordinary course of business against insufficient funds, so long as such Indebtedness is repaid within five (5) Business Days; (l) endorsements of items for deposit or collection of commercial paper received in the ordinary course of business; (m) Indebtedness in respect of deposits or advances received in the ordinary course of business; and (n) other unsecured Indebtedness in an aggregate amount not to exceed $50,000, at any time outstanding.

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SECTION 5.9              LIENS. No Company shall create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section shall not apply to Permitted Liens and Liens securing the Senior Subordinated Debt so long as such Liens are in compliance with the terms of the Senior Subordination Agreement. In addition, no Company shall enter into any contract or agreement that would prohibit Agent or the Lenders from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of a Company, other than in connection with the Indebtedness described in Section 5.8(b) hereof or the licensing of Intellectual Property; provided that any such restriction contained therein relates only to the asset or assets subject to such Liens.

SECTION 5.10          REGULATIONS U AND X. No Company shall take any action that would result in any non-compliance of the Loans with Regulations U and X of the Board of Governors of the Federal Reserve System.

SECTION 5.11          INVESTMENTS AND LOANS. No Company shall: (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership, (d) make or keep outstanding any advance or loan to any Person, or (e) be or become a Guarantor of any kind; provided, that this Section shall not apply to:

(i)         any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business;

(ii)        any investments in cash or Cash Equivalents;

(iii)       the holding of Subsidiaries listed on Schedule 7.1 hereto as of the Closing Date;

(iv)       intercompany loans to the extent permitted under Section 5.8(d);

(v)        any advance or loan to an officer, director or employee of a Company made in the ordinary course of such Company’s business, so long as all such advances and loans from all Companies aggregate not more than the maximum principal sum of $25,000 at any time outstanding;

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(vi)       the creation, acquisition or holding of any Wholly-Owned Subsidiary that is a Domestic Subsidiary so long as such Subsidiary is in compliance with Section 5.22 of this Agreement;

(vii)      extensions of trade credit in the ordinary course of business;

(viii)     investments by Borrowers in Hedge Agreements other than for speculative purposes;

(ix)       investments acquired by Borrowers (a) in exchange for any other investment held by Borrowers in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment or (b) as a result of the foreclosure by Borrowers with respect to any secured investment or other transfer of title with respect to any secured investment in default;

(x)        investments, loans and guaranties described on Schedule 5.11 hereto and any renewal or replacement thereof;

(xi)       investments that constitute Restricted Payments permitted under Section 5.20 hereof;

(xii)      Investments in Capital Expenditures to the extent permitted hereunder;

(xiii)     guaranties permitted under Section 5.8 hereof;

(xiv)     contributions of capital by any Credit Party to any other Credit Party until such time as Agent or the Required Lenders directs the Credit Parties during the existence of a Default or Event of Default, that no such contribution of capital may be made; or

(xv)      other investments in an aggregate amount not to exceed $100,000.

SECTION 5.12          MERGER AND SALE OF ASSETS. No Company shall merge or consolidate with any other Person, liquidate, wind-up or dissolve itself, or sell, lease or transfer or otherwise dispose of any assets to any Person other than Inventory in the ordinary course of business, except that, if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist:

(a)       any Company may sell or dispose of assets (i) for fair market value (as determined in the good faith of a Borrowers’ senior management), and (ii) in amounts not to exceed $250,000 in the aggregate for all Companies in any Fiscal Year so long as the proceeds of such sale or disposition are applied in the manner set forth in Section 2.7;

(b)       so long as the security interest granted to Agent, for the benefit of the Lenders, in the Collateral shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger) any Subsidiary may merge with (i) any Borrower (provided that such Borrower shall be the continuing or surviving Person) or (ii) any one or more Credit Parties, provided that the continuing or surviving Person shall be a Domestic Subsidiary that is a Wholly-Owned Subsidiary that is a Credit Party;

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(c)       so long as the security interest granted to Agent, for the benefit of the Lenders, in the Collateral shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer), any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to (i) a Borrower, or (ii) any Wholly-Owned Subsidiary that is a Domestic Subsidiary that is a Credit Party; or

(d)       any Company may (i) dispose of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business; (ii) sell or otherwise dispose of Cash Equivalents for fair market value; or (iii) dispose of obsolete, damaged, surplus, unused or worn out property in the ordinary course of business in amounts not to exceed $250,000 in the aggregate for all Companies in any Fiscal Year so long as the proceeds of such sale or disposition are applied in the manner set forth in Section 2.7.

SECTION 5.13          ACQUISITIONS. Except for the BRJ Acquisition or as expressly permitted under Section 5.11 or 5.12 hereof, without the prior written consent of the Required Lenders, no Company shall acquire or permit any Subsidiary to acquire the assets or stock of any other Person.

SECTION 5.14          NOTICE. The Credit Parties shall cause a Financial Officer of Borrowers to notify Agent and the Lenders within three (3) Business Days after obtaining knowledge of any (a) Default or Event of Default that has occurred hereunder or any representation or warranty made in Article VII hereof or elsewhere in this Agreement or in any Related Writing that has for any reason ceased in any material respect to be true and complete, (b) any default has occurred under the BRJ Acquisition Documents, the Seller Subordinated Debt Documents or the Senior Subordinated Debt Documents, (c) litigation or proceeding that is brought against any Company before any court or administrative agency which could reasonably be expected to have or result in a Material Adverse Effect, (d) material adverse change or development in connection with any such litigation or proceeding, (e) there is (i) any change to a Borrower’s right to use any of its Intellectual Property necessary for the conduct of its business, (ii) any addition or acquisition of any material new Intellectual Property or (iii) any registration of any Intellectual Property with the United States Patent and Trademark Office, and (f) material change to any Company’s insurance coverage, (g) there is any change to the requirement of any Credit Party to obtain any consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other Person, required to be obtained or completed by the Credit Parties in connection with the execution, delivery or performance of any of the Loan Documents, that has not already been obtained or completed, (h) any material change in accounting policies of any Credit Party, (i) any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving any Credit Party, (j) any material breach or non-performance of, or any material default under, any material contract of a Credit Party, or any material violation of, or material non-compliance with, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement, (k) any material dispute, litigation, investigation, proceeding or suspension which may exist at any time between any Credit Party and any Governmental Authority, and (l) any Material Adverse Effect shall have occurred as determined by a Financial Officer of a Company. Each notice pursuant to this Section shall be accompanied by a written statement by a Financial Officer on behalf of the Credit Parties setting forth details of the occurrence referred to therein, and stating what action Borrowers or any other Company proposes to take with respect thereto and at what time. Each notice under Section 5.14(a) hereof shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

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SECTION 5.15          ENVIRONMENTAL COMPLIANCE. Each Company shall comply with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which any Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise, the failure to comply with which could be reasonably expected to result in a Material Adverse Effect. Borrowers shall furnish to the Lenders, promptly after receipt thereof, a copy of any notice any Company may receive from any governmental authority, private Person or otherwise that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company. No Company shall allow the release or disposal of hazardous substances, hazardous waste, solid waste or other substances or wastes on, under or to any real property in which any Company holds any interest in violation of any Environmental Law, the failure to comply with which could be reasonably expected to result in a Material Adverse Effect. As used in this Section, “litigation or proceeding” means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any governmental authority, private Person or otherwise. Each Credit Party shall defend, indemnify and hold Agent and the Lenders harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including reasonable attorneys’ fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law, provided that no Lender or Agent shall have the right to be indemnified under this Section for its gross negligence or willful misconduct. Such indemnification shall survive any termination of this Agreement.

SECTION 5.16          AFFILIATE TRANSACTIONS. No Company shall, or shall permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of a Company on terms that are less favorable in any material respect to such Company or such Subsidiary, as the case may be, than those that might be obtained at the time in a transaction with a non-Affiliate; provided, however, that the foregoing shall not prohibit (a) the payment of customary and reasonable directors’ fees to directors who are not employees of a Company or any Affiliate of a Company; (b) compensation arrangements for officers and other employees of or consultants to any Company entered into in the ordinary course of business; (c) any transaction between a Borrower and an Affiliate (if a Credit Party) that Borrowers reasonably determine in good faith is beneficial to Borrowers and their Affiliates as a whole and that is not entered into for the purpose of hindering the exercise by Agent or the Lenders of their rights or remedies under this Agreement, (d) the payment of any Sponsor Management Fee to the extent permitted pursuant to Section 5.21 hereof; (e) any reimbursement and indemnification obligations pursuant to the Management Agreement in effect as of the Closing Date; (f) loan to employees and other investments permitted by Section 5.11; or (g) Restricted Payments permitted by Section 5.20, Indebtedness permitted by Section 5.8 and transactions permitted by Section 5.12.

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SECTION 5.17          ASSIGNED CONTRACTS. Each Credit Party will secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Agent of any Assigned Contract and to enforce the security interests granted hereunder. Each Credit Party shall fully perform all of its obligations under each of its Assigned Contracts, and shall enforce all of its rights and remedies thereunder, in each case, as it deems appropriate in its business judgment. Such Credit Party shall notify Agent in writing, promptly after such Credit Party becomes aware thereof, of any event or fact which could give rise to a material claim by it for indemnification under any of its Assigned Contracts. If an Event of Default then exists, Agent may, and at the direction of Required Lenders shall, directly enforce such right in its own or such Credit Party’s name and may enter into such settlements or other agreements with respect thereto as Agent shall determine. In any suit, proceeding or action brought by Agent under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, the Credit Parities shall indemnify and hold Agent and Lenders harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaims, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by such Credit Party of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from the Credit Parties to or in favor of such obligor or its successors, except for such expenses, damages or losses resulting from Agent’s or any Lender’s gross negligence or willful misconduct. All such obligations of the Credit Parties shall be and remain enforceable only against the Credit Parties and shall not be enforceable against Agent or Lender. Notwithstanding any provision hereof to the contrary, the Credit Parties shall at all times remain liable to observe and perform all of its duties and obligations under its Assigned Contracts, and Agent’s exercise of any of its rights with respect to the Collateral shall not release the Credit Parties from any of such duties and obligations. Neither Agent nor any Lender shall be obligated to perform or fulfill any of any Credit Party’s duties or obligations under its Assigned Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

SECTION 5.18          NAMES AND LOCATION OF COLLATERAL. No Company shall change its jurisdiction of organization or name (as set forth in its Formation Documents), unless, in each case, such Company shall provide Agent with at least five (5) days prior written notice thereof. Borrowers shall also provide Agent with at least five (5) days prior written notification of (a) any new locations where any Company’s Inventory or Equipment is to be maintained; (b) any change in the location of the office where any Company’s records pertaining to its Accounts are kept; (c) the location of any new places of business and the changing or closing of any of its existing places of business; and (d) any change in any Company’s chief executive office. In the event of any of the foregoing, each Credit Party hereby authorizes Agent to file, new UCC financing statements (as such Credit Party’s irrevocable attorney-in-fact) describing the Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in Agent’s sole discretion, to perfect or continue perfected the security interest of Agent, for the benefit of the Lenders, in the Collateral, based upon such new places of business or names, and the Credit Parties shall pay all filing and recording fees and taxes in connection with the filing or recordation of such financing statements and shall promptly reimburse Agent therefor if Agent pays the same. Such amounts shall be Related Expenses hereunder. Notwithstanding anything to the contrary contained herein, no Credit Party shall be permitted to move any Collateral from a location inside the United States to a location outside the United States without the prior written consent of the Required Lenders.

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SECTION 5.19          AMENDMENT OF ORGANIZATIONAL DOCUMENTS. Except as necessary to effectuate the mergers and consolidations permitted pursuant to Section 5.12 hereof, no Company shall amend its Organizational Documents without the prior written consent of Agent, only if such change would adversely affect the rights of Agent or the Lenders hereunder.

SECTION 5.20          RESTRICTED PAYMENTS. The Companies shall not pay or commit themselves to pay any Restricted Payments at any time; provided, however, that:

(a)       Borrowers may make Tax Distributions so long as no Default or Event of Default has occurred and is continuing;

(b)       any Borrower may pay or commit itself to pay a Capital Distribution (other than a Tax Distribution) so long as:

(i)        no Default has occurred and is continuing or would result immediately after giving effect to such Capital Distribution;

(ii)       immediately after giving effect to such Capital Distribution, the Borrowers shall have a Consolidated Fixed Charge Coverage Ratio for the trailing four (4) consecutive Fiscal Quarters calculated on a pro forma basis after giving effect to such Capital Distribution of not less than 1.20 to 1.00; and

(iii)      the Borrowing Agent shall have delivered to the Agent a certificate in form and substance reasonably satisfactory to the Agent certifying as to the items described in subsections (i) and (ii) above and attaching calculations for subsection (ii).

(c)       Borrowers may make scheduled payments on account of the Seller Subordinated Debt Documents so long as such payments are permitted under the terms of the applicable Seller Subordination Agreement; and

(d)       Borrowers may make payments on account of the Senior Subordinated Debt so long as such payments are permitted under the terms of the Senior Subordination Agreement.

SECTION 5.21          MANAGEMENT FEES. The Companies shall not pay any Management Fees during any Fiscal Year; provided, however, that the Companies may pay Sponsor Management Fees permitted under the Management Subordination Agreement.

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SECTION 5.22          SUBSIDIARY GUARANTIES. Each Domestic Subsidiary created or acquired subsequent to the Closing Date (as permitted under the terms of this Agreement) shall also be subject to the satisfaction of the following conditions on or prior to the date of its creation or acquisition or within five (5) Business Days thereafter (or such other time frame as specified below):

(i)         Borrowers shall provide written notice to Agent at least ten (10) days prior to the creation or acquisition of such Subsidiary,

(ii)        such Subsidiary shall execute and deliver to Agent, a joinder and assumption agreement to this Agreement, in form and substance satisfactory to Agent, which agreement shall make such Subsidiary a Credit Party hereunder, including, without limitation, pursuant to Articles VI and XII hereunder,

(iii)       Borrowers or such other Person shall execute and deliver to Agent, for the benefit of the Lenders, a Pledge Agreement with respect to all of its issued and outstanding Capital Stock of such Subsidiary, and otherwise in form and substance reasonably satisfactory to Agent, together with the original stock certificates (or equivalent) and appropriate stock powers (or equivalent),

(iv)       such Subsidiary shall authorize Agent to file appropriate UCC financing statements naming such Subsidiary as debtor,

(v)        with respect to an acquired Subsidiary, Borrowers shall deliver to Agent, the results of UCC, federal and state tax lien and judicial lien searches with regard to such Subsidiary, satisfactory to Agent,

(vi)       Borrowers shall cause such Subsidiary to deliver to Agent an officer’s certificate certifying the names of the officers (or other authorized Persons) of such Subsidiary authorized to sign the Loan Documents, together with the true signatures of such officers (or other authorized Persons) and certified copies of (A) the resolutions of the board of directors (or equivalent governing body) of such Subsidiary evidencing approval of the execution and delivery of the Loan Documents and the execution of other Related Writings to which such Subsidiary is a party, (B) the Formation Documents of such Subsidiary having been recently certified by the Secretary of State of the jurisdiction under which such Domestic Subsidiary shall have been organized, and (C) the Governance Documents of such Subsidiary,

(vii)      Borrowers shall, upon reasonable request of Agent, deliver to Agent and the Lenders, an opinion of counsel for such Subsidiary, in form and substance reasonably satisfactory to Agent,

(viii)     Borrowers shall deliver to Agent a good standing certificate (or equivalent) for such Subsidiary issued by the Secretary of State in the state(s) where such Subsidiary is organized or qualified as a foreign entity,

(ix)       Borrowers shall deliver to Agent a revised Schedule 7.1 to this Agreement reflecting the information required thereon for such Subsidiary; and

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(x)        Each Credit Party, including such Subsidiary, shall deliver to Agent such other documents as Agent may request, in its reasonable discretion.

SECTION 5.23          COLLATERAL. Each Credit Party shall:

(a)       at all reasonable times and with prior notice thereof allow Agent by or through any of its officers, agents, employees, attorneys, or accountants to (i) examine, inspect, and make extracts from each Credit Party’s books and other records, including, without limitation, the tax returns of such Credit Party; (ii) arrange for verification of each Credit Party’s Accounts, under reasonable procedures, directly with Account Debtors or by other methods; and (iii) examine and inspect Each Credit Party’s Inventory and Equipment, wherever located; provided, however, unless an Event of Default is continuing, the Credit Parties shall not be required to reimburse the Agent for more than one such inspection or visit in any Fiscal Year;

(b)       promptly furnish to Agent upon request (i) additional statements and information with respect to the Collateral, and all writings and information relating to or evidencing any of any Credit Party’s Accounts (including, without limitation, computer printouts or typewritten reports listing the mailing addresses of all present Account Debtors), and (ii) any other writings and information as Agent may reasonably request;

(c)       notify Agent in writing of any Accounts with respect to which the Account Debtor is the United States of America or any state, city, county or other governmental authority or any department, agency or instrumentality of any of them, or any foreign government or instrumentality thereof or any business which is located in a foreign country;

(d)       promptly notify Agent in writing of any information which any Credit Party has or may receive with respect to the Collateral which materially and adversely affects the value thereof or the rights of Agent or the Lenders with respect thereto; and

(e)       maintain the Equipment in good operating condition and repair, ordinary wear and tear excepted, making all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved, and promptly inform Agent of any material deletions from the Equipment, other than obsolete, worn out, damaged, surplus, unused or permanently retired Equipment.

If the Credit Parties fail to keep and maintain any material Equipment in good operating condition, other than obsolete, worn out, damaged, surplus, unused or permanently retired Equipment, Agent may (but shall not be required to) so maintain or repair all or any part of the Equipment and the cost thereof shall be a Related Expense. All Related Expenses are payable to Agent upon demand therefor; Agent may, at its option, debit Related Expenses directly to the Revolving Credit Notes or any other Notes.

SECTION 5.24          FURTHER ASSURANCE. Each Credit Party will, and will cause each other Company, at no expense to Agent or any Lender, make and do all such acts and things (including, without limitation, the delivery to Agent of any Chattel Paper, Document, Instrument, or other writing or record of any kind the possession of which perfects a security interest therein, and the taking of any action necessary to give Agent control of any Chattel Paper, Deposit Account, Investment Property, or Letter of Credit Rights the control of which perfects a security interest therein) as Agent may from time to time reasonably require for the better evidencing, perfection, protection, or validation of, or realization of the benefits of, its security interest in the Collateral of the Credit Parties or any real property of the Credit Parties. Without limiting the generality of the foregoing, each Credit Party will, at no expense to Agent or any Lender, upon each request of Agent:

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(i)         complete, correct, amend, continue, supplement, sign (or otherwise authenticate if Agent shall so require), and file in such public offices as Agent may from time to time deem advisable, such financing statements and amendments thereto (including, without limitation, continuation statements) naming such Credit Party as debtor and containing such collateral indications (including, by way of example, but without limitation, “all assets in which debtor now has or hereafter acquires any rights or any power to transfer rights” or “all personal property and fixtures in which debtor now has or hereafter acquires any rights or any power to transfer rights”) and other information (including, without limitation, if Agent shall require, a statement to the effect that all chattel paper and each and every instrument in which such Credit Party has or at any time acquires any rights or any power to transfer rights has been assigned to Agent, and any further assignment of all or any part of any such chattel paper or instrument or any interest therein violates the rights of Agent) as Agent may from time to time require,

(ii)        sign (or otherwise authenticate if Agent shall so require) and deliver, and, upon each request of Agent, use reasonable commercial efforts to cause third parties to sign (or otherwise authenticate if Agent shall so require) and deliver, such affidavits, assignments, financing statements, indorsements of specific items of the Collateral of such Credit Party, mortgages, powers of attorney, control agreements, security agreements, and other writings and other records, as Agent may from time to time reasonably require, each in form and substance satisfactory to Agent, including, without limitation, short form motor vehicle security agreements in the form and substance as Agent shall require,

(iii)       cause all Chattel Paper and Instruments in which such Credit Party now has or hereafter acquires any rights to bear a conspicuous legend, in form and substance reasonably satisfactory to Agent, indicating that the Chattel Paper or Instrument, as the case may be, has been assigned to Agent and that further assignment thereof violates the rights of Agent; provided, however, that so long as no Event of Default exists, such Credit Party shall only be required to comply with this subpart (iii) to the extent that the aggregate value of the Companies’ Chattel Paper and Instruments exceeds $50,000,

(iv)       cause all applicable certificates of title (in the case of any motor vehicle or other chattel in which Agent has been granted a security interest by such Credit Party and which is subject to any certificate of title law) to be duly noted with Agent’s security interest and to be deposited with Agent,

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(v)        comply with every other requirement deemed necessary by Agent in its reasonable discretion for the perfection of its security interest in the Collateral of such Credit Party, and

(vi)       with respect to any other location where any books and records or any Collateral is located, cause to be delivered a landlord waiver and mortgagee waiver, if applicable, each in form and substance reasonably satisfactory to Agent.

Each Credit Party hereby authorizes Agent, on behalf of the Lenders, to file financing statements with respect to the Collateral, including such financing statements that describe the Collateral as “all assets” or “all personal property” or words of similar effect. Each Credit Party hereby authorizes Agent or Agent’s designated agent (but without obligation by Agent to do so) to make and do all such acts and things referred to in this Section 5.24, and to incur Related Expenses (whether prior to, upon, or subsequent to any Default or Event of Default), and each Credit Party shall promptly repay, reimburse, and indemnify Agent and the Lenders for any and all Related Expenses. All Related Expenses are payable to Agent upon demand therefor.

SECTION 5.25          MODIFICATIONS TO CERTAIN MATERIAL DOCUMENTS. Without the prior written consent of the Required Lenders, the Companies shall not permit any amendment, restatement, waiver or other modification, in a manner adverse to any Company, Agent or any Lender, of any of the (a) BRJ Acquisition Documents, (b) the Seller Subordinated Debt Documents unless permitted under the terms of the Seller Subordination Agreement, (c) Senior Subordinated Debt Documents unless permitted under the terms of the Senior Subordination Agreement or otherwise permitted under this Agreement, or (d) the Management Agreement.

SECTION 5.26          FISCAL YEAR. No Company will, or will permit any Subsidiary to, change its Fiscal Year or the Fiscal Year of its Subsidiaries.

SECTION 5.27          ANTI-TERRORISM LAWS. No Company shall (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law. Each Credit Party shall deliver to Lenders any certification or other evidence requested from time to time by any Lender in its sole discretion, confirming such Credit Party’s compliance with this Section.

SECTION 5.28          POST CLOSING COVENANT. Borrowers covenant and agree that they shall deliver to Agent, in form and substance satisfactory to Agent, a good standing certificate (or equivalent) for BRJ by the Secretary of State of the state of New York within five (5) days of the Closing Date.

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SECTION 5.29          OTHER BUSINESSES. Each Company will not, and will not permit any of its Subsidiaries to, engage in any business other than the business in which they are currently engage or any other businesses reasonably related or incidental thereto.

SECTION 5.30          ACCOUNTING CHANGES. No Company will, or will permit any of its Subsidiaries to, make or permit any change in its accounting policies or financial reporting practices and procedures, except changes in accounting policies which are required or permitted by GAAP and changes in financial reporting practices and procedures which are required or permitted by GAAP or recommended by Borrowers’ accountants, in each case as to which Borrowers shall have delivered to the Agent prior to the effectiveness of any such change a report prepared by a Financial Officer of Borrowers describing such change and explaining in reasonable detail the basis therefor and effect thereof. In the event any “Accounting Changes” (as defined below) shall occur and such changes affect financial covenants, standards or terms in this Agreement, then the Credit Parties, the Lenders and the Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of the Credit Parties, shall be the same after such Accounting Changes as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by the Borrowers, the Required Lenders and Agent (a) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (b) Borrowers shall prepare footnotes to the financial statements required to be delivered hereunder that show the differences between the financial statements required to be delivered hereunder (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). For the purposes of this Section 5.30, “Accounting Changes” shall mean changes in accounting principles required or permitted by Borrowers’ GAAP and implemented by Borrowers.

SECTION 5.31          SPECULATIVE TRANSACTIONS. No Company will enter into any Hedge Agreement, except (a) Hedge Agreements entered into to hedge or mitigate risks to which any Company has actual exposure, and (b) Hedge Agreements entered into in order to cap, collar or exchange interest rates (from floating rate to fixed rate, from one floating rate to another floating rate or otherwise) with respect to any interest bearing liability or investment of any Company. In no event shall any Company enter into any Hedge Agreement for speculative purposes.

SECTION 5.32          SUBSIDIARY RESTRICTIONS. No Company will, or permit any Subsidiary to, enter into, or be otherwise subject to, any contract or agreement (including its certificate of incorporation or formation, by-laws, limited liability company operating agreement or partnership agreement) which limits the amount of or otherwise imposes restrictions on (i) the payment of dividends or distributions by any Subsidiary to Borrowers or any other Subsidiary, (ii) the payment by any Subsidiary of any indebtedness owed to Borrowers or any other Subsidiary, (iii) the making of loans or advances by any Subsidiary to Borrowers or any other Subsidiary, (iv) the transfer by any Subsidiary of its property or assets to Borrowers or any other Subsidiary, (v) the merger or consolidation of any Subsidiary with or into Borrowers or any other Subsidiary, or (vi) the guaranty by any Subsidiary of Borrowers’ indebtedness under the Loan Documents; provided that (a) the foregoing shall not apply to restrictions and conditions imposed by law or by the Loan Documents, (b) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or asset pending such sale, provided such restrictions and conditions apply only to the Subsidiary or asset that is to be sold and such sale is permitted hereunder, (c) clause (iv) of the foregoing shall not apply to customary provisions in leases, licenses and other contracts restricting the assignment, licensing, subletting, leasing thereof or otherwise granting a Lien on the assets subject thereto, (d) the foregoing shall not apply to restrictions set forth in the Indebtedness described in paragraph 5.8(b), (e) the foregoing shall not apply to customary provisions in joint venture agreements expressly permitted hereunder and applicable solely to such joint venture, (f) the foregoing shall not apply to restrictions contained in any non-material agreement in effect at the time a Person becomes a Subsidiary of Borrowers so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary of Borrowers, (g) the foregoing shall not apply to restrictions that arise in connection with cash or other deposits permitted hereunder and limited to such cash or deposit, and (h) the foregoing shall not apply to restrictions on cash earnest money deposits in favor of sellers in connection with acquisitions not prohibited hereunder.

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SECTION 5.33          [RESERVED].

SECTION 5.34          PAYMENT LIMITATIONS. No Company will enter into or become subject to any contractual restriction on the payment of the Secured Debt.

ARTICLE VI. SECURITY

SECTION 6.1              SECURITY INTEREST IN COLLATERAL. In consideration of and as security for the full and complete payment of all of the Secured Debt, each Credit Party hereby creates and provides in favor of Agent for the benefit of the Lenders, and grants to Agent for the benefit of the Lenders, a security interest in and an assignment of the Collateral of such Credit Party. The “Collateral” of any Credit Party shall mean, collectively,

(a)       all Accounts, all Chattel Paper, all Deposit Accounts, all Documents, all Equipment, all fixtures, all General Intangibles, all Instruments, all Inventory, all Investment Property, all letters of credit, all Letter of Credit Rights, all Receivables, all Intellectual Property, all Assigned Contracts and all Supporting Obligations in which such Credit Party now has or hereafter acquires any rights or any power to transfer rights;

(b)       all Commercial Tort Claims in which such Credit Party now has rights or any power to transfer rights and which are described on Schedule 7.4 hereto, as may be amended from time to time;

(c)       all property, tangible or intangible, in which such Credit Party now has or hereafter acquires any rights or any power to transfer rights and which now or hereafter is in the control (by Document or otherwise) or possession of the Lenders and Agent or any of them or is owed by the Lenders and Agent or any of them to such Credit Party, including, without limitation, any Cash Collateral Account and all other Deposit Accounts; and

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(d)       all accessions to and Products of all or any part of the goods hereinbefore described, all replacements and substitutions for, and all additions to, and all Proceeds of, all or any part of the property described in the foregoing clauses (a), (b), and (c) or any other accessions, Products, replacements, substitutions, additions, or Proceeds in which such Credit Party now has or hereafter acquires any rights or any power to transfer rights.

Notwithstanding anything herein to the contrary, in no event shall the Lien granted under this Section 6.1 attach to or be deemed to be created in any Excluded Property.

SECTION 6.2              AFTER ACQUIRED PROPERTY. As to any property that would be included among the Collateral of any Credit Party on the date hereof but for the fact that such property does not presently exist or the fact that such Credit Party does not presently have any rights in such property or any power to transfer rights therein, such property shall be included among the Collateral of such Credit Party, and Agent’s security interest in such property shall automatically attach thereto, immediately when such property comes into existence and such Credit Party acquires any rights therein or any rights to transfer rights therein, in each case without the making or doing of any further or other act or thing. If, at any time after the date hereof, any Credit Party shall acquire any rights or any power to transfer rights in any Commercial Tort Claim, or if the UCC shall be amended to include within its scope any property that, prior to giving effect to such amendment, would not be included among the Collateral of such Credit Party, then, and in each such case, such Credit Party shall forthwith notify Agent and shall execute and deliver to Agent (or otherwise authenticate if Agent shall require) such security agreements and other writings or records as Agent shall require, each in form and substance reasonably satisfactory to Agent, for the purpose of granting in favor of Agent, for the benefit of Agent and the Lenders, as security for the Secured Debt, a perfected first priority security interest in and assignment of such Commercial Tort Claim or other property and all proceeds thereof, free and clear of any Lien other than any in favor of Agent. Upon the granting of such security interest, such Commercial Tort Claim or other property, as the case may be, and all Proceeds thereof shall be deemed to be included among the Collateral of such Credit Party. No Credit Party shall open any Commodity Account, Deposit Account, or Securities Account, other than any petty cash accounts, payroll accounts, or trust accounts, unless, prior to or concurrently with the opening thereof, such Credit Party and the Person by which or with which such Commodity Account, Deposit Account or Securities Account, as the case may be, is to be maintained shall have entered into a control agreement in form and substance satisfactory to Agent and the Lenders.

SECTION 6.3              COLLECTIONS AND RECEIPT OF PROCEEDS BY THE CREDIT PARTIES. Prior to the exercise by Agent and the Lenders of their rights under Article IX of this Agreement, both (i) the lawful collection and enforcement of all of each Credit Party’s Receivables, and (ii) the lawful receipt and retention by each Credit Party of all Proceeds of all of such Credit Party’s Receivables and Inventory shall be as the agent of the Lenders. Following notice from Agent to a Borrower after the occurrence and during the continuance of an Event of Default, a Cash Collateral Account shall be opened by each Credit Party at the main office of Agent and substantially all such lawful collections of such Credit Party’s Receivables and such Proceeds of such Credit Party’s Receivables and Inventory shall be remitted daily by such Credit Party to Agent in the form in which they are received by such Credit Party, either by mailing or by delivering such collections and Proceeds to Agent, appropriately endorsed for deposit in the Cash Collateral Account. No Credit Party shall commingle such collections or Proceeds with any of such Credit Party’s other funds or property, but shall hold such collections and Proceeds separate and apart therefrom upon an express trust for Agent for the benefit of the Lenders. Agent may, in its sole discretion, at any time and from time to time, apply all or any portion of the account balance in the Cash Collateral Account as a credit against the Secured Debt in accordance with the provisions of Section 2.3(b) hereof. If, as a result of collections or Proceeds, a credit balance exists in favor of the a Credit Party and no Event of Default has occurred and is continuing, such credit balance shall be disbursed on a daily basis to an interest bearing Deposit Account reasonably acceptable to Agent maintained by such Credit Party which shall be subject to a control agreement consistent with the provisions of this sentence, in form and substance satisfactory to the Agent, but prior to the occurrence of an Event of Default which is continuing, the funds within which may be withdrawn by such Credit Party. For the avoidance of doubt, after the occurrence of an Event of Default which is continuing, any funds then in such account shall not be subject to withdrawal by any Credit Party but shall be remitted to the Cash Collateral Account on a daily basis for application on a daily basis to the Secured Debt in accordance with Section 2.3(b) hereof. If any remittance shall be dishonored, or if, upon final payment, any claim with respect thereto shall be made against Agent on its warranties of collection, Agent may charge the amount of such item against the Cash Collateral Account or any other Deposit Account maintained by a Credit Party with Agent or with any other Lender, and, in any event, retain the same and such Credit Party’s interest therein as additional security for the Secured Debt. Agent may, in its sole discretion, at any time and from time to time, release funds from the Cash Collateral Account to the applicable Credit Party for use in such Credit Party’s business. The balance in the Cash Collateral Account may be withdrawn by the Credit Parties upon termination of this Agreement and payment in full of all of the Secured Debt. Following notice from Agent to a Borrower after the occurrence and during the continuance of an Event of Default, each Credit Party shall cause substantially all remittances representing collections and Proceeds of Collateral to be mailed to a lock box selected by Agent, to which Agent shall have access for the processing of such items in accordance with the provisions, terms and conditions of Agent’s customary lock box agreement.

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Agent shall at all times have the rights and remedies of a secured party under the UCC, in addition to the rights and remedies of a secured party provided elsewhere within this Agreement, in any other writing executed by any Credit Party or otherwise provided by law. Agent, or Agent’s designated agent, is hereby constituted and appointed each Credit Party’s attorney-in-fact with authority and power to endorse any and all instruments, documents, and chattel paper upon such Credit Party’s failure to do so. Such authority and power, being coupled with an interest, shall be (a) irrevocable until all of the Secured Debt is paid, (b) exercisable by Agent at any time and without any request upon any Credit Party by Agent to so endorse, and (c) exercisable in Agent’s name or any Credit Party’s name. Each Credit Party hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof. Neither Agent nor the Lenders shall be bound or obligated to take any action to preserve any rights therein against prior parties thereto.

SECTION 6.4              COLLECTIONS AND RECEIPT OF PROCEEDS BY AGENT. Each Credit Party hereby constitutes and appoints Agent, or Agent’s designated agent, as such Credit Party’s attorney-in-fact to exercise, at any time, all or any of the following powers which, being coupled with an interest, shall be irrevocable until the complete and full payment of all of the Secured Debt:

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(a)       to receive, retain, acquire, take, endorse, assign, deliver, accept, and deposit, in Agent’s name or such Credit Party’s name, any and all of such Credit Party’s cash, instruments, chattel paper, documents, Proceeds of Receivables, Proceeds of Inventory, collection of Receivables, and any other writings relating to any of the Collateral;

(b)       after the occurrence of an Event of Default and during the continuance thereof, to transmit to Account Debtors, on any or all of such Credit Party’s Receivables, notice of assignment to Agent for the benefit of the Lenders thereof and Agent’s, for the benefit of the Lenders, security interest therein and to request from such Account Debtors at any time, in Agent’s name or in such Credit Party’s name, information concerning such Credit Party’s Receivables and the amounts owing thereon;

(c)       after the occurrence of an Event of Default and during the continuance thereof, to transmit to purchasers of any or all of such Credit Party’s Inventory, notice of Agent’s security interest therein, and to request from such purchasers at any time, in Agent’s name or in such Credit Party’s name, information concerning such Credit Party’s Inventory and the amounts owing thereon by such purchasers;

(d)       after the occurrence of an Event of Default and during the continuance thereof, to notify and require Account Debtors on such Credit Party’s Receivables and purchasers of such Credit Party’s Inventory to make payment of their indebtedness directly to Agent;

(e)       after the occurrence of an Event of Default and during the continuance thereof, to take or bring, in Agent’s name or such Credit Party’s name, all steps, actions, suits, or proceedings deemed by Agent necessary or desirable to effect the receipt, enforcement, and collection of the Collateral; and

(f)       to accept all collections in any form relating to the Collateral, including remittances which may reflect deductions, and to deposit the same, into such Credit Party’s Cash Collateral Account or, at the option of Agent, to apply them as a payment against the Secured Debt in accordance with Section 2.3(b) hereof.

SECTION 6.5              USE OF INVENTORY AND EQUIPMENT. Unless otherwise prohibited by Agent and the Required Lenders after an Event of Default shall have occurred and be continuing, each Credit Party may (a) retain possession of and use its Inventory and Equipment in any lawful manner not inconsistent with this Agreement or with the terms, conditions, or provisions of any policy of insurance thereon; (b) sell or lease its property consisting solely of Inventory in the ordinary course of business and other property as expressly permitted under this Agreement; provided, however, that a sale or lease in the ordinary course of business does not include a transfer in partial or total satisfaction of an Indebtedness, except for transfers in satisfaction of partial or total purchase money prepayments by a buyer in the ordinary course of such Credit Party’s business; and (c) use and consume any raw materials or supplies, the use and consumption of which are necessary or desirable in order to carry on such Credit Party’s business.

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ARTICLE VII. REPRESENTATIONS AND WARRANTIES

Each Credit Party hereby represents and warrants, as applicable, that the statements set forth in this Article VII are true, correct and complete.

SECTION 7.1              EXISTENCE; SUBSIDIARIES; FOREIGN QUALIFICATION; CAPITALIZATION. Each Company is a corporation or limited liability company duly organized, validly existing, and in good standing (or good standing equivalent) under the laws of its state of organization and as of the date hereof is duly qualified and authorized to do business and is in good standing (or good standing equivalent) as a foreign organization in the jurisdictions set forth opposite its name on Schedule 7.1 hereto, which are all of the states or jurisdictions where the character of its property or its business activities makes such qualification necessary (with the exception of the state of New York, for which Borrowers shall provide such qualification within five (5) days of the Closing Date), except where the failure to so qualify will not cause or result in a Material Adverse Effect. Except as set forth in Schedule 7.1 hereto, no Company has, at any time during the period of five (5) consecutive years ending on the date of this Agreement, used or done business under, or been known among creditors by, any name other than the name of such Company set forth in such Company’s Formation Documents. Schedule 7.1 sets forth as of the Closing Date all fictitious names and “DBAs” utilized by the Companies as of the date hereof. Schedule 7.1 hereto sets forth, as of the Closing Date, each Company, each Person that is an owner of such Company’s Capital Stock, its name as set forth in its Formation Documents, its state of organization, its organizational identification number (or if none a statement to that effect), its relationship to Borrowers, including the percentage of Capital Stock owned by a Company or the percentage of Capital Stock of a Company owned by it and its principal place of business. As of the date hereof, none of the Credit Parties have outstanding any interests or securities convertible or exchangeable for any of its Capital Stock or containing any profit participation features, and does not have outstanding any rights or options to subscribe for or to purchase its Capital Stock or any stock appreciation rights or phantom stock plans, except as set forth on Schedule 7.1. Schedule 7.1 accurately sets forth the following, as of the date hereof, with respect to all outstanding options and rights to acquire any of the Credit Parties’ Capital Stock: (i) the total number of shares (or equivalent) issuable upon exercise of all outstanding options; (ii) the range of exercise prices for all such outstanding options; (iii) the number of shares (or equivalent) issuable, the exercise price and the expiration date for each such outstanding option; and (iv) with respect to all outstanding options, warrants and rights to acquire such Credit Party’s Capital Stock, the holder, the number of shares (or equivalent) covered, the exercise price and the expiration date. None of the Credit Parties are subject to any obligation (contingent or otherwise) to repurchase, redeem, retire or otherwise acquire any Capital Stock or any warrants, options or other rights to acquire its Capital Stock, except as set forth on Schedule 7.1. None of the Credit Parties have violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its Capital Stock.

SECTION 7.2              AUTHORITY. Each Company has the corporate or equivalent right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. The Loan Documents to which each Company is a party are the valid and binding obligations of such Company, enforceable against such Company in accordance with their respective terms, subject to the effects of` (a) bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and (b) general equitable principles (regardless of whether enforcement is sought in equity or at law). The execution, delivery and performance of the Loan Documents will not conflict with nor result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien (other than the Permitted Liens) upon any assets or property of any Company under the provisions of, such Company’s Organizational Documents or any material agreement.

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SECTION 7.3              COMPLIANCE WITH LAWS. Except as would not reasonably be expected to result in a Material Adverse Effect, each Company and, as of the Closing Date, BRJ Seller:

(a)       holds all permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from federal, state, local, and foreign governmental and regulatory bodies necessary for the conduct of its business and is in compliance with all applicable laws relating thereto, except where the failure to obtain such permits, certificates, licenses, orders and registrations could not reasonably be expected to result in a Material Adverse Effect;

(b)       is in compliance with all federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices; and

(c)       is not in violation of or in default under any agreement to which it is a party or by which its assets are subject or bound.

SECTION 7.4              LITIGATION AND ADMINISTRATIVE PROCEEDINGS. No Company has any rights in or any power to transfer rights in any Commercial Tort Claim except for any such claim described on Schedule 7.4 to this Agreement or in any security agreement executed and delivered to Agent by such Company after the date of this Agreement pursuant to this Agreement or another Related Writing. Except (i) as of the Closing Date, as disclosed on Schedule 7.4 hereto, as to any of which, if determined adversely, could not reasonably be expected to have a Material Adverse Effect, and (ii) subsequent to the Closing, as could not reasonably be expected to result in a Material Adverse Effect, there are (a) no lawsuits, actions, investigations, or other proceedings pending or, to the knowledge of each Company, threatened in writing against any Company or, as of the Closing Date, BRJ Seller, or in respect of which any Company or, as of the Closing Date, BRJ Seller, may have any liability, in any court or before any governmental authority, arbitration board, or other tribunal, (b) no orders, writs, injunctions, judgments, or decrees of any court or government agency or instrumentality to which any Company or, as of the Closing Date, BRJ Seller, is a party or by which the property or assets of any Company or, as of the Closing Date, BRJ Seller, are bound, and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company or, as of the Closing Date, BRJ Seller, or, to the knowledge of each Company, threats of work stoppage, strike, or pending demands for collective bargaining.

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SECTION 7.5              LOCATION. Schedule 7.5 hereto sets forth, for each Company and BRJ Seller as of the date hereof:

(a)       the location of its chief executive offices existing during the period of four (4) consecutive months ending upon and including the date of this Agreement;

(b)       each location at which any Company or BRJ Seller has maintained, at any time during the period of five (5) consecutive years ending upon and including the date of this Agreement, a place of business, and each location at which any Credit Party has kept any goods or any records concerning its Receivables during such period; and

(c)       the name and address of each Person (other than a Company) having possession of any goods of any Company, and a description of the goods in such Person’s possession.

Each Person set forth in Schedule 7.5 hereto pursuant to clause (c) of this Section 7.5 has acknowledged in writing, in form and substance reasonably satisfactory to Agent, that among other things, it holds possession of such Company’s goods for the sole benefit of Agent, except to the extent that obtaining such acknowledgement has been waived by Agent.

SECTION 7.6              TITLE TO ASSETS. Each Company has good title to and ownership of all property it purports to own, which property is free and clear of all Liens, except Permitted Liens and Liens securing the Senior Subordinated Debt.

SECTION 7.7              LIENS AND SECURITY INTERESTS. On and after the Closing Date, except for (i) the Permitted Liens, (ii) Liens securing the Senior Subordinated Debt so long as such Liens are in compliance with the terms of the Senior Subordination Agreement, (iii) any agreement relating to Indebtedness of the type permitted by Section 5.8(b) hereof and (iv) any lease, license, contract, property rights or agreement of the type permitted by the last paragraph of Section 6.1, (a) there is no financing statement outstanding covering any personal property of any Company; (b) there is no mortgage outstanding covering any real property of any Company; (c) no real or personal property of any Company is subject to any security interest or Lien of any kind; and (d) Agent, for the benefit of the Lenders, has a valid and enforceable first priority security interest in the Collateral. No Company has entered into any contract or agreement that exists on or after the Closing Date that would prohibit Agent or the Lenders from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of any Company other than contracts and agreements (x) in respect of Capital Leases, (y) resulting in purchase money security interests and (z) in respect of the lease or licensing of intellectual property and other rights permitted hereunder.

SECTION 7.8              INVESTMENT ACCOUNTS. Schedule 7.8 hereof sets forth, as of the date hereof, for each Company, the name of each Person by which there is maintained, or with which there is maintained, any Commodity Account, Deposit Account, or Securities Account in which such Company has rights or the power to transfer rights and the title and account number of each such Commodity Account, Deposit Account or Securities Account.

SECTION 7.9              REAL PROPERTIES. Schedule 7.9 hereof sets forth, as of the date hereof the address or tax parcel number of each parcel of real property owned or leased by any Company. Each Company further represents and warrants that with respect to each parcel of such real property, except as would not reasonably be expected to result in a Material Adverse Effect,

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(a)       such parcel has all required public utilities, and means of access (both physical and legal) between such parcel and public highways;

(b)       the use and accessory uses of such parcel do not violate (i) any laws, ordinances or regulations (including subdivision, zoning, building, environmental protection and wetland protection laws), or (ii) any building permits, restrictions of record, or agreements affecting such parcel or any part thereof;

(c)       no zoning authorizations, approvals or variances, and no other right to construct or use of such parcel is to any extent dependent upon or related to any real estate other than another parcel of a Company’s real property;

(d)       all consents, licenses and permits and all other authorizations or approvals required for operation of such parcel as contemplated have been obtained on and as of the Closing Date, and all laws relating to the operation of such improvements have been complied with;

(e)       the lawful use and operation of such parcel does not require any variances or special use permits;

(f)       such parcel is taxed separately without regard to any other property, and for all purposes such parcel may be mortgaged, conveyed and otherwise dealt with as an independent parcel;

(g)       no Company has entered into any leases, subleases or other arrangements for occupancy of space within such parcel, other than the leases described in Schedule 7.9 hereof, and Borrowers has delivered to Agent a true, correct and complete copy of each lease, sublease, or other arrangement so described;

(h)       each lease, sublease, or other arrangement in Schedule 7.9 hereof, is in full force and effect, and, except as disclosed in Schedule 7.9 hereof, or as otherwise disclosed to Agent in writing after the date hereof, there is not continuing any default on the part of any such each lease, sublease, or other arrangement; and

(i)       to any Company’s knowledge, no building or other improvements encroach upon any property line, building line, setback line, side yard line or any recorded or visible easement (or other easement of which any Company is aware or has reason to believe may exist) with respect to such parcel, except as shown in the survey delivered in connection herewith.

SECTION 7.10          LETTERS OF CREDIT. The Companies do not have, as of the date hereof, any letters of credit under which any Company is a beneficiary.

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SECTION 7.11          TAX RETURNS. All federal, state and material local tax returns and other material reports required by law to be filed in respect of the income, business, properties and employees of each Company and BRJ Seller have been filed and all taxes, assessments, fees and other governmental charges that are shown thereon to be due and payable have been paid, except as otherwise permitted herein. The provision for taxes on the books of each Company is adequate in all material respects for all years not closed by applicable statutes and for the current fiscal year.

SECTION 7.12          ENVIRONMENTAL LAWS. Each Company and, as of the Closing Date, BRJ Seller, is in compliance with any and all Environmental Laws, including, without limitation, all Environmental Laws in all jurisdictions in which any Company and, as of the Closing Date, BRJ Seller, owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise except where the failure to comply with such Environmental Laws does not and would not reasonably be expected to cause or result in a Material Adverse Effect. No litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the knowledge of each Company, threatened in writing, against any Company or, as of the Closing Date, BRJ Seller, that relates to, any real property or leased property in which any Company or, as of the Closing Date, BRJ Seller, holds or has held an interest except for such litigation or proceedings that do not and would not reasonably be expected to cause or result in a Material Adverse Effect. No release, threatened release or disposal of hazardous substances, hazardous waste, solid waste or other substances or wastes is occurring, or has occurred (other than those that are currently being cleaned up in accordance with Environmental Laws), on, under or to any real property in which any Company or, as of the Closing Date, BRJ Seller, holds any interest in violation of any Environmental Law except for such releases or disposals that do not and would not reasonably be expected to cause or result in a Material Adverse Effect. As used in this Section, “litigation or proceeding” means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private Person or otherwise.

SECTION 7.13          CONTINUED BUSINESS. Except for the termination of business relationships upon the completion of services performed by any Company in the ordinary course of business, there exists no actual, pending, or, to any Credit Party’s knowledge, any threatened termination, cancellation or limitation of, or any material modification or material change in the business relationship of any Company and any material customer or material supplier, or any group of customers or suppliers, whose purchases or supplies, individually or in the aggregate, are material to the business of any Company, and, to any Credit Party’s knowledge, there exists no present condition or state of facts or circumstances that would materially affect adversely any Company in any respect or prevent a Company from conducting such business or the transactions contemplated by this Agreement in substantially the same manner in which it was previously conducted.

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SECTION 7.14          EMPLOYEE BENEFITS PLANS. Schedule 7.14 hereto identifies as of the date hereof each ERISA Plan sponsored or maintained by a Company or BRJ Seller. Except as would not reasonably be expected to have a Material Adverse Effect: (a) no ERISA Event has occurred or is expected to occur with respect to an ERISA Plan; (b) payment has been made of all amounts which a Controlled Group member is required, under applicable law or under the governing documents, to have been paid as a contribution to or a benefit under each ERISA Plan; (c) the liability of each Controlled Group member with respect to each ERISA Plan has been fully funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements to the extent required by GAAP; and (d) to our knowledge, no changes have occurred or are expected to occur that would cause an increase in the cost of providing benefits under any ERISA Plan. Except as would not reasonably be expected to have a Material Adverse Effect, with respect to each ERISA Plan that is intended to be qualified under Code Section 401(a): (i) there has been no non-compliance by the ERISA Plan and any associated trust with the applicable requirements of Code Section 401(a), (ii) the ERISA Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the “remedial amendment period” available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely), (iii) the ERISA Plan and any associated trust have received a favorable determination letter from the Internal Revenue Service stating that the ERISA Plan qualifies under Code Section 401(a), that the associated trust qualifies under Code Section 501(a) and, if applicable, that any cash or deferred arrangement under the ERISA Plan qualifies under Code Section 401(k), unless the ERISA Plan was first adopted at a time for which the above-described “remedial amendment period” has not yet expired, (iv) the ERISA Plan currently satisfies the requirements of Code Section 410(b), without regard to any retroactive amendment that may be made within the above-described “remedial amendment period”, and (v) no contribution made to the ERISA Plan is subject to an excise tax under Code Section 4972. Except as would not reasonably be expected to have a Material Adverse Effect, with respect to any Pension Plan, the “accumulated benefit obligation” of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, “Employers’ Accounting for Pensions”) does not exceed the fair market value of Pension Plan assets. Except as would not reasonably be expected to have a Material Adverse Effect, no Controlled Group Member has or has had in the past, an obligation to contribute to a Multiemployer Plan.

SECTION 7.15          CONSENTS OR APPROVALS. No material consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other Person is required to be obtained or completed by any Company in connection with the execution, delivery or performance of any of the Loan Documents, that has not already been obtained or completed.

SECTION 7.16          SOLVENCY. Each Credit Party has received consideration that is the reasonable equivalent value of the obligations and liabilities that such Credit Party has incurred to the Lenders. No Credit Party is insolvent as defined in any applicable state or federal statute, nor will Borrowers be rendered insolvent by the execution and delivery of the Loan Documents to Agent and the Lenders. No Credit Party is engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to Agent and the Lenders incurred hereunder. No Credit Party intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

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SECTION 7.17          FINANCIAL STATEMENTS. The December 31, 2015, reviewed Consolidated financial statements of the BRJ Seller and the June 30, 2016, internally prepared Consolidated financial statements of the BRJ Seller, furnished to Agent and the Lenders, are true and complete, have been prepared in accordance with GAAP, and fairly present in all material respects the Companies’ financial condition as of the dates of such financial statements and the results of their operations for the periods then ending. Since the dates of such statements, there has been no Material Adverse Effect nor any change in any Company’s accounting procedures (except as permitted by Section 5.30 hereof).

SECTION 7.18          REGULATIONS. No Company is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin stock” (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America). Neither the granting of any Loan (or any conversion thereof) nor the use of the proceeds of any Loan will violate, or be inconsistent with, the provisions of Regulation U or X of said Board of Governors.

SECTION 7.19          MATERIAL AGREEMENTS. Except as disclosed on Schedule 7.19 hereto, no Company is a party to any contract, agreement, understanding, or arrangement that if violated, breached, or terminated for any reason, would have or would be reasonably expected to have a Material Adverse Effect.

SECTION 7.20          INTELLECTUAL PROPERTY. Each Company owns, possesses, or has the right to use all of the material Intellectual Property necessary for the conduct of its business without, to any Company’s knowledge, any conflict with the rights of others. Schedule 7.20 hereto provides, as of the Closing Date, a complete and accurate list of all registered Intellectual Property owned by each Company, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

SECTION 7.21          INSURANCE. Each Company maintains insurance as required by Section 5.1 hereof. Schedule 7.21 hereto sets forth, as of the Closing Date, all insurance carried by the Companies, setting forth in detail the amount and type of such insurance.

SECTION 7.22          ACCURATE AND COMPLETE STATEMENTS. Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents (other than any financial projections or estimates or other forward looking statements as to which no representation or warranty is made or given) contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or in the Loan Documents not misleading. After due inquiry by each Credit Party, there is no known fact that any Company has not disclosed to Agent and the Lenders that has or would have a Material Adverse Effect. The representations and warranties made by the Credit Parties in the BRJ Acquisition Documents and in any other agreements, instruments or certificates delivered pursuant hereto or thereto, are true and correct in all material respects (except where any such representation and warranty is stated as being true only as of a specific date, in which case such representation and warranty was true and correct in all material respects on such date).

SECTION 7.23          DEFAULTS. No Default or Event of Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.

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SECTION 7.24          [RESERVED].

SECTION 7.25          ANTI-TERRORISM LAWS. No Credit Party nor any Affiliate of any Credit Party, is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

SECTION 7.26          EXECUTIVE ORDER NO. 13224. No Credit Party, nor any Affiliate of any Credit Party, or their respective agents acting or benefiting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder, is any of the following (each a “Blocked Person”):

(i)         a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(ii)        a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(iii)       a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)       a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224;

(v)        a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

(vi)       a person or entity who is affiliated or associated with a person or entity listed above.

No Credit Party nor to the knowledge of any Credit Party, any of its agents acting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

ARTICLE VIII. EVENTS OF DEFAULT

Each of the following shall constitute an Event of Default hereunder:

SECTION 8.1              PAYMENTS. If any of the Companies shall fail to pay (a) any principal of any Loan (including, without limitation, pursuant to the Notes, Section 2.1 hereof and Section 2.7 hereof) when the same shall become due and payable within five (5) Business Days of the date that such payment is due, or (b) any interest on any Loans or any other payment required to be made by the Companies to the Agent or the Lenders under any Loan Document within five (5) Business Days of the date that such payment is due.

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SECTION 8.2              SPECIAL COVENANTS. If any Company or any Obligor shall fail or omit to perform and observe Sections 5.1, 5.3, 5.7, 5.8, 5.9, 5.10, 5.11, 5.12, 5.13, 5.14, 5.17, 5.18, 5.19, 5.20, 5.21, 5.25 , 5.26, 5.27, 5.29, 5.31, 5.32, 5.34 and 6.3 hereof.

SECTION 8.3              OTHER COVENANTS. If any Company or any Obligor shall fail or omit to perform and observe any agreement or other provision (other than those referred to in this Article VIII) contained or referred to in this Agreement or any Related Writing that is on such Company’s or Obligor’s part, as the case may be, to be complied with, and such Default shall not have been fully corrected within 30 days after the earlier to occur of (a) the date an executive officer of a Company becomes aware or should have become aware of such Default, or (b) the giving of written notice thereof to Borrowers by Agent or any Lender that the specified Default is to be remedied.

SECTION 8.4              REPRESENTATIONS AND WARRANTIES. If any representation, warranty or statement made in or pursuant to this Agreement or any Loan Document or any other material written factual information (excluding any projections or forward looking information) furnished by any Company or any Obligor to the Lenders or any thereof or any other holder of any Note, shall be false or erroneous in any material respect when made or deemed made (without duplication of any materiality qualifiers).

SECTION 8.5              CROSS DEFAULT. If (a) any Company or any Obligor shall default in the payment of principal or interest due and owing upon any other obligation for borrowed money in excess of the aggregate, for all such obligations for all such Companies and Obligors, of $250,000 (other than the Seller Subordinated Debt Documents and the Senior Subordinated Debt Documents) beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity, or (b) any default by any Company shall have occurred under the BRJ Acquisition Documents, the Seller Subordinated Debt Documents or the Senior Subordinated Debt Documents.

SECTION 8.6              ERISA DEFAULT. The occurrence of one or more ERISA Events that (a) would reasonably be expected to have a Material Adverse Effect, or (b) results in a Lien in excess of $250,000 on any of the assets of any Obligor.

SECTION 8.7              CHANGE IN CONTROL. If any Change in Control shall occur.

SECTION 8.8             MONEY JUDGMENT. A final judgment or order for the payment of money not covered by insurance shall be rendered against any Company or any Obligor by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of 30 days after the date on which the right to appeal has expired, provided that the aggregate of all such judgments for all the Obligors exceeds $250,000 at any time outstanding.

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SECTION 8.9            VALIDITY OF LOAN DOCUMENTS. (a) Any material provision, in the reasonable judgment of Agent, of any Loan Document shall at any time for any reason cease to be valid and binding and enforceable against Borrowers, any Credit Party or any other Obligor; (b) the validity, binding effect or enforceability of any Loan Document against Borrowers, any Credit Party or any Obligor shall be contested by any Company or any other Obligor; (c) Borrowers, any Credit Party or any other Obligor shall deny that it has any or further liability or obligation thereunder; (d) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Agent and the Lenders the benefits purported to be created thereby; or (e) any Lien purported to be created with respect to the Collateral shall be asserted by any Company not to be, a valid and perfected Lien on the Collateral and of the same effect and priority purported to be created thereby.

SECTION 8.10          NONMONETARY JUDGMENTS. Any nonmonetary judgment or order shall be rendered against any Obligor that would have a Material Adverse Effect and either (i) enforcement proceedings shall have been commenced by any person upon such judgment or order, or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

SECTION 8.11          ENCUMBRANCES OF SECURITY DOCUMENTS. Except as specifically agreed to in writing by the Agent, any applicable Loan Document for any reason (other than pursuant to the terms thereof) ceases to create a valid and perfected first priority Lien (subject to Permitted Liens) in any of the Collateral.

SECTION 8.12          INTENTIONALLY OMITTED.

SECTION 8.13          SOLVENCY. If any Obligor shall (a) discontinue its operations other than as permitted hereunder, (b) generally not pay its debts as such debts become due, (c) make a general assignment for the benefit of creditors, (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, (f) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, (g) suffer or permit to continue unstayed and in effect for 60 consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or (h) take, or omit to take, any action in order thereby to effect any of the foregoing.

SECTION 8.14        MATERIAL ADVERSE EFFECT. A Material Adverse Effect has occurred in the reasonable opinion of Agent.

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ARTICLE IX. REMEDIES UPON DEFAULT

Notwithstanding any contrary provision or inference herein or elsewhere,

SECTION 9.1              OPTIONAL DEFAULTS. If any Event of Default referred to in Article VIII (other than Section 8.13) hereof shall occur, the Required Lenders shall have the right, in their or its discretion, by directing Agent, on behalf of the Lenders, to give written notice to any Borrower, to:

(a)       terminate the Commitments and the credits hereby established, if not previously terminated, and, immediately upon such election, the obligations of the Lenders, and each thereof, to make any further Loan and the obligation of Agent to issue any Letter of Credit hereunder immediately shall be terminated, and/or

(b)       accelerate the maturity of all of the Secured Debt (if the Secured Debt is not already due and payable), whereupon all of the Secured Debt shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by each Credit Party.

SECTION 9.2              AUTOMATIC DEFAULTS. If any Event of Default referred to in Section 8.13 hereof shall occur:

(a)       all of the Commitments and the credits hereby established shall automatically and immediately terminate, if not previously terminated, and no Lender thereafter shall be under any obligation to grant any further Loan, nor shall Agent be obligated to issue any Letter of Credit hereunder, and

(b)       the principal of and interest then outstanding on all Notes, and all of the Secured Debt to the Lenders, shall thereupon become and thereafter be immediately due and payable in full (if the Secured Debt is not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by each Credit Party.

SECTION 9.3              LETTERS OF CREDIT. If the maturity of the Loans is accelerated pursuant to Section 9.1 or 9.2 hereof or demand is otherwise made hereunder, Borrowers shall immediately deposit with Agent, as security for Borrowers’, any Credit Party’s and any other Obligor’s obligations to reimburse Agent and the Lenders for any then outstanding Letters of Credit, cash equal to 105% of the sum of the aggregate undrawn balance of any then outstanding Letters of Credit. Agent and the Lenders are hereby authorized, at their option, to deduct any and all such amounts from any deposit balances then owing by any Lender to or for the credit or account of any Company, as security for Borrowers’, any Credit Party’s and any other Obligor’s obligations to reimburse Agent and the Lenders for any then outstanding Letters of Credit.

SECTION 9.4              OFFSETS. If there shall occur or exist any Event of Default, each Lender shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Secured Debt then owing by any Credit Party to that Lender (including, without limitation, any participation purchased or to be purchased pursuant to Section 9.5 hereof), whether or not the same shall then have matured, any and all deposit balances and all other Indebtedness then held or owing by that Lender to or for the credit or account of any Credit Party, all without notice to or demand upon any Credit Party or any other Person, all such notices and demands being hereby expressly waived by each Credit Party. Any such amounts set off by such Lender shall be delivered to the Agent to be applied in accordance with Section 2.3(b) hereof.

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SECTION 9.5              EQUALIZATION PROVISION. Each Lender agrees with the other Lenders that if it, at any time, shall obtain any Advantage over the other applicable Lenders or any thereof in respect of the Applicable Debt (except under Article III hereof), it shall purchase from the other applicable Lenders, for cash and at par, such additional participation in the Debt as shall be necessary to nullify the Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Lender receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Lender receiving the Advantage is required to pay interest on the Advantage to the Person recovering the Advantage from such Lender) Ratably to the extent of the recovery. Each Lender further agrees with the other Lenders that if it at any time shall receive any payment for or on behalf of Borrowers on any Indebtedness owing by Borrowers to that Lender by reason of offset of any deposit or other Indebtedness, it will apply such payment first to any and all Applicable Debt owing by Borrowers to that Lender (including, without limitation, any participation purchased or to be purchased pursuant to this Section or any other Section of this Agreement). Borrowers agree that any Lender so purchasing a participation from the other Lenders or any thereof pursuant to this Section may exercise all its rights of payment (including the right of set off) with respect to such participation as fully as if such Lender was a direct creditor of Borrowers in the amount of such participation.

SECTION 9.6             COLLATERAL. Upon the occurrence and during the continuance of an Event of Default, Agent, at the direction of the Required Lenders, may require any Credit Party to assemble the Collateral, which such Credit Party agrees to do, and make it available to Agent at a reasonably convenient place to be designated by Agent. Upon the occurrence and during the continuance of an Event of Default, Agent, at the direction of the Required Lenders, may, with or without notice to or demand upon any Credit Party and with or without the aid of legal process, make use of such force as may be necessary to enter any premises where the Collateral, or any thereof, may be found and to take possession thereof (including anything found in or on the Collateral that is not specifically described in this Agreement, each of which findings shall be considered to be an accession to and a part of the Collateral) and for that purpose may pursue the Collateral wherever the same may be found, without liability for trespass or damage caused thereby to any Credit Party. After any delivery or taking of possession of the Collateral, or any thereof, pursuant to this Agreement, then, with or without resort to any Credit Party personally or any other Person or property, all of which each Credit Party hereby waives, and upon such terms and in such manner as Agent may deem advisable, Agent, in its discretion, may sell, assign, transfer and deliver any of the Collateral at any time, or from time to time. No prior notice need be given to any Credit Party or to any other Person in the case of any sale of Collateral which Agent determines to be perishable or to be declining speedily in value or which is customarily sold in any recognized market, but in any other case Agent shall give such Credit Party not fewer than ten (10) days prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Each Credit Party waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale. At any such public sale, Agent or the Lenders may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights such Credit Party hereby waives and releases. After paying all claims, if any, secured by Liens having precedence over this Agreement, Agent shall apply any payments received on the Secured Debt and the net proceeds of each such sale to or toward the payment of the Secured Debt, whether or not then due, in such order and by such division as set forth in Section 2.3(b) hereof. Any excess, to the extent permitted by law, shall be paid to the Credit Parties, and the Credit Parties shall remain liable for any deficiency. Upon the occurrence and during the continuance of an Event of Default, Agent shall at all times have the right to obtain new appraisals of any Credit Party or the Collateral, the cost of which shall be paid by the Credit Parties. If Agent sells, leases, licenses, or otherwise disposes of any Collateral of any Credit Party on credit, then, and in each such case, Borrowers will be credited only with payments actually received by Agent and, if any Person obligated to make any payment for any Collateral of any Credit Party does not make such payment when due, Agent may thereafter sell, lease, license, or otherwise dispose of such Collateral of such Credit Party. In connection with any sale or other disposition of any Collateral of any Credit Party, Agent, shall have the right, but no duty, to disclaim warranties of title, possession, quiet enjoyment, and the like, and Agent shall have the right to comply with any applicable requirements of law (whether federal, state, local, or otherwise), and no such disclaimer or compliance shall be considered to have adversely affected the commercial reasonableness of any such sale or other disposition.

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SECTION 9.7              APPOINTMENT OF RECEIVER. Upon the occurrence and during the continuance of an Event of Default, Agent shall be entitled, to make application to the United States District Court for the Northern District of Ohio or any other applicable court of competent jurisdiction, for the immediate appointment of a receiver for all or part of the Collateral or the real property, whether such receivership is incidental to a proposed sale of the Collateral or the real property, pursuant to the Uniform Commercial Code or otherwise. Each Credit Party hereby irrevocably consents to the appointment of such a receiver without bond, to the full extent permitted by applicable statute or law as a matter of strict right and without any requirement of any notice to any Credit Party and without regard to the adequacy of the Collateral or the real property for the repayment of the Obligations or the solvency of any Borrower or any Obligor. Each Credit Party hereby further waives any and all notices of and defenses to such appointment and agrees not to oppose any application therefor by Agent. Nothing herein shall be construed to deprive Agent or any Lender of any other right, remedy or privilege Agent or any Lender may now have under the law to have a receiver appointed. Any such receiver shall have all of the usual powers and duties of receivers in similar cases, including, without limitation, the full power to hold, develop, rent, lease, manage, maintain, operate and otherwise use or permit the use of the Collateral or the real property upon such terms and conditions as said receiver may deem to be prudent and reasonable under the circumstances.

ARTICLE X. THE AGENT

The Lenders authorize KeyBank and KeyBank hereby agrees to act as agent for the Lenders in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the terms and conditions set forth below. Except as to Section 10.10 in connection with the appointment of a successor Agent, it is understood that this Article X shall not be intended to confer any rights, powers, privileges or benefits upon any Obligor, but is intended solely to establish the rights, powers and duties of the Agent and the Lenders.

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SECTION 10.1          APPOINTMENT AND AUTHORIZATION. Each Lender hereby irrevocably appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers hereunder as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Neither Agent, its Affiliates nor any of their respective directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. In no event shall Agent be liable for punitive, special, consequential, incidental, exemplary or other similar damages.

SECTION 10.2          NOTE HOLDERS. Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it, signed by such payee and in form satisfactory to Agent.

SECTION 10.3          CONSULTATION WITH COUNSEL. Agent may consult with legal counsel selected by it and shall not be liable for any reasonable action taken or suffered in good faith by it in accordance with the opinion of such counsel.

SECTION 10.4          DOCUMENTS. Agent shall not be under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Documents or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

SECTION 10.5          AGENT AND AFFILIATES. With respect to the Loans, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not Agent, and Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or any Affiliate thereof.

SECTION 10.6          KNOWLEDGE OF DEFAULT. It is expressly understood and agreed that Agent shall be entitled to assume that no Default or Event of Default has occurred, unless Agent has been notified by a Lender in writing that such Lender believes that a Default or Event of Default has occurred and is continuing and specifying the nature thereof.

SECTION 10.7          ACTION BY AGENT. So long as Agent shall be entitled, pursuant to Section 10.6 hereof, to assume that no Default or Event of Default shall have occurred and be continuing, Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement. Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable in the premises, except for any liability arising from Agent’s gross negligence or willful misconduct.

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SECTION 10.8            NOTICES, DEFAULT, ETC. In the event that Agent shall have acquired actual knowledge of any Default or Event of Default, Agent shall promptly notify the Lenders and shall take such action and assert such rights under this Agreement as the Required Lenders shall direct and Agent shall inform the other Lenders in writing of the action taken. Agent may take such action and assert such rights as it deems to be advisable, in its discretion, for the protection of the interests of the holders of the Notes.

SECTION 10.9          INDEMNIFICATION OF AGENT. The Lenders agree to indemnify Agent (to the extent not reimbursed by the Credit Parties) ratably, according to their respective Aggregate Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent in its capacity as agent in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted by Agent with respect to this Agreement or any Loan Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements resulting from Agent’s gross negligence, willful misconduct or from any action taken or omitted by Agent in any capacity other than as agent under this Agreement.

SECTION 10.10         SUCCESSOR AGENT. Agent may resign as agent hereunder by giving not fewer than thirty (30) days prior written notice to Borrowers and the Lenders. If Agent shall resign under this Agreement, then either (a) the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders (with the consent of Borrowers so long as an Event of Default has not occurred and which consent shall not be unreasonably withheld), or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following Agent’s notice to the Lenders of its resignation, then Agent shall appoint a successor agent that shall serve as agent until such time as the Required Lenders appoint a successor agent. Upon its appointment, such successor agent shall succeed to the rights, powers and duties as agent, and the term “Agent” shall mean such successor effective upon its appointment, and the former agent’s rights, powers and duties as agent shall be terminated without any other or further act or deed on the part of such former agent or any of the parties to this Agreement.

SECTION 10.11       NATURE OF RELATIONSHIP. Notwithstanding the use of the defined term “Agent,” it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any of the Lenders by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the UCC, and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders, for itself and on behalf of its Affiliates, hereby agrees not to assert any claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each such Person hereby waives.

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SECTION 10.12         NATURE OF DUTIES. The duties of Agent shall be mechanical and administrative in nature. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Without limitation of the foregoing, neither the Agent nor any of its directors, officers, agents, attorneys or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any Obligor under any Loan Document, including, without limitation, any agreement by an Obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any Collateral; or (g) the financial condition of the Borrowers or any Credit Party or of any other Company. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Credit Parties to the Agent at such time, but is voluntarily furnished by the Credit Parties to the Agent (either in its capacity as Agent or in its individual capacity).

SECTION 10.13      NO RELIANCE ON AGENT'S CUSTOMER IDENTIFICATION PROGRAM. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with Borrowers, Borrowers’ Affiliates or its agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any record-keeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or such other laws.

SECTION 10.14         COLLATERAL MATTERS. Each Lender agrees that any action taken by Agent with respect to the Collateral in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by Agent of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (i) upon termination of the Commitments, the payment in full of all Secured Debt and the satisfaction of all other obligations (other than those obligations surviving indefinitely pursuant to Section 11.18 hereof to the extent no claims giving rise thereto have been asserted); (ii) constituting property being sold or disposed of if Borrowers certify to Agent that the sale or disposition is made in compliance with the provisions of this Agreement, including, without limitation, Section 5.12 hereof (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which a Credit Party did not own any interest at the time the Lien was granted or at any time thereafter; (iv) in connection with any foreclosure sale or other disposition of Collateral after the occurrence and during the continuation of an Event of Default; or (v) if approved, authorized or ratified in writing by Agent at the direction of all Lenders in accordance with Section 11.3 hereof. Upon request by Agent at any time, Lenders will confirm in writing Agent’s authority to release particular types or items of Collateral pursuant hereto. Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent herein or pursuant to this Agreement or the other Related Writings have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of its rights, authorities and powers granted or available to Agent in this Section 10.14 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, but consistent with the provisions of this Agreement, including given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any Lender.

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SECTION 10.15         AUTHORIZATION TO ENTER INTO THE LOAN DOCUMENTS. Agent is hereby irrevocably authorized by each of the Lenders to execute and deliver the Loan Documents and any other Related Writing on behalf of each of the Lenders and to take such action and exercise such powers under the Loan Documents and any other Related Writing as Agent considers appropriate; provided, however, that Agent shall not amend the Loan Documents or any other Related Writing or consent to any waiver of its provisions unless such amendment or waiver is agreed to in writing by the Required Lenders (or all the Lenders if required by Section 11.3 hereof). Each Lender acknowledges and agrees that it will be bound by the terms and conditions of the Loan Documents and the Related Writings upon the execution and delivery thereof by Agent.

ARTICLE XI. MISCELLANEOUS

SECTION 11.1           LENDERS’ INDEPENDENT INVESTIGATION. Each Lender, by its signature to this Agreement, acknowledges and agrees that Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between Agent and such Lender. Each Lender represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by Agent to the Lenders hereunder), whether coming into its possession before the granting of the first Loans or the issuing of the first Letter of Credit hereunder or at any time or times thereafter.

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SECTION 11.2          NO WAIVER; CUMULATIVE REMEDIES. No omission or course of dealing on the part of Agent, any Lender or the holder of any Note in exercising any right, power or remedy hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held by operation of law, by contract or otherwise.

SECTION 11.3          AMENDMENTS, CONSENTS. Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Anything herein to the contrary notwithstanding, unanimous consent of the Lenders shall be required with respect to (a) any increase in the Commitment hereunder, (b) the extension of maturity of the Loans, the scheduled payment date of principal or interest thereunder (other than with respect to a mandatory prepayment under Section 2.7), or the payment of commitment or other fees or amounts payable hereunder, (c) any reduction in the rate of interest on the Loans, or in any amount of principal or interest due on any Loan, or the payment of commitment or other fees hereunder or any change in the manner of application of any payments made by Borrowers or any Credit Party to the Lenders hereunder, (d) any change in Section 2.3(b) hereof, the percentage voting requirement, voting rights, or the Required Lenders definition in this Agreement, (e) except as provided in Section 10.14 hereof, the release of any Guarantor of Payment or all or substantially all of the Collateral, (f) any amendment to this Section 11.3 or Section 9.5 hereof, (g) any amendment to the definition of Revolving Credit Commitment or any defined term used therein, or (h) any amendment to this Agreement that would cause a Lender to be obligated to make Revolving Loans in excess of its share of the Revolving Credit Commitment. Notice of amendments or consents ratified by the Lenders hereunder shall promptly be forwarded by Borrowers to all Lenders. Each Lender or other holder of a Note shall be bound by any amendment, waiver or consent obtained as authorized by this Section, regardless of its failure to agree thereto. For purposes of this Section 11.3, with respect to any Lender which makes a non-pro rata assignment as contemplated by Section 11.10(b)(ii) hereof, any Approved Fund of such Lender or any Affiliate of such Lender that becomes bound by this Agreement by virtue of such a non-pro rata assignment shall, by becoming so bound, be deemed to have irrevocably appointed such Lender as such Person’s agent for purposes of signing any amendment, modification or termination of, or any waiver or consent under or in connection with this Agreement or any other Related Writing, and such Person shall have no right individually to approve any such amendment, modification, termination, waiver or consent. Each such Lender, by becoming bound by this Agreement, shall be deemed to have irrevocably accepted its appointment as agent for such purposes, and each Lender agrees to exercise all powers of such Lender in its capacity as agent of such Person in a manner that is consistent with the manner in which such Lender exercises its individual rights under this Agreement and the other Related Writings.

SECTION 11.4          NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to a Credit Party, mailed or delivered to such Credit Party, addressed to such Credit Party at the address specified on the signature pages of this Agreement, if to a Lender, mailed or delivered to it, addressed to the address of such Lender specified on the signature pages of this Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be given by overnight delivery or first class mail with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that all notices hereunder shall not be effective until received.

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SECTION 11.5          COSTS, EXPENSES AND TAXES. Each Credit Party agrees to pay on demand all documented Related Expenses and all other costs and expenses of Agent, including, but not limited to, (a) administration (including field examinations), travel and out of pocket expenses, including but not limited to reasonable attorneys’ fees and expenses, of Agent in connection with the preparation, negotiation and closing of the Loan Documents and Related Writings and the administration of the Loan Documents and Related Writings, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder; (b) extraordinary expenses of Agent in connection with the administration of the Loan Documents and Related Writings and the other instruments and documents to be delivered hereunder, (c) the reasonable fees and out of pocket expenses of special counsel for the Lenders, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto, (d) the hiring or retention (with the consultation of Borrowers during such times when no Event of Default exists) of any third party consultant deemed necessary by Agent and the Lenders to protect and preserve the Collateral, and (e) costs of settlement incurred by Agent after the occurrence of an Event of Default, including but not limited to (1) costs in enforcing any obligation or in foreclosing against the Collateral or other security or exercising or enforcing any other right or remedy available by reason of such Event of Default, (2) costs in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or in any insolvency or bankruptcy proceeding, (3) costs of commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to any Credit Party and related to or arising out of the transactions contemplated hereby or by any of the Loan Documents, (4) costs of taking any other action in or with respect to any suit or proceeding (whether in bankruptcy or otherwise) (other than a suit among the Lenders to which no Company is a party), (5) costs of protecting, preserving, collecting, leasing, selling, taking possession of, or liquidating any of the Collateral, (6) costs in connection with attempting to enforce or enforcing any lien on or security interest in any of the Collateral or any other rights under the Loan Documents, or (7) costs incurred in connection with meeting with any Credit Party to discuss such Event of Default and the course of action to be taken in connection therewith. In addition, each Credit Party shall pay reasonable attorneys’ fees and reasonable fees of other professionals, all lien search and title search fees, all title insurance premiums, all filing and recording fees, all reasonable travel expenses and any and all stamp and other similar taxes and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agrees to hold Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees unless such delay or omission is the result of the gross negligence or the willful misconduct of Agent or any Lender. All of the foregoing will be part of the obligations, payable within five (5) Business Days of demand (unless any of the foregoing are to be paid at closing), shall be accompanied by reasonably detailed invoices, and shall be secured by the Collateral and other security for the Secured Debt. The obligations described in this Section 11.5 will survive any termination of this Agreement or the restructuring of the financing arrangements.

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SECTION 11.6          INDEMNIFICATION. Each Credit Party agrees to defend, indemnify and hold harmless Agent and the Lenders (and their respective Affiliates, officers, directors, attorneys, agents and employees) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys’ fees) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent or any Lender in connection with any investigative, administrative or judicial proceeding (whether or not such Lender or Agent shall be designated a party thereto) or any other claim by any Person relating to or arising out of any Loan Document or any actual or proposed use of proceeds of the Loans or any of the Secured Debt, or any activities of any Company or any Obligor or any of their respective Affiliates; provided that neither any Lender nor Agent shall have the right to be indemnified under this Section for its own bad faith, gross negligence or willful misconduct. All obligations provided for in this Section 11.6 shall survive any termination of this Agreement. Notwithstanding anything to the contrary contained herein or in any Related Writing, neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to any Credit Party or any Company (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Secured Debt or as a result of any transaction contemplated under this Agreement or any Related Writing.

SECTION 11.7          OBLIGATIONS SEVERAL; NO FIDUCIARY OBLIGATIONS. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by Agent or the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity. No default by any Lender hereunder shall excuse the other Lenders from any obligation under this Agreement; but no Lender shall have or acquire any additional obligation of any kind by reason of such default. The relationship between the Credit Parties and the Lenders with respect to the Loan Documents and the Related Writings is and shall be solely that of debtor and creditors, respectively, and neither Agent nor any Lender has any fiduciary obligation toward any Credit Party with respect to any such documents or the transactions contemplated thereby.

SECTION 11.8         EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. The delivery of a facsimile or pdf or other electronic counterpart shall be effective as an original counterpart.

SECTION 11.9          BINDING EFFECT; ASSIGNMENT. This Agreement shall become effective when it shall have been executed by each Borrower, Agent and by each Lender and thereafter shall be binding upon and inure to the benefit of Borrowers, the Credit Parties, Agent and each of the Lenders and their respective successors and assigns, except that no Credit Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of Agent and all of the Lenders.

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SECTION 11.10          LENDER ASSIGNMENTS/PARTICIPATIONS.

(a)       No Lender may assign or, otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)       Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the applicable Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $3,000,000, unless each of Agent and, so long as no Event of Default has occurred and is continuing, Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned; provided, however, that no Lender shall be prohibited from assigning all or a portion of its rights and obligations among separate loan facilities on a non-pro rata basis to any Affiliate or Approved Fund of such Lender subject to the provisions of Section 11.3 hereof; (iii) any assignment of a Revolving Credit Commitment must be approved by Agent unless the Person that is the proposed assignee is itself a Lender with a Revolving Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to Agent an Assignment and Assumption, together with, unless such assignment is to a Lender or an Affiliate of a Lender, a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Article III and Sections 11.5, and 11.6 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

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(c)       Agent, acting solely for this purpose as an agent of Borrowers, shall maintain at its address set forth on the signature page to this Agreement a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrowers, Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)       Any Lender may at any time, without the consent of, or notice to, any Credit Party or Agent, sell participations to any Person (other than a natural Person or any Credit Party or any of Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Credit Parties, Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to any provision which requires the unanimous consent of Lender pursuant to Section 11.3 hereof. Subject to paragraph (e) of this Section, Borrowers agree that each Participant shall be entitled to the benefits of Article III and Sections 11.5 and 11.6 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.4 as though it were a Lender, provided such Participant agrees to be subject to Section 9.5 as though it were a Lender.

(e)       A Participant shall not be entitled to receive any greater payment under Article III or Section 11.5 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrowers’ prior written consent.

(f)       Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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(g)       Each Lender or assignee or Participant of a Lender that is not incorporated under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such bank is not a "shell" and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (1) on the Closing Date and (2) at such other times as are required under the USA Patriot Act.

SECTION 11.11         SUBSTITUTION OF LENDERS. In the event that (a) Borrowers receive a claim from any Lender for material compensation under Article III hereof at a time when (i) no Default or Event of Default exists hereunder, and (ii) no other Lender has demanded such compensation, (b) any Lender is a Defaulting Lender, or (c) in the event a Lender fails to consent to an amendment or waiver requested under Section 11.3 hereof at a time when Agent has approved such amendment or waiver (any such Lender referred to in clause (a), (b) or (c) above, an “Affected Lender”), Borrowers may require, at their expense, any such Affected Lender to assign, at par plus accrued interest and fees, without recourse, all of its interest, rights and obligations hereunder (including all its Commitments and the Loans and any other amounts at any time owing to it hereunder and under the other Loan Documents) to a Designated Lender; provided, however, that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other governmental authority, (ii) Borrowers shall have received the written consent of the Agent to such assignment (which such consent shall not be unreasonably withheld), (iii) Borrowers shall have paid to the Affected Lender all monies (together with amounts due such Affected Lender under Section 2.4 hereof as if the Loans owing to it were prepaid rather than assigned), and (iv) the assignment is entered into in accordance with the other requirements of Section 11.10 hereof (provided any assignment fees and reimbursable expenses due thereunder shall be paid by Borrowers). In the event that any Lender is a Defaulting Lender, such Lender shall not be entitled to vote and shall not be included in such calculation, and shall not be entitled to receive any fees otherwise payable to such Lender hereunder.

SECTION 11.12      SEVERABILITY OF PROVISIONS; CAPTIONS; ATTACHMENTS. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.

SECTION 11.13        INVESTMENT PURPOSE. Each of the Lenders represents and warrants to Borrowers that it is entering into this Agreement with the present intention of acquiring any Note issued pursuant hereto for investment purposes only and not for the purpose of distribution or resale, it being understood, however, that each Lender shall at all times retain full control over the disposition of its assets.

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SECTION 11.14        ENTIRE AGREEMENT. This Agreement, any Note and any other Loan Document or other agreement, document or instrument attached hereto or executed on or as of the Closing Date integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

SECTION 11.15         GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the laws of the State of Ohio and the respective rights and obligations of the Credit Parties and the Lenders shall be governed by Ohio law, without regard to principles of conflict of laws. Each Credit Party hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, the Secured Debt or any Related Writing, and each Credit Party hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Each Credit Party, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Each Credit Party agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

SECTION 11.16         LEGAL REPRESENTATION OF PARTIES. The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

SECTION 11.17         SURVIVAL OF REPRESENTATIONS. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

SECTION 11.18         SURVIVAL OF INDEMNITIES. All indemnities of Agent and the Lenders and other provisions relative to the reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans and Letters of Credit, including, but not limited to, Article III, Section 11.5 and 11.6 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment in full of the Secured Debt.

SECTION 11.19       PRESS RELEASES AND RELATED MATTERS. Each Credit Party hereby authorizes and consents to the publication by each Lender of customary advertising materials relating to the transactions contemplated by this Agreement and the other Loan Documents using such Credit Party’s name, product photographs, logos and/or trademarks. Each of Agent, each Lender, and each Credit Party agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of Agent, any Lender, any Credit Party or their respective Affiliates or referring to this Agreement or any of the other Loan Documents without the prior written consent of each such other Person unless (and only to the extent that) Agent, each Lender, such Credit Party or such Affiliate, as applicable, is required to do so under law and then, in any event, such Credit Party or such Affiliate will consult with such Person before issuing such press release or other public disclosure, provided that so long as there are no material changes in the form or substance of such press releases or public disclosure, such written consent will be deemed to cover multiple dates, publications or other dissemination of the information.

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SECTION 11.20         JOINT AND SEVERABILITY; BORROWING AGENCY. Each Borrower states and acknowledges that: (i) pursuant to this Agreement, Borrowers desire to utilize their borrowing potential on a consolidated basis to the same extent possible as if they were merged into a single corporate entity and that this Agreement reflects the establishment of credit facilities which would not otherwise be available to such Borrower if each Borrower were not jointly and severally liable for payment of the obligations; (ii) it has determined that it will benefit specifically and materially from the advances of credit contemplated by this Agreement; (iii) it is both a condition precedent to the obligations of Agent and the Lenders hereunder and a desire of Borrowers that each Borrower execute and deliver to Agent and the Lenders this Agreement; and (iv) Borrowers have requested and bargained for the structure and terms of and security for the advances contemplated by this Agreement.

Each Borrower shall be liable for all amounts due to Agent and the Lenders from any Borrower under this Agreement, regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans received by any Borrower or the manner in which Agent or the Lenders accounts for such Loans or other extensions of credit on its books and records (without limiting the foregoing, each Borrower shall be liable for the Loans made to each other Borrower). Each Borrower’s obligations with respect to Loans made to it, and each Borrower’s obligations arising as a result of the joint and several liability of such Borrower hereunder, with respect to Loans made to another Borrower hereunder, shall be separate and distinct obligations, but all such obligations shall be primary obligations of such Borrower.

Each Borrower’s obligations arising as a result of the joint and several liability of such Borrower hereunder with respect to Loans or other extensions of credit made to another Borrower hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the obligations of any other Borrower or of any promissory note or other document evidencing all or any part of the obligations of any other Borrower, (ii) the absence of any attempt to collect the obligations from any other Borrower, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by Agent or any Lender with respect to any provision of any instrument evidencing the obligations of any other Borrower, or any part thereof, or any other agreement now or hereafter executed by any other Borrower and delivered to Agent or any Lender, (iv) the failure by Agent or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the obligations of any other Borrower, (v) Agent or any Lender’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the United States Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the United States Bankruptcy Code, (vii) the disallowance of all or any portion of Agent or any Lender’s claim for the repayment of the obligations of any other Borrower under Section 502 of the United States Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any other Borrower. With respect to each Borrower’s obligations arising as a result of the joint and several liability of such Borrower hereunder with respect to Loans or other extensions of credit made to any Borrower hereunder, such Borrower waives, until the Secured Debt shall have been paid in full and this Agreement shall have been terminated, any right of subrogation, reimbursement, exoneration, indemnity, contribution or any remedy which such Borrower now has or may hereafter have against any other Borrower or any Obligor, and any benefit of, and any right to participate in, any security or collateral (including the Collateral) given to Agent or any Lender to secure payment of the Secured Debt or any other liability of any other Borrower to Agent or any Lender.

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Each Borrower agrees if such Borrower’s joint and several liability hereunder, or if any Liens securing such joint and several liability, would, but for the application of this sentence, be unenforceable under applicable law, such joint and several liability and each such Lien shall be valid and enforceable to the maximum extent that would not cause such joint and several liability or such Lien to be unenforceable under applicable law, and such joint and several liability and such Lien shall be deemed to have been automatically amended accordingly at all relevant times.

Upon the occurrence and during the continuance of any Event of Default, Agent and the Lenders may proceed directly and at once, without notice, against a Borrower to collect and recover the full amount, or any portion of the obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the obligations. Each Borrower consents and agrees that neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of such Borrower or against or in payment of any or all of the obligations.

Borrowers are obligated to repay the obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the obligations constituting Loans made to another Borrower hereunder or other obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and, be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s “Allocable Amount” (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (i) rendering such Borrower “insolvent” within the meaning of Section 101(31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (ii) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the United States Bankruptcy Code, Section 4 of the UFTA, or (iii) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the United States Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this Section shall be subordinate in right of payment to the prior payment in full of the obligations. The provisions of this Section shall, to the extent expressly inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

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Each of the Borrowers hereby appoints Borrowing Agent as its as its agent for all purposes relevant to this Agreement, including the requesting of Loans, the giving and receipt of notices and execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all of the Borrowers acting singly, shall be valid and effective if given or taken only by Borrowing Agent, whether or not any of the other Borrowers joins therein.

The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither Agent nor any Lender shall incur liability to Borrowers as a result thereof. To induce Agent and the Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and the Lenders and holds Agent and the Lenders harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section except due to willful misconduct or gross negligence of the Agent or any Lender.

SECTION 11.21          EXCLUDED SWAP OBLIGATIONS; KEEPWELL.

(a)       NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN ANY OTHER LOAN DOCUMENT, ANY EXCLUDED SWAP OBLIGATIONS SHALL BE EXCLUDED FROM (X) THE DEFINITION OF “SECURED DEBT”, “DEBT” OR “OTHER DEBT” (OR ANY EQUIVALENT DEFINITION) CONTAINED HEREIN OR IN ANY OTHER GUARANTY OF THE SECURED DEBT AND NO EXCLUDED SWAP OBLIGATIONS SHALL BE GUARANTEED PURSUANT TO ANY SUCH GUARANTEE AND (Y) THE DEFINITION OF “SECURED DEBT” OR “DEBT” (OR ANY EQUIVALENT DEFINITION) CONTAINED IN ANY LOAN DOCUMENT, AND NO LIEN GRANTED PURSUANT TO ANY LOAN DOCUMENT SHALL SECURE ANY EXCLUDED SWAP OBLIGATIONS.

(b)       Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.21 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.21, or otherwise under this Agreement, as it relates to such other Credit Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the payment in full of the Secured Debt, termination of the Commitments and expiration or cancellation of all Letters of Credit. Each Qualified ECP Guarantor intends that this Section 11.21 constitute, and this Section 11.21 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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SECTION 11.22          [RESERVED].

SECTION 11.23        JURY TRIAL WAIVER. BORROWERS, AGENT AND EACH OF THE LENDERS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT’S OR ANY LENDER’S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWERS, AGENT AND THE LENDERS, OR ANY THEREOF.

ARTICLE XII. GUARANTY

SECTION 12.1          GUARANTY. Each Credit Party hereby unconditionally guaranties the full and prompt payment and performance when due, whether by acceleration or otherwise, and at all times thereafter, of any and all present and future Secured Debt of any type or nature of any Credit Party to Agent and the Lenders arising under or related to this Agreement or any other Loan Document and/or any one or more of them, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, including interest on any of the foregoing whether accruing before or after any bankruptcy or insolvency case or proceeding involving any Credit Party or any other Person and, if interest on any portion of such obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, including such interest as would have accrued on any such portion of such obligations if such case or proceeding had not commenced, and further agrees to pay all expenses (including reasonable attorneys’ fees and legal expenses) paid or incurred by Agent in endeavoring to collect any of the foregoing, or any part thereof, and in enforcing the obligations of such Credit Party (collectively, the “Liabilities”).

Each Credit Party agrees that, in the event of the dissolution, bankruptcy or insolvency of any Credit Party, or the inability or failure of any Credit Party to pay debts as they become due, or an assignment by Borrowers for the benefit of creditors, or the commencement of any case or proceeding in respect of Borrowers under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, such Credit Party will pay to Agent, for the benefit of the Lenders, forthwith the full amount which would be payable hereunder by such Credit Party if all Liabilities were then due and payable.

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This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty of payment and performance (and not of collection), and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of any Credit Party).

SECTION 12.2          GUARANTORS’ OBLIGATIONS UNCONDITIONAL. The covenants and agreements of each Credit Party set forth in this Guaranty of Payment shall be primary obligations of such Credit Party, and such obligations shall be continuing, absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance by Credit Party with its obligations hereunder), whether based upon any claim that any Credit Party or any other Person may have against Agent, any Lender or any other Person or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not Borrowers or other Company shall have any knowledge or notice thereof) including, without limitation:

(a)       Any amendment, modification, addition, deletion, supplement or renewal to or of or other change in the Liabilities or this Agreement or the other Loan Documents or any related instrument or agreement, or any other instrument or agreement applicable thereto or to any of the parties to such agreements, or to any Collateral, or any furnishing or acceptance of additional security for, guaranty of or right of offset with respect to, any of the Liabilities; or the failure of any security or the failure of Agent or any Lender to perfect or insure any interest in any Collateral;

(b)       Any failure, omission or delay on the part of any Credit Party, Agent or any Lender to conform or comply with any term of any instrument or agreement referred to in subsection (a) above;

(c)       Any waiver, consent, extension, indulgence, compromise, release or other action or inaction under or in respect of any instrument, agreement, guaranty, right of offset or security referred to in subsection (a) above or any obligation or liability of any Credit Party, Agent or any Lender, or any exercise or non-exercise by Agent or any Lender of any right, remedy, power or privilege under or in respect of any such instrument, agreement, guaranty, right of offset or security or any such obligation or liability;

(d)       Any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to any Credit Party, Agent, any Lender or any other Person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

(e)       Any limitation on the liability or obligations of any Person under this Agreement and the other Loan Documents or any other related instrument or agreement, the Liabilities, any collateral security for the Liabilities, or any other guaranty of the Liabilities or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the foregoing, or any other agreement, instrument, guaranty or security referred to in subsection (a) above or any term of any thereof;

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(f)       Any merger or consolidation of Borrowers or any other Credit Party into or with any Person or any sale, lease or transfer of any of the assets of Borrowers or any other Credit Party to any other Person;

(g)       Any change in the ownership of any of the equity interests of any Borrower or any other Credit Party or any entity change in Borrowers or any other Credit Party; or

(h)       Any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing and any other circumstance that might otherwise constitute a legal or equitable defense or discharge of the liabilities of any Credit Party or surety or that might otherwise limit recourse against any Credit Party.

The obligations of each Credit Party set forth herein constitute the full recourse obligations of such Credit Party, enforceable against it to the full extent of all its assets and properties.

Without limiting the provisions of Section 12.1 hereof, each Credit Party waives any and all notice of the creation, renewal, extension or accrual of any of the Liabilities and notice of or proof of reliance by Agent and the Lenders upon this Guaranty of Payment or acceptance of this Guaranty of Payment, and the Liabilities, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty of Payment. Each Credit Party unconditionally waives, to the extent permitted by law: (a) acceptance of this Guaranty of Payment and proof of reliance by Agent and the Lenders hereon; (b) notice of any of the matters referred to in the foregoing subsections (a) through (h) hereof, or any right to consent or assent to any thereof; (c) all notices that may be required by statute, rule or law or otherwise, now or hereafter in effect, to preserve intact any rights against any Credit Party, including without limitation, any demand, presentment, protest, proof or notice of nonpayment under this Agreement or any other Loan Document or any related instrument or agreement; (d) any right to the enforcement, assertion or exercise against any Credit Party of any right, power, privilege or remedy conferred in this Agreement, any other Loan Document or any related instrument or agreement or otherwise; (e) any requirement of diligence on the part of any Person; (f) any requirement of Agent or any Lender to take any action whatsoever, to exhaust any remedies or to mitigate the damages resulting from a default under this Agreement, any other Loan Document or any related instrument or agreement; (g) any notice of any sale, transfer or other disposition by any Person of any right under, title to or interest in this Agreement, any other Loan Document or any related instrument or agreement relating thereto or any Collateral for the Liabilities; and (h) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against a Credit Party.

Without limiting the foregoing, each Credit Party hereby absolutely, unconditionally and irrevocably waives and agrees not to assert or take advantage of any defense based upon an election of remedies by Agent or any Lender, including an election to proceed by non-judicial rather than judicial foreclosure, which destroys or impairs any right of subrogation of such Credit Party or the right of such Credit Party to proceed against any Person for reimbursement or both.

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Each Credit Party agrees that this Guaranty of Payment shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Borrower or any other Credit Party is rescinded or must be otherwise restored by Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

SECTION 12.3           SUBORDINATION.

(a)       Subordination to Senior Obligations.

(i) Each Credit Party hereby covenants and agrees that, as provided herein, all indebtedness, intercompany charges and other sums owing and claims of any nature whatsoever owed to such Credit Party by any other Credit Party (“Intercompany Obligations”), the payment of the principal of and interest thereon and any lien or security interest therefor are hereby expressly made subordinate and subject in right of payment to this Agreement or the prior payment in full of: (A) all Secured Debt and all other obligations now or hereafter incurred by any of the Credit Parties under this Agreement or any of the other Loan Documents, (B) interest thereon (including, without limitation, any such interest accruing subsequent to the filing by or against any of the Credit Parties of any proceeding brought under Chapter 11 of the Bankruptcy Code, whether or not such interest is allowed as a claim pursuant to the provisions of such Chapter), and (C) all fees, expenses, indemnities and other amounts now or hereafter payable pursuant to or in connection with this Agreement and all other Loan Documents (collectively the “Senior Obligations”), and any lien on any property or asset securing the Senior Obligations.

(ii) No payment or prepayment of any Intercompany Obligations (whether of principal, interest or otherwise) shall be made by any Credit Party at any time prior to the indefeasible payment in full, in cash, of the Senior Obligations, provided that the Credit Parties may make payments (not prepayments) of Intercompany Obligations in the ordinary course of business to the extent that at the time of, and immediately after giving effect to, any such payment, no Default or Event of Default exists.

(b)       Payment Over of Proceeds Upon Bankruptcy. In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Credit Party or to its creditors as such, or to its properties or assets, or (ii) any liquidation, dissolution or other winding-up of any Credit Party, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of any Credit Party, then and in any such event the holders of Senior Obligations shall be entitled to receive payment in full of all amounts due on or in respect of Senior Obligations, in cash or in any other manner acceptable to the holders of Senior Obligations, before any Credit Party is entitled to receive any payment or distribution of any kind or character on account of principal of or interest on any Intercompany Obligations of such Credit Party, and to that end the holders of Senior Obligations shall be entitled to receive, for application to the payment thereof, any payment or distribution of assets of such Credit Party of any kind or character including, without limitation, securities that are subordinated in right of payment to all Senior Obligations to substantially the same extent as, or to a greater extent than, as provided in this Guaranty of Payment, that may be payable or deliverable in respect of this Guaranty of Payment in any such case, proceeding, dissolution, liquidation or other winding-up or event referred to in clauses (i) through (iii) above.

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(c)       Payments to be Held in Trust. In the event that a Credit Party shall receive any payment or distribution of assets of any Credit Party of any kind or character in respect of the Intercompany Obligations in contravention of the foregoing Subsection (b), then and in such event such payment or distribution shall be received and held by such Credit Party in trust for Agent, and shall be paid over and delivered forthwith to Agent, the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Credit Party in trust for the holders of the Senior Obligations, and for application to the payment of, all Senior Obligations remaining unpaid, to the extent necessary to pay all Senior Obligations in full, in cash or in any other manner acceptable to Agent, after giving effect to any concurrent payment or distribution to or for the Senior Obligations.

(d)       Legend. Each Credit Party hereby covenants to cause any instrument from time to time evidencing any Intercompany Obligations to have fixed upon it a legend which reads substantially as follows:

“This instrument is subject to the terms and conditions of that certain Credit and Security Agreement dated as of November 1, 2016, among the undersigned maker or maker(s), certain of their affiliates, the financial institutions which are now or which hereafter become a party thereto (each, a “Lender” and collectively, the “Lenders”), and KEYBANK NATIONAL ASSOCIATION, as agent for Lenders, which, among other things, contains provisions subordinating such maker’s or makers’ obligations to the holders of Senior Obligations (as defined in said Agreement), to which provisions the holder of this instrument, by acceptance hereof, agrees.”

(e)       No Disposition. No Credit Party will sell, assign, pledge, encumber or otherwise dispose of any of the Intercompany Obligations owed to it, provided that such Credit Party may forgive Intercompany Obligations or contribute Intercompany Obligations to a Credit Party.

SECTION 12.4          WAIVER OF SUBROGATION. Each Credit Party hereby irrevocably waives, solely for the benefit of Agent and the Lenders, until the indefeasible repayment in full of the Secured Debt, any claim or other rights which it may now or hereafter acquire that arise from the existence, payment, performance or enforcement of such Credit Party’s obligations under this Guaranty of Payment, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of Agent and the Lenders against any of the Credit Parties or any of their assets which Agent or any Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from any Credit Party, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Credit Party in violation of the preceding sentence and the Liabilities shall not have been indefeasibly paid in cash, such amount shall be deemed to have been paid to such Credit Party for the benefit of, and held in trust for, Agent and the Lenders, and shall forthwith be paid to Agent to be credited and applied pursuant to the terms of this Agreement. Each Credit Party acknowledges that it will receive substantial direct and indirect benefits form the financing arrangements contemplated by this Agreement and that the waiver set forth in this paragraph is knowingly made in contemplation of such benefits.

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SECTION 12.5           FRAUDULENT TRANSFER LIMITATION. If, in any action to enforce this Guaranty of Payment or any proceeding to allow or adjudicate a claim under this Guaranty of Payment, a court of competent jurisdiction determines that enforcement of this Guaranty of Payment against any Credit Party for the full amount of the Obligations is not lawful under, and would be subject to avoidance under, Section 548 of the Bankruptcy Code or any applicable provision of comparable state law, the liability of such Credit Party shall be limited to the maximum amount lawful and not subject to avoidance under such law.

SECTION 12.6         CONTRIBUTION AMONG GUARANTORS. The Credit Parties desire to allocate among themselves in a fair and equitable manner, their rights of contribution from each other when any payment is made by one of the Credit Parties under this Guaranty of Payment. Accordingly, if any payment is made by a Credit Party under this Guaranty of Payment (a “Funding Guarantor”) that exceeds its Fair Share, the Funding Guarantor shall be entitled to a contribution from each other Credit Party in the amount of such other Credit Party’s Fair Share Shortfall, so that all such contributions shall cause each Credit Party’s Aggregate Payments to equal its Fair Share. For these purposes:

(a)       “Fair Share” means, with respect to a Credit Party as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount of such Credit Party to (y) the aggregate Adjusted Maximum Amounts of all Credit Parties, multiplied by (ii) the aggregate amount paid on or before such date by all Funding Guarantors under this Guaranty of Payment.

(b)       “Fair Share Shortfall” means with respect to a Credit Party as of any date of determination, the excess, if any, of the Fair Share of such Credit Party over the Aggregate Payments of such Credit Party.

(c)       “Adjusted Maximum Amount” means with respect to a Credit Party as of any date of determination, the maximum aggregate amount of the liability of such Credit Party under this Guaranty of Payment, limited to the extent required under Section 12.5 (except that, for purposes solely of this calculation, any assets or liabilities arising by virtue of any rights to or obligations of contribution under this Section 12.6 shall not be counted as assets or liabilities of such Credit Party).

(d)       “Aggregate Payments” means, with respect to a Credit Party as of any date of determination, the aggregate net amount of all payments made on or before such date by such Credit Party under this Guaranty of Payment (including, without limitation, under this Section 12.6).

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The amounts payable as contributions hereunder shall be determined by the Funding Guarantor as of the date on which the related payment or distribution is made by the Funding Guarantor, and such determination shall be binding on the other Credit Parties absent manifest or demonstrable error. The allocation and right of contribution among the Credit Parties set forth in this Section 12.6 shall not be construed to limit in any way the liability of any Credit Party under this Guaranty.

SECTION 12.7          FUTURE GUARANTORS. Any other Person who may hereafter become a Subsidiary of any Credit Party (other than any Foreign Person) may and shall become bound by the terms and conditions hereof by executing and delivering an joinder and assumption agreement in accordance with the terms of Section 5.22 hereof.

SECTION 12.8          JOINT AND SEVERAL OBLIGATION. This Guaranty of Payment and all liabilities of each Credit Party hereunder shall be the joint and several obligation of each Credit Party and may be freely enforced against each Credit Party, for the full amount of the Liabilities (subject to Section 12.5), without regard to whether enforcement is sought or available against any other Credit Party.

SECTION 12.9          NO WAIVER. No delay in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof, or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty of Payment be binding upon Agent and the Lenders except as expressly set forth in a writing duly signed and delivered on their behalf.

[The remainder of this page is intentionally left blank.]

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Each of the parties has signed this Agreement as of the day and year first above written.

BORROWERS:
Address:	c/o Lorraine Capital, LLC	B.R. JOHNSON, LLC
591 Delaware Avenue
Buffalo, New York 14202
Attention: Richard Gioia, Member
		By:	/s/ Justin M. Reich
	and	Name: Justin M. Reich
Title: Manager
c/o Regional Brands Inc.
6060 Parkland Boulevard
Cleveland, Ohio 44124
Attention: Brian Hopkins

With a copy to:

Brian J. Bocketti, Esq.
Lippes Mathias Wexler Friedman LLP
50 Fountain Plaza, Suite 1700
Buffalo, New York 14202

and

Michael R. Neidell, Esq.
Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019

[Signature Page to Credit and Security Agreement]

AGENT AND THE LENDERS:
Address:	250 Delaware Avenue	KEYBANK NATIONAL ASSOCIATION,
	Suite 600	as Agent and as a Lender
Buffalo, NY 14202
	Attention: Michael McMahon	By:	/s/ Michael P. McMahon
	Name:	Michael P. McMahon
Title: Senior Vice President
With a copy to:

Ross J. Kirchick, Esq.
Benesch Friedlander Coplan & Aronoff LLP
200 Public Square, Suite 2300
Cleveland, OH 44114-2378

[Continuation of Signature Page to Credit and Security Agreement]

SCHEDULE 1

LENDING INSTITUTIONS	REVOLVING CREDIT COMMITMENT PERCENTAGE	REVOLVING CREDIT COMMITMENT	MAXIMUM AMOUNT
KeyBank National Association	100%	$6,000,000	$6,000,000

Total Commitment Amount	100%	$6,000,000	$6,000,000

EXHIBIT A

REVOLVING CREDIT NOTE

$_________	Cleveland, Ohio
[__], 2016

FOR VALUE RECEIVED, the undersigned, B.R. JOHNSON, LLC, a Delaware limited liability company (“BRJ”), each other Person which may be added as a “Borrower” hereto, subsequent to the date hereof (collectively, together with BRJ, the “Borrowers”, and each individually, a “Borrower”), jointly and severally promise to pay, on DEMAND, to the order of _________ (“Lender”) at the office of KEYBANK NATIONAL ASSOCIATION, as Agent, 250 Delaware Avenue, Suite 600, Buffalo, NY 14202, the principal sum of

_____________________AND 00/100 DOLLARS

or the aggregate unpaid principal amount of all Revolving Loans made by Lender to Borrowers pursuant to Section 2.1 of the Credit Agreement, whichever is less, in lawful money of the United States of America. As used herein, “Credit Agreement” means the Credit and Security Agreement dated as of even date herewith, among Borrowers, certain other Credit Parties from time to time party thereto, the lenders named therein and KeyBank National Association, as Agent, as the same may from time to time be amended, restated or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

Borrowers also promise to pay interest on the unpaid principal amount of each Revolving Loan from time to time outstanding, from the date of such Revolving Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of Section 2.1 of the Credit Agreement. Such interest shall be payable on each date provided for in such Section 2.1; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

The portions of the principal sum hereof from time to time representing Revolving Loans, and payments of principal of any thereof, shall be shown on the records of Lender by such method as Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrowers’ obligations under this Revolving Credit Note (this “Note”).

If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or demand or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds. In the event of a failure to pay interest or principal, when the same becomes due after giving effect to any applicable grace or cure period, Lender may collect and Borrowers agree to pay a late charge of an amount equal to the greater of $50 or 5% of the amount of such late payment.

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This Note is one of the Revolving Credit Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder to declare this Note due, and other terms and conditions upon which this Note is issued.

Except as expressly provided in the Credit Agreement, each Borrower expressly waives presentment, demand, protest and notice of any kind.

EACH OF THE UNDERSIGNED WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS NOTE, THE CREDIT AND SECURITY AGREEMENT OR ANY OTHER NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT’S OR ANY LENDER’S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWERS, AGENT AND THE LENDERS, OR ANY THEREOF.

[The remainder of this page is intentionally left blank.]

A-2

IN WITNESS WHEREOF, the undersigned have executed this Revolving Credit Note as of the date and year first written above.

B.R. JOHNSON, LLC

By:
Name:
Title:

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EXHIBIT B

NOTICE OF LOAN

[Date]_______________________, 20____

KeyBank National Association

250 Delaware Avenue , Suite 600

Buffalo, NY 14202

Attention:_______________

Ladies and Gentlemen:

The undersigned, B.R. JOHNSON, LLC, refers to the Credit and Security Agreement, dated as of November 1, 2016 (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, certain other Credit Parties (as defined in the Credit Agreement) from time to time party thereto, the Lenders (as defined in the Credit Agreement), and KEYBANK NATIONAL ASSOCIATION, as Agent, and hereby gives you notice, pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby requests a Loan under the Credit Agreement, and in connection therewith sets forth below the information relating to the Loan (the “Proposed Loan”) as required by Section 2.2 of the Credit Agreement:

(a)	The Proposed Loan is a Revolving Loan.
(b)	The Business Day of the Proposed Loan is __________, 20__.
(c)	The amount of the Proposed Loan is $_______________.
(d)	The Proposed Loan is to be a Base Rate Loan ____ /Overnight LIBOR Loan ___/ Eurodollar Loan ___. (Check one.)
(e)	If the Proposed Loan is a Eurodollar Loan, the Interest Period requested is one month ___, two months ___, three months ___. (Check one.)

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Loan:

(i)       the representations and warranties contained in each Loan Document are correct in all material respects to the extent not otherwise qualified by a materiality concept, before and after giving effect to the Proposed Loan and the application of the proceeds therefrom, as though made on and as of such date (except to the extent any representation or warranty is stated to relate solely to an earlier date);

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(ii)       no event has occurred and is continuing, or would result from such Proposed Loan, or the application of proceeds therefrom, that constitutes a Default or Event of Default; and

(iii)       the conditions set forth in Section 2.2 and Article IV of the Credit Agreement have been satisfied.

Very truly yours,

B.R. JOHNSON, LLC

By:
Print Name:
Title:

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EXHIBIT C

COMPLIANCE CERTIFICATE

For Fiscal Quarter ended __________________

THE UNDERSIGNED HEREBY CERTIFY THAT:

(1)       We are the duly elected President and Chief Financial Officer of B.R. JOHNSON, LLC, a Delaware limited liability company (together with its successors and assigns, the “Borrowing Agent”), which is delivering this Compliance Certificate on its own behalf and on behalf of each other Person which has been added a “Borrower” to the Credit Agreement (collectively, “Borrowers”, and each individually, a “Borrower”), in its capacity as Borrowing Agent for the Borrowers under the Credit Agreement (as hereinafter defined);

(2)       We are familiar with the terms of that certain Credit and Security Agreement, dated as of November 1, 2016, among the undersigned, certain other Credit Parties (as defined in the Credit Agreement) from time to time party thereto, the Lenders (as defined in the Credit Agreement), and KEYBANK NATIONAL ASSOCIATION, as Agent (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”, the terms defined therein and not otherwise defined in this Certificate being used herein as therein defined), and the terms of the other Loan Documents, and we have made, or have caused to be made under our supervision, a review in reasonable detail of the transactions and condition of Borrowers and its Subsidiaries during the accounting period covered by the attached financial statements;

(3)       The review described in paragraph (2) above did not disclose, and we have no knowledge of, the existence of any condition or event that constitutes or constituted a Default or Event of Default, at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate;

(4)       The representations and warranties made by Borrowers contained in each Loan Document are true and correct in all material respects to the extent not otherwise qualified by a materiality concept as though made on and as of the date hereof (except to the extent any representation or warranty is stated to relate solely to an earlier date); and

(5)       Set forth on Attachment I hereto are calculations of the financial covenants set forth in Sections 5.7 of the Credit Agreement, which calculations show compliance with the terms thereof.

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IN WITNESS WHEREOF, we have signed this certificate the _______ day of ____________________, 20____.

B.R. JOHNSON, LLC

By:
Title:

And by:
Title:

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EXHIBIT D

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between _________________________ (the “Assignor”) and ___________________________ (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in that certain Credit and Security Agreement (as more fully described below and as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The standard terms and conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Documents or Related Writings or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	and is an Affiliate/Approved Fund of [identify Lender]

3.	Borrowers(s):

4.	Agent: [_____________], as the administrative agent under the Credit Agreement

5.	Credit Agreement:	[The [amount] Credit Agreement dated as of ___________ among [name of Borrowers(s)], the Lenders parties thereto, KeyBank National Association, as Agent, and the other agents parties thereto]

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6.       Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans [to 9 decimals]
	$	$	%
	$	$	%
	$	$	%

[7.	Trade Date:	__________________] [USE ONLY IF THE ASSIGNOR AND THE ASSIGNEE INTEND THAT THE MINIMUM ASSIGNMENT AMOUNT IS TO BE DETERMINED AS OF THE TRADE DATE]

Effective Date: _______ __, 20___		[TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

D-2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

By:
Title:

ASSIGNEE

By:
Title:

[Consented to and – add if Agent consent
required] Accepted:

[_________________], as Agent

By:
Title:

[Consented to:] [ADD ONLY IF CONSENT
REQUIRED PURSUANT TO CREDIT
AGREEMENT]

BORROWERS:

[_________________]

By:
Title:

[_________________]

By:
Title:

D-3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.       Representations and Warranties.

1.1       Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or Related Writing, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of its Subsidiaries of Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2       Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.3 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and (v) if it is a Foreign Person, attached to the Assignment and Assumption is any documentation required to be delivered by it (or by any Foreign Person that is a Participant) pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.       Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued [to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date or prior to, on or after the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payment or with respect to the making of this assignment directly between themselves.] [CHOOSE OPTION BASED ON AGENT’S SYSTEM]

D-4

3.       General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of [Ohio].

D-5